As filed with the Securities and Exchange Commission on April 2, 2007

Registration No. 333-108426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7
TO FORM S-11
FOR REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

C/O BOSTON CAPITAL CORPORATION
ONE BOSTON PLACE, SUITE 2100
BOSTON, MA 02108-4406
TELEPHONE (617) 624-8900

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

JEFFREY H. GOLDSTEIN, PRESIDENT
BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
C/O BOSTON CAPITAL CORPORATION
ONE BOSTON PLACE, SUITE 2100
BOSTON, MA 02108-4406
TELEPHONE (617) 624-8900

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

WITH A COPY TO:
GILBERT G. MENNA, ESQ.
SUZANNE D. LECAROZ, ESQ.
GOODWIN PROCTER LLP
EXCHANGE PLACE, 53 STATE STREET
BOSTON, MA 02109
(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

Boston Capital Real Estate Investment Trust, Inc. is a Maryland corporation. This is our initial public offering. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the tax year ended December 31, 2005. We invest in residential apartment communities.

Up to 92,500,000 of our common shares are being offered on a best efforts basis at $10.00 per share to investors who meet our suitability standards. You must purchase at least 100 shares for $1,000. Up to an additional 12,500,000 shares are being offered pursuant to our distribution reinvestment plan at $9.50 per share. As of March 1, 2007, we have sold approximately 4,678,020 shares of common stock in this offering generating approximately $46,780,197 in gross offering proceeds. We have also sold approximately 35,776 shares of common stock through our distribution reinvestment plan generating approximately $357,755 in gross proceeds. This offering will end no later than July 1, 2007 (unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted by applicable law). The dealer-manager, Boston Capital Securities, Inc., is our affiliate.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$925,000,000	$64,750,000	$18,500,000	$841,750,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$0.20	$9.30
Total Maximum	$118,750,000	$0	$2,500,000	$116,250,000

Our shares are being offered to investors who meet our suitability standards on a best efforts basis. The dealer-manager is required to use only its best efforts to sell the maximum number of 92,500,000 shares offered, which does not include the 12,500,000 shares offered pursuant to our distribution reinvestment plan. The 12,500,000 shares offered pursuant to our distribution reinvestment plan are offered initially at $9.50 per share. We expect to invest approximately 84.55% of the gross offering proceeds in apartment communities. We will pay an additional approximately 5.45% of the gross offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering and acquisition-related expenses incurred on our behalf. The offering of shares will terminate no later than

July 1, 2007 (unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted by applicable law). We reserve the right to terminate this offering at any time prior to such termination date.

Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 45 of this prospectus. Material risks are:

•  We will rely on Boston Capital REIT Advisors, LLC, our advisor and an affiliate of our company, to select properties and conduct our operations. Our advisor has no previous experience operating a REIT. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and will not spend their full time on our affairs. We have no ownership interest in our advisor.

•  Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

•  We may incur substantial debt. Loans we obtain in the future may be secured by some of our properties, which would put those properties at risk of forfeiture if we were unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls. Principal and interest payments on these future loans would reduce the amount of money available to pay distributions to our investors. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders.

•  We have made an election to be treated as a REIT under the Internal Revenue Code beginning with the tax year ended December 31, 2005, and we believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Internal Revenue Code. No assurances, however, can be given that we have qualified as a REIT or that we will operate in a manner that we will qualify as a REIT for any particular year. If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution to stockholders.

•  No public market exists for shares of our common stock. Your shares will not be listed on a national securities exchange or market. Therefore, it will be difficult to sell your shares promptly, and if you are able to sell your shares, the sale price may reflect a loss from the price you paid.

•  In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

•  We anticipate that in the future we will acquire interests in additional communities, all of which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in the offering.

•  We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional approximately 5.45% of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering and acquisition-related expenses incurred on our behalf. We will invest approximately 84.55% of the offering proceeds in apartment communities (or to retire debt used to acquire apartment communities or refinancings of such debt). Under the terms of our credit agreement with Wachovia Bank, National Association, we are obligated to utilize all net proceeds from this offering to repay our initial borrowings under this line of credit after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. We will not have as much of the offering proceeds to invest in communities as a result of these payments, which may inhibit our efforts to achieve our investment objectives.

•  We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our current line of credit, will have less funds available to pay our current line of credit. Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

•  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular apartment community. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•  To ensure that we continue to qualify as a REIT, our charter contains a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

•  You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These are speculative securities. You should purchase these securities only if you can afford the complete loss of your investment.

No one is authorized to make any statement about this offering different than those that appear in this prospectus. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

The date of this prospectus is ______, 2007.

INVESTOR SUITABILITY STANDARDS

General

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders. These suitability standards require that a purchaser of shares has either:

•  a net worth of at least $150,000; or

•  a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles. The minimum purchase is 100 shares ($1,000), except in certain states as described below. Purchases in amounts above the $1,000 minimum and all subsequent purchases may be made in whole or fractional shares, again subject to the limitations described below for certain states. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $10.00 or one whole share. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee—Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (i) a net worth of at least $200,000 or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

Ohio—Investors must also have either (i) a net worth of at least $250,000 or (ii) taxable income of $70,000 and a net worth of at least $70,000.

New Hampshire—Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

Kansas—Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

Restrictions Imposed by the Patriot and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor." "Unacceptable investor" means any person who is a:

•  person or entity who is a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization" or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•  person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•  person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

TABLE OF CONTENTS

Page
Special Note Regarding Forward-Looking Statements	15

Prospectus Summary	16

Risk Factors	45

Risks Related to Our Properties and Our Business	45

We may incur substantial debt. Borrowing creates risks that the offering proceeds may be insufficient to pay or our cash flow may be insufficient to meet our debt obligations	45

Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations.	45

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders	46

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders	46

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	47

Adverse economic conditions and competition may impede our ability to renew leases or re-lease units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results	47

Our financial covenants may restrict our operating activities, which may harm our financial condition and operating results	48

Our working capital reserves may not be adequate to cover all of our cash needs, in which case we will have to obtain financing from other sources	49

Our advisor may not be successful in identifying suitable additional acquisitions that meet our criteria	49

We face competition for the acquisition of apartment communities, which may impede our ability to make future acquisitions or may increase the cost of acquisitions	49

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property	50

Rising operating expenses could reduce our cash flow and funds available for future distributions	50

Renovation of properties may result in increased costs and loss of income during the renovation period	50

Development and construction of properties may result in delays and increased costs and risks	51

Discovery of previously undetected environmentally hazardous conditions and physical defects may adversely affect our operating results	51

Our apartment communities may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem	52

We may face conflicts with sellers, partners and joint venturers	52

Page
The liquidation of our assets may be delayed	53

We expect to make distributions that include a return of capital	54

Uninsured losses or high premiums for insurance coverage relating to our Jacksonville apartment communities could adversely affect our operating results, our cash flow and our ability to authorize distributions to our stockholders	54

Risks Related to Our Organization and Structure	55

The board of directors can take many actions without stockholder approval	55

Our organizational documents contain provisions which may discourage a takeover of our company and depress our stock price	55

Our business will be harmed if we cannot engage and retain the services of reputable and reliable managers for our properties	57

Our rights and the rights of our stockholders to take action against our directors and officers are limited	57

Mortgage debt obligations expose us to increased risk of loss of property, which could harm our financial condition	57

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition	58

If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose invested capital and anticipated profits	58

Your interest in our company may be diluted if we issue additional shares and your distributions may be affected	58

Risks Related to this Offering	59

We are dependent on our advisor and the property managers	59

We have a limited operating history	60

Payment of fees to our advisor and its affiliates were not determined in arm's length negotiations and will reduce cash available for investment and distribution	60

Debt service payments and restrictive covenants in credit agreements may prevent or delay our ability to invest in new communities	60

We may not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders	60

We have experienced net losses since our inception	60

We are dependent on the dealer-manager	61

Stockholders may not be able to liquidate their investment promptly at a reasonable price	61

You cannot evaluate all of the properties we may own	61

Limited diversification increases risk of loss	62

Our management and that of our advisor have little experience investing in market rate apartment communities and no experience operating a REIT	62

Page
You are limited in your ability to sell your shares pursuant to our share redemption program	63

An independent underwriter will not make an independent investigation of our company or the prospectus which are customarily performed in underwritten offerings	63

There has been no public market for our common stock	63

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	64

Our capital raising ability is principally reliant on one selected dealer	64

Your subscription payment is irrevocable	65

Conflicts of Interest Risks	65

There are certain relationships between our company and other entities providing services to us	65

The directors may determine in the future that it may be in the best interest of our company to become completely or partially self-administered	66

We will experience competition for properties	66

There will be competing demands on our officers and directors	66

The timing of acquisitions and sales may favor our advisor	66

We may invest with affiliates of our advisor	67

There is no separate counsel for our company, our affiliates and stockholders	67

We currently intend to convert to an UPREIT structure	67

Tax and Employee Benefit Plan Risks	68

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution	68

Because we acquired properties prior to qualification as a REIT, we may face certain tax consequences	68

Even REITs are subject to federal and state income taxes	69

An investment in our common stock may not be suitable for every employee benefit plan	70

Following the consummation of the UPREIT restructuring, if our operating partnership fails to maintain its status as a partnership, its income may be subject to tax, which would reduce our cash available for distribution to our stockholders	70

Investor Suitability Standards	71

Estimated Use of Proceeds	73

Distribution Policy	77

Business and Properties	79

Overview	79

Property Selection Process	79

Properties	81

Jacksonville Florida Communities	87

Portland, Oregon and Salt Lake City, Utah Communities	96

Seattle Washington Communities	107

You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in "Prospectus Summary," "Risk Factors," "Distribution Policy," "Business and Properties," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page 45. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary highlights the material information contained elsewhere in this prospectus. This section may not contain all of the information that is important to your decision whether to invest in our common stock. You should read the entire prospectus, including "Risk Factors" and the financial statements, before making a decision to invest in our common stock. In this prospectus, unless the context indicates otherwise, references to "we," "our," "us," "our company," "the company" or "Boston Capital REIT" refer to Boston Capital Real Estate Investment Trust, Inc. References to the dealer-manager refer to our affiliate, Boston Capital Securities, Inc. References to "our advisor" refer to our affiliate, Boston Capital REIT Advisors, LLC. References to "our initial ten communities" refer to our apartment communities in Jacksonville, Florida, Portland, Oregon, Seattle, Washington and Salt Lake City, Utah. References to our Plano community refer to the Broadstone Preston at Willow Bend apartments located in Plano, Texas. References to "our former line of credit" refers to an initial $60,000,000 loan agreement with BCP Funding LLC, our affiliate and an affiliate of our advisor pursuant to which we borrowed $56,596,665 to acquire interests in our initial ten communities. These amounts, including interest, were subsequently repaid on December 7, 2006. References to "our current line of credit" refer to a revolving credit facility of up to $45,000,000 through Wachovia Bank, National Association that we entered into on December 6, 2006.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

We were formed in Maryland on May 2, 2003, and commenced operations on May 15, 2003. We have made an election to be treated as a REIT under the Internal Revenue Code beginning with the tax year ended December 31, 2005. Our objective is to generate stable and increasing cash flow and asset value by managing apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired eleven apartment communities consisting of 3,098 units and comprising approximately 2,173,000 square feet located in Jacksonville, Florida, Portland, Oregon, Seattle, Washington, Salt Lake City, Utah and Plano, Texas. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a limited liability company or other entity wholly owned by us. The apartment communities themselves are owned by subsidiaries of limited liability companies in which our subsidiary-owner companies own the equity interest and in which unaffiliated third parties have a subordinated economic interest. All of the communities that we have acquired interests in to date are encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering. After we have repaid or refinanced the initial borrowing of approximately $41 million under our current line of credit with Wachovia Bank, National Association, we intend to acquire interests in additional communities, which you may not have the opportunity to evaluate prior to purchasing shares in this offering. Accordingly, this offering is termed an unspecified property or "blind pool" offering. Please refer to the "Business and Properties" section of this prospectus for a description of the investments we have made and the various related loans we have outstanding, including our initial borrowing under our current line of credit.

This is our initial offering of shares of our common stock. Until subscriptions aggregating at least $2,500,000 were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with Boston Private Bank and Trust Company. On June 29, 2006, having exceeded this "minimum offering" condition, we had an initial closing of this offering and admitted our initial subscribers as stockholders. When this offering commenced, we offered 100,000,000 shares of our common stock under the primary offering and an additional 5,000,000 shares of our common stock under our distribution reinvestment plan. Subsequently, we reallocated 7,500,000 shares of common stock being offered between the primary offering and the distribution reinvestment plan. Accordingly, we are currently offering 92,500,000 shares of our common stock at a purchase price of $10.00 per share and an additional 12,500,000 shares at $9.50 per share under our distribution reinvestment plan. We are offering these shares pursuant to a registration statement on Form S-11, which was initially declared effective by the Securities and Exchange Commission on June 22, 2005. Since the commencement of this offering, we have accepted investors' subscriptions received through March 1, 2007, and issued approximately 4,678,020 shares of our common stock to stockholders, with gross proceeds of approximately $46,780,197 distributed to us. In addition, we issued approximately 35,776 shares pursuant to our distribution reinvestment program with gross proceeds of approximately $357,755 distributed to us.

We maintain our principal office at One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. All mailings to that address should be labeled "c/o Boston Capital Corporation." Our telephone number is (617) 624-8900. We have established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

UPREIT Restructuring

In February 2007, our board of directors approved a plan to restructure the manner in which we hold our assets, by converting to what is commonly referred to as an umbrella partnership REIT, or UPREIT, structure. To effect the UPREIT restructuring, we plan to form a new directly and indirectly wholly-owned partnership, which we refer to as our operating partnership, which following the restructuring, will hold substantially all of our assets and liabilities, including the assumption of the obligations under our current line of credit. After the consummation of the UPREIT restructuring, we anticipate that we will own, either directly or indirectly, all of the general partnership interests and limited partnership interests of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of apartment communities. Following the UPREIT restructuring, substantially all of our business will be conducted through the operating partnership and our primary asset will be our interests in the operating partnership.

The UPREIT restructuring is contingent on our ability to secure consents from third party lenders and others with whom we have contractual relationships. Although we believe that we will be able to obtain all necessary consents and approvals for the UPREIT restructuring, the grant of those consents and approvals is not in our control and therefore there can be no assurance that the UPREIT restructuring will be completed.

Our Advisor

Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is entirely responsible for managing our affairs on a day-to-day basis and for identifying and making, subject to the approval of our board of directors, acquisitions on our behalf. Our company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.

Our Management

Our board of directors or a committee thereof must approve each acquisition proposed by our advisor, as well as certain other matters set forth in our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. John P. Manning, who is one of our directors, our Chairman and our CEO, was responsible for our formation and commencement of business.

The Offering

We are offering up to 92,500,000 shares of our common stock at $10.00 per share to investors who meet our suitability standards. The price of the shares was established at $10.00 per share by our board of directors after consultation with the dealer-manager based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. The price of the shares does not necessarily reflect the value of the communities we have purchased or may purchase in the future. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. We are also offering up to 12,500,000 shares pursuant to our distribution reinvestment plan at $9.50 per share. As of March 1, 2007, we have sold approximately 4,678,020 shares of common stock in this offering, generating approximately $46,780,197 in gross offering proceeds. We also have sold approximately 35,776 shares of common stock through our distribution reinvestment plan generating approximately $357,755 in gross proceeds.

This offering will terminate no later than July 1, 2007 (unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted by applicable law). We may terminate this offering at any time prior to that date. We will admit stockholders to our company, and release investor funds from escrow, as soon as practicable. Subscriptions may not be withdrawn by purchasers. Interest will only be earned by investors on subscription proceeds held in escrow longer than twenty (20) calendar days. Any interest earned on subscription proceeds held in escrow less than such period will be paid to us and we will use such amounts for working capital. All interest distributions, if due, will be made within 75 days of the end of the fiscal quarter following the relevant closing date. The current interest rate is 3.75%, but the rate can adjust similar to a bank passbook savings rate. The dealer-manager will not purchase any of our shares.

After we have raised the amounts necessary to repay the initial borrowing under our current line of credit, or we have refinanced amounts outstanding under our current line of credit, we plan to acquire interests in additional communities, which you may not have the opportunity to evaluate prior to purchasing shares in this offering. Accordingly, this offering is termed an unspecified property or "blind pool" offering. See "Business and Properties—Line of Credit" in this prospectus for more information on our current line of credit.

Risk Factors

You should carefully consider the matters discussed in the section "Risk Factors" beginning on page 45 prior to deciding whether to invest in our common stock. Some of these risks include:

•  You must rely on our advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. Our officers and directors (apart from two of our independent directors) and those of our advisor have no previous experience operating a REIT, which could adversely affect our business. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and may not spend their full time on our affairs. We have no ownership interest in our advisor.

•  Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

•  Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC was formed and controlled by John P. Manning, our Chairman and CEO, to acquire the Seattle communities from Goodman Financial Services, an unaffiliated entity.

•  Our advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.

•  We have a credit agreement with Wachovia Bank, National Association under which we have made an initial borrowing of approximately $41 million, which was used to pay off a portion of our former line of credit in December 2006. This is an unsecured credit facility. The credit agreement contains operating and financial restrictions and covenants including financial covenants that require us to meet aggregate debt (which includes property level mortgage debt) to real estate value ratios, as well as debt service coverage ratios, and restrictions on our ability to pay distributions to our stockholders. The operating and financial restrictions and covenants in our credit agreement, as well as any future financing agreements that we may enter into, may restrict our ability to acquire additional communities, finance our operations or fully pursue our business strategies. A breach of these covenants could result in a default under the credit facility, which could cause all of the outstanding indebtedness under the credit facility to become immediately due and payable and terminate all commitments to extend further credit.

•  Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders. We cannot assure you that we will be able to meet our debt service obligations, including interest costs, which may be substantial. If we are unable to meet our debt service obligations, we may lose our investment in any community that secures indebtedness on which we have defaulted. If we cross-collateralize our communities, we may lose our investment in a good-performing community cross-collateralized with a poor-performing community.

•  We may incur substantial debt. Loans we obtain in the future may be secured by some of our properties, which would put those properties at risk of forfeiture if we were unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls. Principal and interest payments on these future loans would reduce the amount of money available to pay distributions to our investors. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders.

•  Your shares will not be listed on a national securities exchange or market. Unless and until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount from the proportionate value of real estate we own.

•  In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

•  We have experienced net losses since our inception. We expect that we will continue to experience net losses until we repay the amounts outstanding under our current line of credit.

•  The specific investments in apartment communities described in this prospectus represent approximately 8.7% of the maximum offering amount or approximately $80,890,183. We anticipate that in the future, we will acquire interests in additional communities, all of which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in the offering. However, the amount of proceeds available to invest in additional communities is restricted under the terms of our credit agreement with Wachovia Bank, National Association. We are obligated under our credit agreement to utilize all net proceeds from this common stock offering to repay any amounts outstanding under our unsecured credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor.

•  The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $925,000,000. Limited diversification will increase the potential adverse effect on us of an underperforming property.

•  We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional 5.45% of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering-and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest approximately 84.55% of the offering proceeds in apartment communities (or to retire debt used to acquire apartment communities or refinancings of such debt). The broker-dealers, dealer-manager and affiliates will be paid and will retain these fees regardless of the investment performance of the apartment communities.

•  Our board of directors has significant flexibility regarding our operations. For example, our board has the ability to change investment objectives and policies, to issue additional shares and dilute stockholders' equity interests as well as to issue preferred stock with rights senior to our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Our board also has the ability to change the compensation of our advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.

•  If the communities we own do not yield the returns we expect, we will have less income with which to pay distributions to our stockholders.

•  Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

•  Our charter documents contain several anti-takeover provisions and, to ensure that we continue to qualify as a REIT, our charter contains a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

•  We have made an election to be treated as a REIT under the Internal Revenue Code beginning with the tax year ended December 31, 2005, and we believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Internal Revenue Code. No assurances, however, can be given that we have qualified as a REIT or that we will operate in a manner that we will qualify as a REIT for any particular year. If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution to stockholders.

•  Some of the properties that we own and in which we intend to invest in are communities that our advisor believes are undervalued mainly because of deferred maintenance or renovations that the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.

•  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in an apartment community. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•  We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our current line of credit, we will have less funds available to pay our current line of credit. Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement).We may use various non-operational sources of cash in order to meet the distribution requirements that are necessary to achieve and maintain REIT status. For example, we could borrow funds on a short-term basis. We could also sell additional shares of stock or some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions.

•  Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities.

•  None of our tax losses will be passed through to you.

•  You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

Description of Investments and Borrowing

We invest in residential apartment communities. Our objective is to generate stable and increasing cash flow and asset value by managing apartment communities in the United States. There is no assurance we will meet our objective. Please refer to the "Business and Properties" section of this prospectus for a description of the investments we have made and the various related loans we have outstanding.

Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). Thereafter, there is no dividend restriction so long as no event of default exists under the credit agreement. In addition, we are obligated to utilize all net proceeds received from this offering to repay any amounts outstanding under the credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. This requirement may limit our ability to acquire new properties. Subsequent to our repayment of our initial borrowings under the current line of credit, the credit facility will convert into a revolving, acquisition line of credit and may then be utilized by us (i) to fund future acquisitions, (ii) to fund capital needs associated with our existing real estate portfolio, (iii) for the issuance of letters of credit on our behalf, and (iv) for general working capital purposes. As of March 1, 2007, there was $31,353,017 outstanding under the current line of credit.

After the initial borrowing under our current line of credit has been repaid or refinanced, we will pursue one or both of two alternatives for acquiring interests in additional communities. One, our board of directors may determine to establish one or more new lines of credit to be used to purchase interests in additional communities and to repay those borrowings as sufficient funds are raised from the sale of additional shares. If our board determines to repeat this borrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our former line of credit or any replacement line of credit is projected to be within the targeted range of 55% to 65%, but in any event will not be more than 70% of the gross asset value of those communities. Gross asset value means the total purchase price of our properties, including property-level acquisition costs, closing costs and reserves, company-level acquisition fees, company-level capitalized expenses and company-level reserves or the value reported in the most recent appraisal of the properties, whichever is later. However, we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, other than that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings in excess of this 300% level will be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of our current line of credit.

Our Investment Objectives

Our policy is to acquire assets primarily for current income generation. Currently, some of the properties that we own and properties that we may purchase in the future are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. In addition, we invest in properties located in markets which offer favorable value and growth prospects. In general, our investment objectives are:

•  To provide regular monthly cash distributions, as well as to provide growth in distributions over time.

•  To increase our value through increases in the cash flows and values of our apartment communities.

•  To preserve and protect the value of our interest in our communities and secondarily to achieve long-term capital appreciation.

The achievement of these objectives is not guaranteed.

Restrictions on Ownership of Our Capital Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock. For a more complete description of the shares, including restrictions on ownership of shares, see "Description of Capital Stock."

Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT.

Our Tax Status

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes, but cannot assure you that we will meet such requirements. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

Conflicts of Interest

We have retained our advisor to provide us with acquisition, advisory and administrative services. Several of the executive officers of our advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of our advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

•  allocation of management time and services between us and various other entities, principally approximately 400 other real estate investment programs at the current time with interests in low-income residential apartment communities; it is expected that the number of such programs will increase;

•  the timing and terms of an investment in or sale of a community;

•  compensation to our advisor; and

•  our relationship with the dealer-manager, Boston Capital Securities, Inc., which is our affiliate and an affiliate of our advisor. Our advisor and its affiliates, including the dealer-manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.

The following chart shows our relationship to the various affiliated entities participating in this offering:

(1)  Under the limited liability company agreement of BC-GFS LLC, BCMR Special, Inc., as the investor manager of BC-GFS LLC, contractually has the authority to exercise the voting rights of BC-GFS LLC's member (BCMR Seattle, A Limited Partnership) in order to give consent for all material decisions regarding the Seattle communities. The limited partnership agreement of BCMR Seattle, A Limited Partnership provides that BCMR Special, Inc. will act upon Boston Capital REIT's instructions and obtain our consent prior to taking or approving any actions regarding the Seattle communities and will otherwise at all times act in our best interests as a fiduciary. BCMR Special, Inc. will not receive any compensation from this offering or our operations as a result of its role as investor manager of BC-GFS LLC. Instead, the advisory fee will be paid to our advisor, an affiliate of BCMR Special, Inc.

(2)  Although we own the 100% economic interest in all of our initial 10 communities (99.99% of the economic interest in the Seattle communities) and 96.95% of the economic interest in our Plano community, affiliates of the third party management agents are entitled to participate in the cash distributions of our communities after Boston Capital REIT has received a priority share of the cash flow. This is in addition to the range of 3.5% to 4.0% of gross rental income each third party management agent receives for managing the communities. This type of sharing arrangement is not unusual in the real estate industry. We entered into this agreement because we thought it was appropriate to provide an additional incentive to encourage performance by the management agents in order to maximize the income of the communities. We can remove the third party management agents and their affiliates without cause at any time, although they will continue to participate in the cash distributions of our communities, as noted above, following such removal. Steven D. Bell & Company, is the management agent for the Jacksonville communities, Pinnacle Realty Management Company, an affiliate of GFS Equity Management LLC, is the management agent for our Portland, Salt Lake City and Seattle communities, and Alliance Residential, LLC, an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC, is the management agent for our Plano community.

Before any affiliates of the third party management agents receive any portion of the cash flow, we will receive:

  (i)  $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually for the Jacksonville communities; a total of 802 units times $50 equals $40,100 annually for the Seattle communities; and a total of 1027 units times $50 equals $51,350 annually for the Portland and Salt Lake City communities); and

  (ii)  a 12% preferred return on our unreturned capital contributions to the Jacksonville and Seattle communities ($2,929,157 based on our initial $24,409,639 capital contribution to the Jacksonville communities and $1,035,233 based on our initial $8,626,939 capital contribution to the Seattle communities); and a 11% preferred return on our unreturned capital contributions to the Portland and Salt Lake City communities ($2,401,270 based on our initial $21,829,724 capital contribution to the Portland and Salt Lake City communities).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.

Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contribution (initial capital of $8,626,939 with respect to the Seattle communities and initial class A contribution of $9,364,951 with respect to the Portland communities and $24,409,639 with respect to the Jacksonville communities). With respect to our Portland and Seattle communities, we will then receive 75% and the respective affiliate of the third party management agents will receive 25% of any remaining sale proceeds. With respect to our Jacksonville communities, we will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC receives 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time, however they will not lose their economic interest.

Alliance Residential, LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential, LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450. After payment of this fee, we and Alliance Residential, LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential, LLC in all remaining cash flow from operations of our Plano community. To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above. Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential, LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:

•  80% to us and 20% to Alliance Residential, LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);

•  then, 75% to us and 25% to Alliance Residential, LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions);

•  then, 70% to us and 30% to Alliance Residential, LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and

•  then, any residual sale proceeds, 60% to us and 40% to Alliance Residential, LLC.

(3)  BCMR Seattle, A Limited Partnership, BCMR Jacksonville, LLC, and BCMR Portland, LLC (collectively, the "BCMR entities") have a controlling interest in BC-GFS, LLC, BC-Bainbridge LLC, and BC-GFS II LLC, respectively, because they have consent rights over material decisions and can remove and replace the member manager GFS Equity Management LLC, in the case of BC-GFS LLC and BC-GFS II LLC, and the member manager Bainbridge Jacksonville LLC, in the case of BC-Bainbridge LLC, at any time. GFS Equity Management LLC and Bainbridge Jacksonville LLC are entitled to a share in cash flow and in sale proceeds.

(4)  The members and manager of Bainbridge Jacksonville LLC are not affiliated with us or our advisor. Bainbridge Jacksonville LLC is the operator of BC-Bainbridge LLC, of which our affiliate BCMR Jacksonville, LLC is the investor.

In addition, we currently intend to convert to an UPREIT structure. If the proposed UPREIT restructuring is consummated, we will be the general partner of our new directly and indirectly wholly-owned operating partnership. Our duties as general partner to our operating partnership and its limited partners may come into conflict with the duties of our directors and officers to our company and our stockholders. For a more detailed description of the UPREIT restructuring, see "UPREIT Restructuring".

Compensation and Fees

Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Organizational and Offering Stage
Selling Commissions in Connection with the Offering—the dealer-Manager	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The dealer-manager intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	$64,750,000

Dealer-Manager Fee—the Dealer-Manager	2.0% of gross offering proceeds before reallowance to participating broker-dealers. The dealer-manager in its sole discretion may reallow up to 1.5% of its dealer-manager fee to be paid to such participating broker-dealers as additional compensation.	$18,500,000

Reimbursement of Organization and Offering Expenses—our Advisor or its Affiliates	Up to 2.25% of gross offering proceeds. If organization and offering expenses (excluding selling commissions and the dealer-manager fee) exceed 2.25% of the gross proceeds raised in this offering, the excess will be paid by our advisor without recourse to us.	$20,812,500

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Acquisition and Development Stage
Acquisition Fees—our Advisor or its Affiliates (2)	Up to 2.70% of gross offering proceeds for the review and evaluation of real property acquisitions. $1,444,844 of acquisition fees was prepaid to an affiliate, Boston Capital Holdings Limited Partnership. In addition, from December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $412,271. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $154,275) will be paid as gross offering proceeds are raised.	$24,975,000

Reimbursement of Acquisition Expenses—our Advisor or its Affiliates (2)	Up to 0.5% of gross offering proceeds. The purchase price for each community included the a total of $189,009 in prepaid acquisition expenses. In addition, from December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $113,368. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $70,103) will be paid as gross offering proceeds are raised.	$4,625,000

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Operational Stage
Asset Management Fee—our Advisor or its Affiliates	For the management of our affairs, we will pay our advisor a monthly asset management fee equal to 1/12th of 0.75% of the company's real estate asset value as of the end of the preceding month. Real estate asset value equals the amount actually paid or allocated to the purchase, development, construction or improvement of communities we wholly own (including the principal amount of any mortgage indebtedness on the communities assumed upon the purchase of the communities), and, in the case of communities in which we are a co-venturer or partner, our portion of such amount with respect to such communities, exclusive of acquisition fees and acquisition expenses. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as our advisor determines.	Not determinable at this time as this amount will increase if we acquire additional communities.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Operational Stage
Subordinated Disposition Fee—our Advisor or its Affiliates	If our advisor or an affiliate provides a substantial amount of the services (as determined by a majority of our company's independent directors) in connection with the sale of one or more properties, a fee equal to the lesser of (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the sales price for each community sold. The subordinated disposition fee will be paid only if stockholders have received (1) total dividends in an amount equal to 100% of their aggregate invested capital and (2) a 6.0% annual cumulative non-compounded return on their net invested capital (the "Stockholder's 6.0% Return").	Not determinable at this time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Operational Stage
Subordinated Share of Net Sale Proceeds—our Advisor (3)	15.0% of remaining amounts of net sale proceeds after stockholders have received distributions equal to the sum of (1) the Stockholder's 6.0% Return and (2) 100% of net invested capital. Following listing on a national securities exchange or a national securities market, no subordinate share of net sale proceeds will be paid to our advisor.	Not determinable at this time.

Subordinated Incentive Listing Fee—our Advisor (3)(4)(5)	Upon listing on a national securities exchange or a national securities market, a fee equal to 10.0% of the amount by which the adjusted market value of our common stock plus the total of all distributions paid from our inception until the date of listing exceeds the sum of (1) 100% of invested capital and (2) the total distributions required to be paid to the stockholders to pay the Stockholder's 6.0% Return from inception through the date of listing.	Not determinable at this time

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Operational Stage
Property Management Fee—an affiliate of GFS Equity Management LLC, an affiliate of Bainbridge Jacksonville LLC and an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC	3.5% to 4.0% of gross income of each community.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Incentive Management Fee—an affiliate of GFS Equity Management LLC and an affiliate of Bainbridge Jacksonville LLC	50% of all remaining income from operations of the communities in excess of minimum cash distribution thresholds set for each community, including $50 annually per apartment unit and either an 11% or 12% preferred return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Incentive Management Fee—an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance, Inc.	20% of all remaining income from operations of the community in excess of the minimum cash distribution threshold and a 10% preferred return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (1)
Operational Stage
Sale Proceeds—Bainbridge Jacksonville LLC, GFS Equity Management LLC and an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC	For the Jacksonville communities, an affiliate of Bainbridge Jacksonville LLC will receive an advisory services fee equal to 20% of our 93.75% of the remaining proceeds, and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. For the Portland and Salt Lake City communities and Seattle communities, GFS Equity Management LLC will receive 25% of any remaining sale proceeds. For the Plano community, remaining sale proceeds will be distributed to us and Alliance Residential, LLC ratably until we have each received a 10% preferred return and then 80/20 until we have received a 13% return, 75/25 until we have received a 16% return, 70/30 until we have received a 20% return and then any residual sale proceeds, 60/40.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc. (the "NASAA Guidelines").

(1)  The estimated maximum dollar amounts are based on the sale of a maximum of 92,500,000 shares to the public at $10.00 per share. The sale of up to 12,500,000 shares at $9.50 per share pursuant to our distribution reinvestment plan is excluded from those amounts.

(2)  Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3)  In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.

(4)  If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

•  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•  the success of our advisor in generating opportunities that meet our investment objectives;

•  the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•  additional revenues realized by our advisor;

•  the quality and extent of service and advice furnished by our advisor;

•  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•  the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

(5)  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See "Management—Our Advisor—The Advisory Agreement." Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

Compensation of Directors and Executive Officers

Each independent director will receive an annual retainer, as well as fees for each meeting attended in person, including committee meetings. Our executive officers who are also our directors do not receive director fees. The chairman of our audit committee receives an additional annual retainer. In addition, the independent directors receive options to purchase our common shares upon initial election to our board and annually each year after their initial election. We will not pay any compensation to our officers and directors who also serve as officers of our advisor.

We did not pay compensation to our executive officers in connection with their service as such or to executive officers of our affiliated entities during 2006. See "Management—Compensation of Directors and Officers."

Estimated Use of Proceeds

We anticipate that at least 84.55% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to the selection and acquisition of properties and the costs of the offering and will retain 1% as working capital reserves. Additionally, under certain circumstances a portion of the proceeds identified as the real estate investment in communities may be set aside at the respective communities for operating reserves. As long as there are amounts outstanding under our current line of credit, we intend that the majority of net offering proceeds will be applied to the repayment of the line. Under the terms of our current line of credit, we are obligated to utilize all net proceeds from this common stock offering to repay any amounts outstanding under our unsecured credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. Therefore, we anticipate paying all or a significant portion of distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of such distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 84.55% of the proceeds of this offering in real estate communities (or the repayment of debt).

After the consummation of the UPREIT restructuring, we will contribute the proceeds of this offering to our operating partnership. See "UPREIT Restructuring" for a description of the UPREIT restructuring.

Listing

We expect to seek listing of our shares on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange, or on a national securities market, such as the NASDAQ Global Market, when, in the judgment of our management and our board of directors, our size and maturity make listing appropriate and desirable. We expect that our market capitalization would have to equal or exceed that of comparable listed REITs in order to justify listing. In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

Distribution Reinvestment Plan

We have adopted a reinvestment plan that allows participating stockholders to have their distributions reinvested in additional shares that may be available. When this offering commenced, we offered 100,000,000 shares of our common stock under the primary offering and an additional 5,000,000 shares of our common stock under our distribution reinvestment plan. Subsequently, we reallocated 7,500,000 shares of common stock being offered between the primary offering and the distribution reinvestment plan. Accordingly, we are currently offering 92,500,000 shares of our common stock at a purchase price of $10.00 per share and an additional 12,500,000 shares at $9.50 per share under our distribution reinvestment plan. We reserve the right in the future to reallocate additional shares to the distribution reinvestment plan out of the shares we are offering to the public, if necessary. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your distributions. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may amend or terminate the distribution reinvestment plan at our discretion, at any time, upon 30 and ten days notice respectively to participants.

Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders who have already met the minimum purchase requirement of $1,000 to make cash investments of $100 or more in additional shares of common stock at regular intervals through their checking, savings or other bank account through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer-manager by providing the proper information and selecting the option on their enrollment form. Participation in the automatic purchase plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is $100 per period. Investors may elect to make such automatic purchases on a monthly, quarterly, semi-annual or annual basis. We will pay dealer-manager fees and selling commissions in connection with sales under the automatic purchase plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic purchase plan. Investors may terminate their participation in the automatic purchase plan at any time by providing us with written notice. To participate in the automatic purchase plan, investors must agree that if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, that they will promptly notify us in writing of that fact and such investor's participation in the plan will then terminate. We may amend or terminate the automatic purchase plan at our discretion, at any time, upon 30 and ten days notice respectively to participants.

Share Redemption Program

We may use proceeds received from the sale of shares pursuant to our distribution reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. If we are engaged in an offering, the redemption price will be the lesser of (i) the then-current offering price less a discount approximating the per share commissions and fees paid to brokers on the original sale of the shares ($9.15 per share in the case of shares repurchased during a $10.00 per share offering) or (ii) the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to (i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national securities exchange or a national securities market.

UPREIT Restructuring

We currently own our interest in each apartment community (or, where appropriate, each related group of communities) through wholly owned limited liability companies or other entity wholly owned by us. In February 2007, our board of directors approved a plan to restructure the manner in which we hold our assets, by converting to what is commonly referred to as an umbrella partnership REIT, or UPREIT, structure. To effect the UPREIT restructuring, we plan to form a new directly and indirectly wholly-owned partnership, which we refer to as our operating partnership, which following the restructuring, will hold substantially all of our assets and liabilities, including the assumption of the obligations under our current line of credit.

Following the consummation of the UPREIT restructuring, we will become the sole general partner of our operating partnership and all of our assets will be held, and our operations conducted through, our operating partnership. However, we may choose to own future investments directly or through entities other than the operating partnership, subject to limitations in our operating partnership agreement.

After the consummation of the UPREIT restructuring, we anticipate that we will own, either directly or indirectly, all of the general partnership interests and limited partnership interests of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with contributions of cash or acquisitions of apartment communities. We intend to contribute the proceeds of this offering, to our operating partnership. In general, our interest in our operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership; provided, that we have the ability to admit limited partners in the future whose limited partnership interest in our operating partnership may entitle them to share in such distributions, profits and losses in a different manner than the company. As the sole general partner of our operating partnership, we will generally have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners. Pursuant to the terms of our existing investment advisory agreement, we will continue to delegate to our advisor authority to make decisions related to our operating partnership's day-to-day business, the acquisition, management and disposition of assets and the selection of property mangers and other service providers. See "Our Advisor and the Advisory Services Agreement."

We are undertaking the UPREIT restructuring to enable us to better compete with other REITs holding apartment communities, many of which are structured as UPREITs, for the acquisition of properties from tax-motivated sellers. As an UPREIT, we anticipate that the operating partnership will be able to issue units of limited partnership interest in the operating partnership to tax-motivated sellers who contribute properties to the operating partnership, thereby enabling those sellers to realize certain tax benefits that would be unavailable if we purchased properties directly for cash. For example, this structure will also allow sellers of properties to transfer their properties to the operating partnership in exchange for units of the operating partnership and defer gain recognition for tax purposes on the transfer of properties. In addition, due to certain tax and timing considerations, the UPREIT restructuring should better position us to take advantage of merger or strategic acquisition opportunities that may present themselves in the future. We have not currently identified and we are not currently pursuing any material acquisitions that would be structured as operating partnership contributions or merger opportunities.

The UPREIT restructuring is contingent on our ability to secure consents from third party lenders and others with whom we have contractual relationships. Although we believe that we will be able to obtain all necessary consents and approvals for the UPREIT restructuring, the grant of those consents and approvals is not in our control and therefore there can be no assurance that the UPREIT restructuring will be completed.

The following chart shows our anticipated ownership structure upon consummation of the UPREIT restructuring:

ERISA Considerations

The sections of this prospectus entitled "ERISA Considerations" describes the effect that purchasing our shares will have on retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan should read carefully the section of this prospectus captioned "ERISA Considerations."

Stock Certificates

Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required documentation to you upon request or make it available on our website.

RISK FACTORS

An investment in our common stock involves significant risks. You should consider the following risks before making your investment decision.

Risks Related to Our Properties and Our Business

We may incur substantial debt. Borrowing creates risks that the offering proceeds may be insufficient to pay or our cash flow may be insufficient to meet our debt obligations. We may borrow money to acquire interests in communities, to preserve our status as a REIT, for payment of distributions to stockholders and for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. Loans we obtain in the future may be secured by some of our properties, which would put those properties at risk of forfeiture if we were unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls. Principal and interest payments on these future loans would reduce the amount of money available to pay distributions to our investors.

Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. Further, if our leverage does not increase our profitability, we will have less cash available for distributions. If we cross-collateralize our properties in order to provide additional collateral to a lender, we run the risk of losing a good-performing property in the event that it is cross-collateralized with a poor-performing property that causes us to default on our loan terms. Our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our former line of credit or any replacement line of credit is projected to be within the targeted range of 55% to 65%, but in any event will not be more than 70% of the gross asset value of those communities. Gross asset value means the total purchase price of our properties, including property-level acquisition costs, closing costs and reserves, company-level acquisition fees, company-level capitalized expenses and company-level reserves or the value reported in the most recent appraisal of the properties, whichever is later. However, we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, other than that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings in excess of this 300% level will be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. We currently have an unsecured line of credit with Wachovia Bank, National Association under which we have made an initial borrowing of approximately $41 million, which was used to pay off a portion of our former line of credit in December 2006. Our communities are also currently encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered.

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders. We have and may in the future finance our property acquisitions using interest only mortgage indebtedness. During the interest only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or "balloon" payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans. For more information regarding the mortgages secured by our communities see the "Business and Properties" section of this prospectus.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders. We may borrow money that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on the investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders. In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations. We have a credit agreement with Wachovia Bank, National Association under which we have made an initial borrowing of approximately $41 million, which was used to pay off our former line of credit in December 2006. This unsecured credit facility contains operating and financial restrictions and covenants including financial covenants that require us to meet aggregate debt (which includes property level mortgage debt) to real estate value ratios as well as debt service coverage ratios. Additionally, until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). The operating and financial restrictions and covenants in our credit agreement, as well as any future financing agreements that we may enter into, may restrict our ability to acquire additional communities, finance our operations or fully pursue our business strategies. A breach of these covenants could result in a default under the credit facility, which could cause all of the outstanding indebtedness under the credit facility to become immediately due and payable and terminate all commitments to extend further credit. Although we believe that we are currently in compliance under this agreement, we cannot assure you that a violation will not occur in future periods.

Adverse economic conditions and competition may impede our ability to renew leases or re-lease units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

Adverse Economic Conditions—If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

Dependency on Rental Income—We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.

Competition—We will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

Our financial covenants may restrict our operating activities, which may harm our financial condition and operating results. The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to transfer interests or further mortgage the applicable property or to discontinue insurance coverage. In addition, our current line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. These include the requirement to provide financial statements and information requested by the lender, and limit indebtedness to our current line of credit, property mortgages and indebtedness incurred for the payment of taxes and governmental charges and for services and materials in the ordinary course of business. We must also obtain the lender's consent to the sale or refinancing of any assets pledged under our current line of credit, to any change in our control and to the placing of any lien on the pledged assets.

We may rely on borrowings under another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under another line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.

Our working capital reserves may not be adequate to cover all of our cash needs, in which case we will have to obtain financing from other sources. Our working capital reserves are equal to 1% of the offering proceeds and any additional operating reserves created at the operating level may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.

Our advisor may not be successful in identifying suitable additional acquisitions that meet our criteria. Our advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay distributions.

We face competition for the acquisition of apartment communities, which may impede our ability to make future acquisitions or may increase the cost of acquisitions. We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property. Our advisor and board of directors may be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to completing our analysis and due diligence on property acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited. In these cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with its evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

Rising operating expenses could reduce our cash flow and funds available for future distributions. We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.

Renovation of properties may result in increased costs and loss of income during the renovation period. Currently some of the properties that we own are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For similar communities purchased in the future, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We will be subject to risks relating to the contractor's ability to control construction costs and meet timetables. Performance may also be affected or delayed by conditions beyond the contractor's control. In some cases, tenants will have to be relocated during the renovation. This will add to our costs. Delays in completion of any renovations will add to these costs. Vacant units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation.

Development and construction of properties may result in delays and increased costs and risks. While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction since the builder may default in completing the project for which progress payments have been made. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Discovery of previously undetected environmentally hazardous conditions and physical defects may adversely affect our operating results. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our communities, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you. In addition, although we engage third parties to conduct engineering assessments of properties we intend to acquire, we cannot assure you that these assessments will detect latent or patent physical defects affecting such properties or accurately reflect the cost to repair or improve the property. The unforeseen cost of repairing or improving a property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you.

Our apartment communities may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem. When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of mold to which our tenants or property managers or their employees could be exposed at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property, which would reduce our cash available for distribution. In addition, exposure to mold by our tenants or others could expose us to liability if property damage or health concerns arise.

We may face conflicts with sellers, partners and joint venturers. We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:

•  the possibility that our co-venturer or partner in an investment might become bankrupt;

•  that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•  that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.

We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or on the NASDAQ Global Market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is not possible to determine at this time whether the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.

We expect to make distributions that include a return of capital. We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our current line of credit, we will have less funds available to repay our current line of credit. Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

Uninsured losses or high premiums for insurance coverage relating to our Jacksonville apartment communities could adversely affect our operating results, our cash flow and our ability to authorize distributions to our stockholders. The above normal frequency and increased strength of hurricanes seen over the past few years has led to a changing insurance environment in Gulf Coast states, especially Florida. This situation carries with it increased risk for the Company. Many insurance providers are exiting the property insurance business in these states entirely. Florida has been particularly affected, to the extent that the state insurance program of last resort is now the largest insurer in the state. When coverage is available, the costs have increased significantly over prior years. In some instances, no coverage at all or only partial coverage is available at any cost level. These conditions are especially pronounced in the case of insurance against wind damage. In the case of our Jacksonville properties, our property and casualty premium recently increased by approximately 208% and our deductible recently increased from 2% to 10%. With regard to our Jacksonville apartment communities, we were also unable to obtain coverage for the full insured value of the property against wind damage, despite soliciting bids through four different agencies. This overall turmoil in the insurance industry and the considerably increased expense when even partial coverage is available could impact the funds that the Company has available to pay distributions to stockholders. Furthermore, if any of our Jacksonville properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by such uninsured loss. Also, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

Risks Related to Our Organization and Structure

The board of directors can take many actions without stockholder approval. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may:

•  amend or revise our major policies, including financing and distributions;

•  change our advisor's compensation, and employ and compensate affiliates;

•  replace our advisor with a new advisor or employ and compensate staff to perform some or all of our advisor's duties in-house;

•  determine the compensation of board members;

•  prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders;

•  issue additional shares, which could dilute your ownership; and

•  list the shares on a national securities exchange or market.

Any of these actions could reduce the value of our company.

Our organizational documents contain provisions which may discourage a takeover of our company and depress our stock price. Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:

(1)  There are ownership limits and restrictions on transferability in our articles of incorporation. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if our board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:

•  discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium price for our shares or otherwise be in the best interests of our stockholders; or

•  compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

(2)  Our articles permit our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Sections 7.1 and 7.3 of our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

(3)  Our articles and bylaws contain other possible anti-takeover provisions. Section 10.3 of our articles and Sections 7 and 12 of Article II of our bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.

(4)  Maryland law may discourage a third party from acquiring us. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the most recent time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.

Our business will be harmed if we cannot engage and retain the services of reputable and reliable managers for our properties. Neither we nor our advisor will directly control the day-to-day management of our communities. Our advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our third-party managers are unable to operate the communities successfully, our financial condition could be adversely affected.

Our rights and the rights of our stockholders to take action against our directors and officers are limited. Pursuant to our charter, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. As a result, we and our stockholders may have more limited rights against our directors than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors.

Mortgage debt obligations expose us to increased risk of loss of property, which could harm our financial condition. We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition. Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.

We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose invested capital and anticipated profits. Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.

Your interest in our company may be diluted if we issue additional shares and your distributions may be affected. Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in our company in the event that we:

•  sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan;

•  sell securities that are convertible into shares;

•  issue shares in a private offering of securities to institutional investors;

•  issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, our advisor and affiliates; or

•  issue shares to sellers of communities acquired by us.

Further, our board has the ability to issue shares of preferred stock with rights senior to those of our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Upon the consummation of our UPREIT restructuring, we may issue partnership units which are redeemable for our common stock or which are convertible into shares of preferred stock with rights senior to those of our common stock either for cash or in connection with acquisitions of apartment communities. Such issuances could result in a dilution of stockholder equity. Because the limited partnership interests of our operating partnership may be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

Risks Related to this Offering

We are dependent on our advisor and the property managers. Our advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may replace our advisor or any property manager, but only in certain circumstances. We cannot be sure that our advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove our advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

We have a limited operating history. Prior to May 15, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.

Payment of fees to our advisor and its affiliates were not determined in arm's length negotiations and will reduce cash available for investment and distribution. Our advisor and its affiliates, including the dealer-manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. The fees we will pay to our advisor and its affiliates were not determined in arm's-length negotiations and are not based on our performance.

Debt service payments and restrictive covenants in credit agreements may prevent or delay our ability to invest in new communities. Under the terms of our current credit agreement, we are obligated to utilize all net proceeds from this common stock offering to repay any amounts outstanding under our unsecured credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our communities after the repayment of our initial borrowing under our current line of credit with Wachovia Bank, National Association will be reduced, which could harm our ability to achieve our investment objectives and to pay distributions to our stockholders.

We may not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders. We intend to use a portion or all of such funds to make distributions that include a return of capital, and we will therefore have less capital to repay our current line of credit, which would delay our repayment of this borrowing.

We have experienced net losses since our inception. We incurred net losses of approximately $9.0 million, $7.3 million, $7.8 million and $5.7 million in the fiscal years ended December 31, 2006, December 31, 2005, December 31, 2004 and the period May 15, 2003 (inception) through December 31, 2003, respectively. We expect that we will continue to incur losses until we repay our initial borrowing under our current line of credit with Wachovia Bank, National Association or any refinancing thereof. We cannot be certain that we will be able to achieve and/or sustain profitability in future periods.

We are dependent on the dealer-manager. Boston Capital Securities, Inc., the dealer-manager of our offering, entered into an Acceptance, Waiver and Consent (AWC) with the NASD's Boston District office in March 2006 to resolve an NASD inquiry into Boston Capital Securities, Inc.'s offer and sale of securities in certain series of Boston Capital Tax Credit Fund V, L.P. ("Fund V"). The NASD staff found that Boston Capital Securities, Inc. violated: (i) NASD Conduct Rules 2710(b)(4)(B)(ii) and 2110 by marketing and selling an offering of a series of Fund V before receiving the necessary NASD approvals; (ii) NASD Conduct Rules 2810(b)(4)(B) and 2110 by exceeding the NASD's underwriting compensation guidelines with respect to another offering of a series of Fund V; (iii) NASD Conduct Rules 2710(c)(2)(C) and 2110 by making incorrect disclosures regarding its underwriting compensation in connection with the offering as described in subsection (ii); and (iv) NASD Conduct Rule 3010 for having inadequate supervisory systems and procedures to prevent the above-mentioned rule violations. Boston Capital Securities, Inc. neither admitted nor denied the NASD's charges, but consented to the entry of the NASD's findings, and was fined $1.2 million. Because we are dependent on Boston Capital Securities, Inc. in connection with this offering, any other NASD or other regulatory actions which could have a material adverse effect on Boston Capital Securities, Inc. could also have a material adverse effect on us. Our board of directors can replace Boston Capital Securities, Inc. as the dealer-manager at any time.

Stockholders may not be able to liquidate their investment promptly at a reasonable price. There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or on the NASDAQ Global Market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will equal or exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment.

You cannot evaluate all of the properties we may own. Currently, we own interests in the apartment communities described in this prospectus, representing approximately 8.7% of the amount of the maximum offering or approximately $80.9 million. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our current line of credit, we will acquire interests in additional apartment communities which our advisor has not identified and which will be a blind pool that you will not have the opportunity to evaluate. You must rely on the ability of our advisor to find suitable additional investments. We cannot guarantee that our advisor will be able to find additional investments meeting our investment objectives or that any investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio prior to purchasing shares in this offering.

Limited diversification increases risk of loss. The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $925,000,000. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole. Currently, we own properties in the Seattle, Washington, Portland, Oregon, Salt Lake City, Utah, Plano, Texas and Jacksonville, Florida, areas. If we do not raise sufficient funds to repay loans with respect to the communities in any of these areas, we will lose our interests in such communities and the geographic diversity of our investments would be reduced.

Our management and that of our advisor have little experience investing in market rate apartment communities and no experience operating a REIT. Although our management and that of our advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The investment objectives of these affordable housing programs were to create certain tax benefits in the form of low-income housing and rehabilitation tax credits or tax losses. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market rate apartment communities may adversely affect our results of operations. Neither we nor our advisor has previously operated a REIT; however, officers of our advisor have previously managed market rate properties. During their more than 30-year history, our advisor and its affiliates and predecessors acquired 19,338 apartment units of which 4,023 were market rate units. However, they have not previously offered a fully market rate community program. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.

You are limited in your ability to sell your shares pursuant to our share redemption program. Even though our share redemption program provides you with the opportunity to redeem your shares for $9.15 per share (or the price you paid for the shares, if lower than $9.15) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a pro rata basis at the end of each quarter and will be limited to the lesser of (i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or (ii) the proceeds we receive from the sale of shares under our distribution reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

An independent underwriter will not make an independent investigation of our company or the prospectus which are customarily performed in underwritten offerings. The dealer-manager of this offering is one of our affiliates and will receive commissions and other compensation as our agent. The dealer-manager has not retained separate counsel and will not make an independent review of us or the terms of the offering. Accordingly, the due diligence review of us by the dealer-manager cannot be considered to be an independent review and therefore, investors will not have the benefit of an independent investigation of our company as is customarily made by an unaffiliated broker-dealer or independent underwriters.

There has been no public market for our common stock. The initial public offering price of $10.00 per share was determined by our board of directors after consultation with the dealer-manager, based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. Our shares will not be listed on any securities exchange or market, and there is no assurance that any market for the shares will develop. The price received per share for any shares you sell is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received per share for any shares you sell will be less than the initial public offering price.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•  limitations on capital structure;

•  restrictions on specified investments;

•  prohibitions on transactions with affiliates; and

•  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Registration as an investment company could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to you.

Our capital raising ability is principally reliant on one selected dealer. We continue to be principally reliant on one broker-dealer to market our shares to investors. Any adverse change in that arrangement could severely limit our ability to increase assets under management and may prevent us from having funds available for new transactions. Notwithstanding the above, we have entered into soliciting dealer agreements with approximately 84 NASD registered firms who are in various stages of marketing our shares to investors. The dealer-manager's marketing efforts will continue in an effort to add participating broker-dealers on a regular basis but we cannot assure you that the dealer-manager will be successful in such marketing efforts.

Your subscription payment is irrevocable. Once we have accepted your subscription to purchase shares in this offering, your subscription is irrevocable and you cannot withdraw your payment for your shares. Subscriptions will be released from escrow as soon as practicable. Interest will only be earned by investors on subscription proceeds held in escrow longer than twenty (20) calendar days. Any interest earned on subscription proceeds held in escrow less than such period will be paid to us and we will use such amounts for working capital. All interest distributions, if due, will be made within 75 days of the end of the fiscal quarter following the relevant closing date. The current interest rate is 3.75%, but the rate can adjust similar to a bank passbook savings rate.

Conflicts of Interest Risks

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

There are certain relationships between our company and other entities providing services to us. Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.

Boston Capital Holdings Limited Partnership also owns 66 2/3% of the dealer-manager. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC, was formed and controlled by John P. Manning to acquire the Seattle communities from Goodman Financial Services ("GFS"), an unaffiliated entity. GFS had already entered into binding contracts to purchase the Seattle communities from a third party seller and it agreed to assign its entire right to purchase the Seattle communities to BC-GFS LLC in return for the initial property management contracts for the communities. This included a share of cash flow and sale proceeds to the GFS affiliate after a preferred return on investors' unreturned capital contributions. The ownership of BC-GFS LLC was changed so that we now own 99.99% of the economic interest and BCMR Special, Inc. (which is controlled by Boston Capital Companion Limited Partnership) owns 0.01% of the economic interest.

The directors may determine in the future that it may be in the best interest of our company to become completely or partially self-administered. In such event, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company.

Depending on the circumstances and the nature and amount of the consideration, a stockholder vote may not be required to authorize such an acquisition.

We will experience competition for properties. Our advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

There will be competing demands on our officers and directors. Our directors and officers, and the officers of our advisor, have management responsibilities for other companies including affiliated companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.

The timing of acquisitions and sales may favor our advisor. Our advisor or its affiliates may immediately realize 2.70% of the gross offering proceeds in acquisition fees and 0.5% of the gross offering proceeds for acquisition expenses as a result of any investment in a community by us. They may realize subordinated disposition fees of 3% of the sales price for communities sold after our stockholders receive a return of all of their invested capital plus the Stockholder's 6.0% Return. After stockholders have received their return of capital and the Stockholder's 6.0% Return, our advisor is entitled to 15% of the remaining net sales proceeds. Our board of directors must approve any investments and sales, but our advisor's recommendation to the board may be influenced by the impact of the transaction on our advisor's compensation. Our advisor or its affiliates also will receive monthly 1/12th of 0.75% of the amount invested in communities (including all mortgage debt). The agreements between us and our advisor were not the result of arm's-length negotiations. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations. The agreements between us and our advisor were negotiated by the same person, but our independent directors at that time did review and approve the agreements.

We may invest with affiliates of our advisor. We may invest in joint ventures with other programs sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Such a joint venture with an affiliate might be considered if an investment opportunity in apartment communities in the United States was too large for us to invest in without a joint venture partner. Any joint venture would have to be consistent with our investment objectives and policies. Joint venture negotiations with affiliates would not have the benefit of arm's-length negotiations.

There is no separate counsel for our company, our affiliates and stockholders. We may have interests that conflict with yours and those of our affiliates, but in connection with this offering, none of us has separate counsel.

We currently intend to convert to an UPREIT structure. If the proposed UPREIT conversion is consummated, we will be the general partner of our new directly and indirectly wholly-owned operating partnership. Our directors and officers have duties to the company and our stockholders under Maryland law in connection with their management of the company. At the same time, we, as general partner will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the company and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. We intend to structure the partnership agreement of our operating partnership to provide that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, we intend that the partnership agreement for our operating partnership will expressly limit our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, we intend to require our operating partnership to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained, and do not anticipate obtaining, an opinion of counsel covering the provisions we intend to have set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Tax and Employee Benefit Plan Risks

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution. We intend to qualify beginning with the tax year ended December 31, 2005 and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Because we acquired properties prior to qualification as a REIT, we may face certain tax consequences. We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date.

In addition, to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.

Even REITs are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.

If more than fifty percent in value of our outstanding shares is owned directly, indirectly or through attribution by five or fewer individuals at any time during the last half of any taxable year, we will not qualify as a REIT and will not be able to make a new REIT election until the fifth taxable year after we lose our REIT status. Under Sections 856(a)(6) and 856(h) of the Internal Revenue Code, no five or fewer individuals (as defined in Code Section 542(a)(2) and taking into account the look through rule of Section 856(h)(3) of the Internal Revenue Code) can own during the last half of any taxable year more than fifty percent in value of the outstanding shares of the capital stock of a REIT directly, indirectly, or through the application of the attribution rules of Section 544 of the Internal Revenue Code (as modified by Section 856(h)(1)(B) of the Internal Revenue Code), other than with respect to the first taxable year for which a REIT election is made ("Five/Fifty Requirement").

An investment in our common stock may not be suitable for every employee benefit plan. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.

Following the consummation of the UPREIT restructuring, if our operating partnership fails to maintain its status as a partnership, its income may be subject to tax, which would reduce our cash available for distribution to our stockholders. In February 2007, our board of directors approved a plan to restructure the manner in which we hold our assets, by converting to what is commonly referred to as an umbrella partnership REIT, or UPREIT, structure. To effect the UPREIT restructuring, we plan to form a new directly and indirectly wholly-owned partnership, which we refer to as our operating partnership, which following the restructuring, will hold substantially all of our assets and liabilities, including the assumption of the obligations under our current line of credit. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation, reducing the amount of distributions that the operating partnership could make to us. This also would result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to tax as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner also could threaten our ability to maintain REIT status. For a more detailed description of the UPREIT restructuring, see "UPREIT Restructuring".

INVESTOR SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

•  a net worth of at least $150,000; or

•  a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles. The minimum purchase is 100 shares ($1000), except in certain states as described below. Purchases in amounts above the $1,000 minimum and all subsequent purchases may be made in whole or fractional shares, again subject to the limitations described below for certain states. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $10.00 or one whole share. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee—Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (i) a net worth of at least $200,000 or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

Ohio—Investors must also have either (i) a net worth of at least $250,000 or (ii) taxable income of $70,000 and a net worth of at least $70,000.

New Hampshire—Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

Kansas—Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

Restrictions Imposed by the Patriot and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor." "Unacceptable investor" means any person who is a:

•  person or entity who is a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization" or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•  person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•  person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the amount necessary to repay the amounts outstanding under our current line of credit as of March 1, 2007 and (2) the maximum offering of 92,500,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $925,000,000 or the entire amount of $118,750,000 pursuant to our distribution reinvestment plan. Raising less than the full $925,000,000 in the offering or the full $118,750,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below. We expect to invest 84.55% of the money we raise in this offering in apartment communities, while the remaining 15.45% will be used for working capital and to pay expenses and fees, including the payment of fees to the dealer-manager and our advisor. As long as there are amounts outstanding under our current line of credit, we intend that the majority of net offering proceeds will be applied to the repayment of the line.

The maximum offering amounts below excludes 12,500,000 shares that may be sold pursuant to the distribution reinvestment plan. As long as our shares are not listed on a national securities exchange or market, it is anticipated that the proceeds from the distribution reinvestment plan will be used to fund our share redemption program. Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops, if ever, for the shares. In addition, the number of shares of common stock to be outstanding after this offering excludes 4,000,000 shares reserved for issuance under our equity incentive plan and 200,000 shares reserved for issuance under our independent director stock option plan. See "Management—Equity Incentive Plan" and "Management—Independent Director Stock Option Plan."

Gross offering proceeds are calculated as if all shares are sold at $10.00 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Securities, Inc., which will receive selling commissions of 7% on all sales of shares and will act as dealer-manager. The dealer-manager is an affiliate of our advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the dealer-manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

The item "Organization and offering expenses" in the following chart includes, among others, legal, accounting, escrow, printing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization and offering expenses (excluding selling commissions and the dealer-manager fee described above) exceed 2.25% of the gross offering proceeds, the excess will be paid by our advisor without recourse to us.

The purchase price for each community included prepaid acquisition fees in the aggregate amount of $1,444,844. These fees were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $470,908 for the Jacksonville communities (1.60% of the offering proceeds related to Jacksonville); $552,794 for the Seattle communities (2.79% of the offering proceeds related to Seattle); and $421,142 for the Portland/Salt Lake communities (1.63% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 2.70% acquisition fee we have agreed to pay our advisor with respect to each of the communities. From December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $412,271. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $154,275) will be paid as gross offering proceeds are raised.

The item "Acquisition expenses" in the following chart consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to our advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.

The purchase price for each community included prepaid acquisition expense reimbursements in the aggregate amount of $189,009. These expense reimbursements were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $73,519 for our Jacksonville communities (.25% of the offering proceeds related to Jacksonville); $49,739 for our Seattle communities (.25% of the offering proceeds related to Seattle communities); and $65,751 for our Portland/Salt Lake communities (.25% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 0.5% acquisition expense reimbursement we have agreed to pay our advisor with respect to each of the communities. From December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $113,368. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $70,103) will be paid as gross offering proceeds are raised.

Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred (all to unaffiliated third parties) to secure the acquisition of apartment communities. Working capital reserves will not be used to pay additional compensation, expenses or fees to insiders or affiliates.

At a minimum, the amount of offering proceeds which will be invested in apartment communities (or used to retire debt used to acquire apartment communities or refinancings of such debt) will be 84.55% of the total offering proceeds. At the first closing of this offering, and at each subsequent closing when there are borrowings outstanding under our current line of credit that were used to acquire our interests in apartment communities, we will apply the net available for investment in properties to the repayment of those borrowings.

Our current line of credit is an unsecured credit facility of up to $45 million with Wachovia Bank, National Association of which $31,353,017 is outstanding as of March 1, 2007. All of this amount is related to our initial borrowings under this line of credit. As of March 1, 2007, the effective interest rate on our current line of credit was 7.59% per annum. The entire line of credit is due and payable on January 1, 2008, but may be extended for a period of up to six months upon the payment of applicable fees and satisfaction of certain conditions. Under the terms of our current line of credit, we are obligated to utilize all net proceeds from this common stock offering to repay any amounts outstanding under our unsecured credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. Therefore, we anticipate paying all or a significant portion of distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of such distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 84.55% of the proceeds of this offering in real estate communities (or the repayment of debt). For a full description of our current line of credit, see the "Line of Credit" section of this prospectus.

After the consummation of the UPREIT restructuring, we will contribute the proceeds of this offering to our operating partnership. For a description of the UPREIT restructuring see the "UPREIT restructuring" section of this prospectus.

Estimated Use of Proceeds Table

	Sale of 8,084,811 shares (minimum amount necessary to repay the principal amounts borrowed under our current line of credit as of March 1, 2007)	Maximum Offering- excluding any shares issued pursuant to our Distribution Reinvestment Plan
Common Stock Offered	8,084,811	92,500,000
Shares of common stock outstanding after the offering	8,104,811	92,520,000	shares
Estimated use of gross offering proceeds	$80,848,109	$925,000,000		100.0%
Less Public Offering Expenses:
Selling commissions	5,659,368	64,750,000		7.0%
Dealer-manager fee	1,616,962	18,500,000		2.0%
Organization and Offering Expenses(1)	1,819,082	20,812,500		2.25%
Total offering expenses	9,095,412	104,062,500		11.25%
Amount available after Offering Expenses	71,752,697	$820,937,500		88.75%
Acquisition fees	2,182,899	24,975,000		2.70%
Acquisition expenses	404,241	4,625,000		0.5%
Working capital reserve	808,481	9,250,000		1.0%
Net available for investment in properties (by repayment of debt, if outstanding) or operating expenditures including distributions	68,357,077	$782,087,500		84.55%

(1)  If organization and offering expenses (excluding selling commissions and the dealer-manager fee) exceed 2.25% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us.

DISTRIBUTION POLICY

We intend to authorize distributions monthly and pay distributions monthly during the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to authorize or pay distributions on another basis. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financing condition. Distributions will be made to those holders of our common stockholders as of daily record dates, selected by our board of directors. We expect to initially make distributions that include a return of capital. Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). For more information regarding our current line of credit and our initial borrowing thereunder, please see "Business and Properties—Line of Credit." We cannot assure you that our intended distribution policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors." In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated distributions.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board's discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, income distributed as dividends will not be taxable to us under federal income tax law if we distribute annually at least 90% of our REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements." Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities. None of our tax losses will be passed through to you. Taxable income and actual cash available for distribution are not the same. We expect that we will make one or more distributions in excess of cash available for distributions in order to meet these distribution requirements, and we may need to borrow funds to make these required distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

Upon the consummation of our UPREIT restructuring, our ability to make distributions to our stockholders will depend, in part, upon the amount of distributions we receive from our operating partnership which will hold all of our interests in our current subsidiaries subsequent to the restructuring. In general, our interest in our operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership; provided, that we have the ability to admit limited partners in the future whose limited partnership interest in our operating partnership may entitle them to share in such distributions, profits and losses in a different manner than the company.

BUSINESS AND PROPERTIES

Overview

We are a Maryland corporation. We expect to operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.

Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a limited liability company or other entity wholly owned by us. The communities themselves will be owned by subsidiaries of limited liability companies in which our subsidiary-owner companies will own the equity interest and in which unaffiliated third parties will have a subordinated economic interest. Decisions relating to the purchase and sale of interests in communities will be made by our advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by our advisor and approved by our board of directors. Currently, our communities in Seattle, Portland and Salt Lake City are managed by Pinnacle Realty Management Company, our Jacksonville communities are managed by Steven D. Bell & Company, and our Plano community is managed by Alliance Residential, LLC, none of which is affiliated with us or our advisor. We may hire Pinnacle, Steven D. Bell or Alliance to manage other communities if those communities are in areas in which Pinnacle, Steven D. Bell or Alliance does business and our advisor and our board determines that Pinnacle, Steven D. Bell or Alliance is the best choice.

Property Selection Process

When making investments in apartment communities, our advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards:

•  The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.

•  We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.

•  For communities acquired before the minimum offering of $2.5 million was raised, the communities have at least 18 months of stable operations; following such period, we expect that at least 90% of the communities will meet this standard.

1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. Our advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

2. The market area is characterized as having current and long-term suitable demographic and economic conditions. Our advisor considers supply and demand factors and determines whether the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. Our advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.

3. In its determination of the stability of the communities' operations, our advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

4. The community must be in a market area possessing attractive investment attributes, including income growth, stability and upside associated with improving market fundamentals and/or value added through renovation or repositioning of the property.

5. Our advisor must determine, through third-party environmental and engineering assessments, that the property is not subject to any recognized environmental or physical conditions or deferred maintenance costs that would impact the future operations, marketability or salability of the property.

6. The community's management team, including any potential joint venture partners, must demonstrate substantial experience, where applicable, in the design, development and management of market rate apartment communities. Our advisor considers each individual's or entity's current financial position, past financial performance and performs credit checks, background checks and reference reviews.

7. Communities will not be acquired from our advisor or any of its affiliates unless a majority of the independent directors approve the transaction as being fair and reasonable to us and at a price no greater than the cost of the asset to such advisor or affiliate, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable.

Properties

The apartment communities we own interests in are described below. Typically, a wholly owned subsidiary of our company owns limited liability company interests (representing all of the equity) in a limited liability company (LLC) that owns, through wholly owned subsidiaries, a group of apartment communities. The manager of the LLC that owns apartment communities through wholly owned subsidiaries is typically an affiliate of the property manager, and typically has a small economic interest in the LLC. We have the right to remove and replace the LLC manager at any time without cause. We believe that this arrangement is an appropriate incentive to encourage performance by the manager of the LLC. In the future, we may also own communities directly, or, as we have done with respect to our Plano community, through joint ventures, with affiliated or unaffiliated third parties.

The following chart shows the typical structure of our investment in apartment communities:

The aggregate purchase price for our interests in our apartment communities was approximately $62,153,013, and we acquired them by borrowing $56,596,665 under our former line of credit, and with respect to our Plano community, through a $5,556,348 loan with Wachovia Bank, National Association. Both of these loans were repaid in December 2006 with a combination of proceeds from this offering and initial borrowings under our current line of credit.

The Seattle apartment communities are also encumbered by approximately $7,929,738 of second mortgage debt as of December 31, 2006, from a third-party lender, which we may repay from the proceeds of this offering. All of the apartment communities we have acquired interests in are further encumbered, as of December 31, 2006, by an aggregate of approximately $124,538,000 of permanent mortgage debt, which will not be repaid from the proceeds of this offering. All required debt payments have been made to date.

As to our apartment communities which are no longer (or have not been) financed with our former line of credit or any replacement line of credit, we do not currently intend to have total mortgage debt on those communities outside of the targeted range of 55% to 65% but in any event not more than 70% of the gross asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.

We will supplement or amend this prospectus from time to time when we have identified additional communities for acquisition.

INFORMATION CONCERNING THE JACKSONVILLE COMMUNITIES

Name of Community	Location of Property	Number of Units	Monthly Rents (1)	Purchase Price (2)	Permanent Mortgage Loan	Mortgage Interest Rate	Property Management Agent	Annual Property Management Fee
1. Savannah Oaks (formerly known as Oaks at Timuquana) (7)	Jacksonville Heights (Jacksonville), Florida	228	$545 – 610 1BR $740 – 805 2BR $870 3BR	$11,498,227	$6,474,000 Berkshire Mortgage Company (8)	4.32%	Steven D Bell & Company	3.0% of Gross Revenue, 1.0% of payroll expenses

2. Bay Pointe (5)	Southside (Jacksonville), Florida	300	$635 – 715 1BR $735 – 805 2BR	$17,815,831	$9,800,000 Berkshire Mortgage Company (6)	4.32%	Steven D Bell & Company	3.0% of Gross Revenue, 1.0% of payroll expenses

3. Spicewood Springs (3)	East (Jacksonville), Florida	512	$571 – 670 1BR $770 – 890 2BR	$30,579,666	$19,100,000 Berkshire Mortgage Company (4)	4.26%	Steven D Bell & Company	3.0% of Gross Revenue, 1.0% of payroll expenses

(1)  Represents, as of December 31, 2006, rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise noted.

(2)  Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)  Spicewood Springs underwent a renovation and repositioning of the property in 2004.

(4)  The principal amount of the mortgage as of December 31, 2006 was $19,100,000, with a remaining term of approximately three years. The original mortgage loan is for a seven-year term with seven years at interest only.

(5)  Bay Pointe underwent a renovation and repositioning of the property in 2004. In addition to exterior improvements, greater than 50% of the 300 units were upgraded.

(6)  The principal amount of the mortgage as of December 31, 2006 was $9,800,000, with a remaining term of approximately three years. The original mortgage loan is for a seven-year term with seven years at interest only.

(7)  Savannah Oaks underwent a renovation and repositioning of the property in 2004. Market rents are shown in this table above.

(8)  The principal amount of the mortgage as of December 31, 2006 was $6,474,000, with a remaining term of approximately three years. The original mortgage loan is for a seven-year term with seven years at interest only.

INFORMATION CONCERNING THE PORTLAND AND SALT LAKE CITY COMMUNITIES

Name of Community	Location of Property	Number of Units	Monthly Rents (1)	Purchase Price (2)	Permanent Mortgage Loan	Mortgage Interest Rate	Property Management Agent	Annual Property Management Fee
4. Boulder Creek	Wilsonville (Portland), Oregon	296	$640 1BR $700 – 740 2BR $900 3BR	$17,742,642	$11,375,000 Berkshire Mortgage Company (4)	4.52%	Pinnacle Realty Management Company	4.0% of Gross Income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of Gross Income until the property reaches certain performance hurdles.

5. Bridge Creek	Wilsonville (Portland), Oregon	315	$619 – 639 1BR $719 – 739 2BR $879 – 899 3BR	$20,242,177	$12,958,000 Berkshire Mortgage Company (5)	4.52%	Pinnacle Realty Management Company	4.0% of Gross Income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of Gross Income until the property reaches certain performance hurdles.

6. Settler's Point	Taylorsville (Salt Lake City), Utah	416	$579 – 639 1BR $689 – 769 2BR	$23,396,250	$15,000,000 Berkshire Mortgage Company (6)	4.52%	Pinnacle Realty Management Company	4.0% of Gross Income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions)

(1)  Represents, as of December 31, 2006, current rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.

(2)  Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)  Under the terms of our LLC agreement with GFS Equity Management, Inc., we would have been responsible for 75% of the rate lock deposit fee in the event the loan failed to close and GFS Equity Management LLC would have been responsible for 25%. We had a choice of accepting an interest rate of 4.60% with a rate lock deposit that had more favorable refund terms than the alternative rate of 4.52%. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of the risk of loss on the rate lock deposit in return for receiving 75% of the spread between the two interest rates (.06%). This additional interest payment will be paid from cash flow to GFS Equity Management LLC throughout the duration of the loan term contemporaneously with the payments on the first mortgage loans.

(4)  The principal amount of the mortgage as of December 31, 2006 was $11,375,000, with a remaining term of approximately three years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

(5)  The principal amount of the mortgage as of December 31, 2006 was $12,958,000, with a remaining term of approximately three years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

(6)  The principal amount of the mortgage as of December 31, 2006 was $15,000,000, with a remaining term of approximately three years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

INFORMATION CONCERNING THE SEATTLE COMMUNITIES

Name of Community	Location of Property	Number of Units	Monthly Rents (1)	Purchase Price (2)	Permanent Mortgage Loan	Mortgage Interest Rate	Property Management Agent	Annual Property Management Fee
7. Alderwood	Lynnwood (Seattle), Washington	188	$735 1BR $835 – 875 2BR	$13,397,470	$9,210,000 Berkshire Mortgage Company (3) $1,933,606 (4) Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund	4.67%	Pinnacle Realty Management Company	3.5% of Gross Income

8. Ridgetop	Silverdale (Seattle), Washington	221	$768 – 782 ST $823 – 878 1BR $920 – 1,015 2BR $1,073 – 1,175 3BR	$14,076,016	$9,690,000 Berkshire Mortgage Company (5) $2,031,263 (4) Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund	4.67%	Pinnacle Realty Management Company	3.5% of Gross Income

9. Wellington	Silverdale (Seattle), Washington	240	$805 – 855 1BR $945 – 1,035 2BR $1,063 – 1,195 3BR	$16,744,073	$11,530,000 Berkshire Mortgage Company (6) $2,412,124 (4) Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund	4.67%	Pinnacle Realty Management Company	3.5% of Gross Income

10. Ridgegate	Kent (Seattle) Washington	153	$660 – 770 1BR $840 – 910 2BR $990 – 1,020 3BR	$10,786,486	$7,420,000 Berkshire Mortgage Company (7) $1,552,744 (4) Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund	4.67%	Pinnacle Realty Management Company	3.5% of Gross Income

(1)  Represents, as of December 31, 2006, current rent offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.

(2)  Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)  The principal amount of the mortgage as of December 31, 2006 was $9,210,000, with a remaining term of approximately one year. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(4)  This is second mortgage debt incurred by BC-GFS LLC, a Delaware limited liability company to acquire the Seattle communities. All of the second mortgage debt may be paid off from the offering proceeds. The second mortgage debt matures on December 31, 2007 at an interest rate of 12%.

(5)  The principal amount of the mortgage as of December 31, 2006 was $9,690,000, with a remaining term of approximately one year. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(6)  The principal amount of the mortgage as of December 31, 2006 was $11,530,000, with a remaining term of approximately one year. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.

(7)  The principal amount of the mortgage as of December 31, 2006 was $7,420,000, with a remaining term of approximately one year. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

INFORMATION CONCERNING THE PLANO, TEXAS COMMUNITY

Name of Community	Location of Property	Number of Units	Monthly Rents (1)	Purchase Price (2)	Permanent Mortgage Loan	Mortgage Interest Rate	Property Management Agent	Annual Property Management Fee
11. Broadstone Preston at Willow Bend Apartments (formerly known as Preston at Willow Bend Apartments)	West (Plano), Texas	229	$725 – 959 1BR $955 – 1,115 2BR (3)	$17,731,348	$11,981,000 Deutsche Bank Berkshire Mortgage, INC. (4)	5.14%	Alliance Residential, LLC	3.5% of Gross Income

(1)  Represents, as of December 31, 2006, current rent offered exclusive of utilities and rent concessions of up to one and one half months (or more) that may be offered occasionally on select units, unless otherwise indicated.

(2)  Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)  The Plano community is undergoing a $1,600,000 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $754-959 on 1BR and $962-1,165 on 2BR.

(4)  The principal amount of the mortgage as of December 31, 2006 was $11,981,000 with a remaining term of eight years. The original mortgage loan was for nine years at interest only at a fixed interest rate of 5.14%. The loan may be extended for one year at a floating rate of 250 basis points over the Freddie Mac index rate.

JACKSONVILLE, FLORIDA COMMUNITIES

We own fee simple interests in three apartment communities in Jacksonville, Florida-Spicewood Springs, Bay Pointe and Savannah Oaks formerly known as Oaks at Timuquana. To acquire these interests, we borrowed approximately $25,000,000 under our former line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our former line of credit, with respect to the transaction. This amount was repaid in December 2006 utilizing a combination of equity raised in this offering and borrowings under our current line of credit. In addition, the Jacksonville communities are encumbered with $35,374,000 of first mortgage debt as of December 31, 2006. The outstanding mortgage indebtedness on the Jacksonville communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Jacksonville communities by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling member interest in BC-Bainbridge LLC. We paid $24,409,639 for our interest. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with us or our advisor. Bainbridge Jacksonville LLC must obtain the consent of BCMR Jacksonville, LLC before it can make material decisions and it can be replaced by BCMR Jacksonville, LLC at any time.

Bainbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after we (the REIT) have received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, we will receive:

(i)  $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually); and

(ii)  a 12% preferred return on our unreturned capital contribution (which initially was $24,409,639).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1%

sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.

Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC will receive 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time.

An acquisition fee of $470,908 (1.60% of the offering proceeds related to our Jacksonville communities of approximately $25 million) and acquisition expenses of $73,519 (0.25% of the offering proceeds related to our Jacksonville communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to our Jacksonville communities.

Savannah Oaks Apartments
(Formerly Known as Oaks at Timuquana Apartments)

Savannah Oaks Apartments is an existing multifamily apartment complex consisting of 228 units located in suburban Jacksonville, Florida. The community consists of 22 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: two swimming pools, BBQ/picnic area, resident lounge, child's playground and perimeter fencing. There are 96 one-bedroom units, 88 two-bedroom units and 44 three-bedroom units. The apartment units have an average size of 921 square feet. The community was constructed in 1971.

The purchase price for the community was $11,498,227, paid as follows: (i) $7,690,000 to the unaffiliated seller of the property; (ii) $157,400 in customary closing costs; (iii) $292,650 in origination and financing fees and expenses; (iv) $738,738 prepayment penalty to former mortgage holder; and (v) $2,619,439 in renovation costs, operating reserves, and preferred return reserves. The major reason why the closing costs for this community (exclusive of reserves and renovation costs) were approximately 10% of the purchase price, was because of the large prepayment penalty paid to the former unaffiliated mortgage holder. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community as renovated and stabilized at the time of closing was $9,640,000. With current first mortgage debt in the principal amount of $6,474,000, the community's loan-to-value ratio is 67.17%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Steven D. Bell & Company, which is not affiliated with the ownership entity of the property. Steven D. Bell & Company has managed the community since May 1, 2006 and receives a property management fee equal to 3.0% of gross revenue and 1.0% of payroll expenses. Steven D. Bell & Company does not manage communities not owned by us that compete with our communities in the Jacksonville market.

The renovation included unit upgrades including repairs to kitchen and bathroom cabinets and countertops in 158 of the units, and the installation of stackable washer/dryer in some units. All apartments were painted; carpet and flooring was replaced as necessary. It also included site landscaping and lighting, roof and decking repairs or replacements, patio and balcony repairs, deck and stairway repairs, stucco and siding repairs, and repairs to the pool and decking.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations in 2005, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004		2005	2006
90%	91%	87	%*	92%	93%

*  Approximately 17 units (7.46% of total units) on average were under renovation during 2004 and were not available for lease.

As of December 31, 2006, the occupancy rate was approximately 88%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$6,584/unit	$7,164/unit	$7,029/unit	$7,475/unit	$7,518/unit

As shown above, Savannah Oaks's occupancy has varied over the past few years. Prior to 2001 there was weak demand in the Jacksonville Heights submarket; however, since then, occupancy has stabilized and rental rates have increased. The property was purchased with a plan to renovate and reposition it and now that the renovation is complete, the annual rental rate per unit increased in 2005 and 2006.

The community is located in the Jacksonville Heights submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 4.8% in 2006). The greater Jacksonville area had a median income of $60,300 as of 2006 according to the U.S. Department of Housing and Urban Development (HUD).

•  Savannah Oaks Apartments are located on Roosevelt Blvd. The neighborhood is a mixture of older multifamily developments, a wide range of commercial-retail and single-family subdivisions. Immediately north along Roosevelt Blvd. are located several restaurants and some light retail. The area is a mixture of light commercial real estate and mature single-family homes. Roosevelt Blvd. runs north alongside U.S. Highway 17 and State Route 15. Immediately south of the site on Allegheny Rd. is a single-family home neighborhood in good condition. Southeast of the subject, three quarters of a mile, is the Jacksonville Naval Air Station. Allegheny Rd. is located adjacent to the site on the east and is the main access to the property. Further east of the property are mature single-family homes, some apartment complexes, open space, and a municipal golf course. To the west across U.S. Highway 17 and State Route 15 is some light retail, a restaurant, and automotive repair shop. Further west is open space and a water inlet to the St. John's River.

•  On State Route 21, two and one-half miles southwest from the Savannah Oaks, is Planters Walk. Built in 1970, the 217-unit property has a similar unit mix and range of unit sizes. Approximately three and one-half miles southwest of the Savannah Oaks are three comparable properties which are slightly superior. These properties are located along the Interstate 295 beltway and are noted as follows as: The Waterford at Orange Park, with 280 apartments built in 1986, Wellington Place, with 358 units built in 1987, and Westland Park, with 405 units built in 1989. The following properties are all located two to five miles to the north of the Savannah Oaks and were considered to be comparable to its condition at the time of acquisition: Colonial Forest, a 174-unit building built in 1970, Gregory West a 162-unit building built in 1972, The Preserve at Cedar River a 464-unit building built in 1973, and Mission Springs a 444-unit building built in 1973. All of these properties have similar amenities to those at the Savannah Oaks, and some share a common attribute of multifamily developments in the area; park-like settings.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed the renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Savannah Oaks competitive in the market.

Bay Pointe Apartments

Bay Pointe Apartments is an existing multifamily apartment complex consisting of 300 units located in suburban Jacksonville, Florida. The community consists of 15 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, tennis courts, volleyball court, child's playground and perimeter fencing. There are 120 one-bedroom units and 180 two-bedroom units. The apartment units have an average size of 971 square feet. This community was constructed in 1974.

The purchase price for the community was $17,815,831, paid as follows: (i) $11,690,000 to the unaffiliated seller of the property; (ii) $673,529 in customary closing costs; and (iii) $5,452,302 in renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community at the time of closing was $14,200,000. With current first mortgage debt in the principal amount of $9,800,000, the community's loan-to-value ratio is 69.01%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Steven D. Bell & Company, which is not affiliated with the ownership entity of the property. Steven D. Bell & Company has managed the community since May 1, 2006 and receives a property management fee equal to 3.0% of gross revenue and 1.0% of payroll expenses. Steven D. Bell & Company does not manage communities not owned by us that compete with our communities in the Jacksonville market.

Through our renovation plan, which was completed in 2005, we substantially upgraded in excess of 50% of the apartments, including new kitchen and bathroom cabinets and countertops, and the installation of stackable washer/dryer units and new appliances in many of the units. All apartments were painted; carpet and flooring was replaced as necessary. The renovation also includes site landscaping, sidewalk repairs, new playground equipment, repairs to the pool and decking, dumpster enclosures, exterior upgrades to the leasing center, installation of vinyl siding and trim over existing siding, termite repairs, and roof and decking repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations in 2005, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004		2005	2006
90%	91%	81	%*	96%	96%

*  Approximately 35 units (11.7% of total units) on average were under renovation during 2004 and not available for lease.

As of December 31, 2006, the occupancy rate was approximately 88%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$6,615/unit	$6,939/unit	$7,314/unit	$7,843/unit	$7,968/unit

As shown above, the effective annual rental rate has grown at a steady pace over the past few years. Vacancy increased slightly in 2002 due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, leading to a slight weakening in the local multifamily apartment market. The effective annual rental rate grew slightly, however, which should lead to higher revenue when the market recovers, which appears to be occurring based on current occupancy rates and increase in rents. In addition, the property was purchased with a plan to renovate and reposition it. After the renovation of the property was completed, the annual rental rate per unit increased as expected.

The community is located in the Southside submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 5.2% in 2006). The greater Jacksonville area had a median income of $60,300 as of 2006 according to HUD.

•  The Bay Pointe Apartments are located on Baymeadows Rd. approximately one and a quarter miles west from Highway 1. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail, and single-family subdivisions. Immediately north across Baymeadows Rd. are recently built office condos with dentists and other professional tenants. Immediately south of the site is

Graven Rd. and a single-family home neighborhood in good condition. Adjacent to the site on the east is a retention pond. East of the pond is Baymeadows Baptist Day School and Kindergarten. Further east along Baymeadows Rd. are single-family homes, small strip malls with restaurants, banks and personal services all in very good condition. Adjacent to the site on the west is another retention pond. West of the pond is the intersection of Graven Rd. and Baymeadows Rd. and the Beauclerc Elementary School.

•  On Princeton Square Blvd. East, directly east from Bay Pointe, is Princeton Square Apartments. Built in 1983, the 288-unit property has a similar unit mix and range of unit sizes. About one block south of Princeton Square is Bentley Green Apartments, with 444 apartments built in 1986. Approximately one mile northeast from Bentley Green Apartments, on Southside Blvd., is the Reserve at Deerwood, a 226-unit community built in 1980 and renovated in 1997. About three and one-half miles north of the Reserve at Deerwood is The Antlers with 400 units built in 1986. All of these properties have similar amenities to those at Bay Pointe and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings. The Antlers and Bentley Green Apartments recently underwent significant renovations and reflect the anticipated comparable end result projected for Bay Pointe Apartments upon completion of its respective rehabilitation.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Bay Pointe competitive in the market.

Spicewood Springs Apartments

Spicewood Springs Apartments is an existing multifamily apartment complex consisting of 512 units located in suburban Jacksonville, Florida. The community consists of 26 two-story and three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, kitchen pantry, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closet and some units contain wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/ picnic area, resident lounge, resident kitchen, fitness center, tennis courts, controlled gated access and perimeter fencing. There are 328 one-bedroom units and 184 two-bedroom units. The apartment units have an average size of 759 square feet. The community was constructed in two phases; phase I in 1985 and phase II in 1987.

The purchase price for the community was $30,579,666, paid as follows: (i) $28,000,000 to the unaffiliated seller; (ii) $1,007,669 in customary closing costs; and (iii) $1,571,997 for renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 29, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community at the time of closing was $29,400,000. With current first mortgage debt in the principal amount of $19,100,000, the community's loan-to-value ratio is 65%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Steven D. Bell & Company, which is not affiliated with the ownership entity of the property. Steven D. Bell & Company has managed the community since May 1, 2006 and receives a property management fee equal to 3.0% of gross revenue and 1.0% of payroll expenses. Steven D. Bell & Company does not manage communities not owned by us that compete with our communities in the Jacksonville market.

In 2004 a renovation of the property was completed and included site landscaping, perimeter fencing repairs and upgrades, upgrades to leasing center and fitness center, exterior painting, repairs to breezeway stairs and handrails, general siding repairs, termite repairs, minor roof repairs, HVAC, and plumbing and electrical repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
92%	92%	91%	94%	96%

As of December 31, 2006, the occupancy rate was 92%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$6,912/unit	$7,316/unit	$7,161/unit	$7,294/unit	$7,360/unit

As shown above, the effective annual rental rate has grown at a steady pace over the past few years other than in 2002 and 2004. The dip in 2002 occurred when the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. In 2004, while the property was undergoing renovations, market rents were slightly reduced to ensure higher occupancy. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will continue to increase.

In February 2005, there was a fire in one of the apartment buildings consisting of twenty-four one-bedroom units. The fire damaged six of the 512 units and resulted in the death of one tenant. Three of the units incurred only minor damage and were placed in service within six weeks. The other three units were placed in service on September 21, 2005. The 2004 renovation and repositioning of the property addressed deferred maintenance, including exterior painting. None of these improvements were impacted by the fire.

The community is located in the East Jacksonville submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 3.8% in 2006). The greater Jacksonville area had a median income of $60,300 as of 2006 according to HUD.

•  The Spicewood Springs Apartments are located on 445 Monument Rd., at the intersection of Regency Square Blvd. and Monument Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Monument Rd. are mature multifamily properties in good condition, single-family homes, open land and the entrance to State Route 9. Immediately south of the site along Monument Rd. are multifamily properties in good condition, the entrance to the one million square foot Regency Square Mall and the entrance to State Route 10. Across Monument Rd. to the east is open space and single-family home subdivisions along Lee Rd. Across Monument Rd. to the west is open space, single-family homes and within four miles, the St. Johns River. In addition, the entrance to State Route 113 is located approximately 500 yards from the subject along Regency Square Blvd.

•  On Monument Rd., directly north and adjacent to Spicewood Springs Apartments, are the Oaks at Mill Creek Apartments. Constructed in 1987, this 360-unit property is similar to Spicewood Springs Apartments in terms of both unit mix and unit size. About one mile south of the Oaks at Mill Creek Apartments is Regency Place Apartments, consisting of

120 apartments that were constructed in 1996. One mile southwest from Regency Place Apartments, on Beacon Point Drive, is The Waterford at Regency Apartments, a 159-unit community that was constructed in 1985. About one and one-half miles north of Spicewood Springs Apartments is Paddock Club Apartments, consisting of 440 units that were constructed in 1990. All of these properties have similar amenities to those found at Spicewood Springs Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

To continue to compete well with these properties, management has implemented an aggressive marketing campaign. We have also substantially completed renovations, which has increased exterior curb appeal and provided upgrades to a portion of the interior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Spicewood Springs competitive in the market.

PORTLAND, OREGON and SALT LAKE CITY, UTAH COMMUNITIES

We own interests in two apartment communities in Portland, Oregon, and one apartment community in Salt Lake City, Utah. The Portland, Oregon, communities are Boulder Creek and Bridge Creek, and the Salt Lake City, Utah, community is Settler's Point. To acquire these interests, we borrowed approximately $22,300,000 under our former line of credit. This amount includes the capital contributions required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our former line of credit with respect to this transaction. This amount, including interest, was repaid in December 2006 utilizing a combination of equity raised in this offering and borrowings under our current line of credit. In addition, the Portland and Salt Lake City communities are encumbered with $39,333,000 of first mortgage debt as of December 31, 2006. The outstanding mortgage indebtedness on these communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Portland and Salt Lake City communities by forming a wholly owned subsidiary, BCMR Portland, LLC, to acquire a controlling member interest in BC-GFS-II LLC. We paid $21,829,724 for our interest, which is comprised of two classes, Class A ($9,364,951.60 ) and Class B ($12,464,772.40). The Class B contribution is treated as mezzanine financing. We receive a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Portland, LLC before it can make material decisions, and it can be replaced by BCMR Portland, LLC at any time.

During the terms of the current first mortgage loans on the Portland and Salt Lake City communities, GFC Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of approximately $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in at the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06% (0.08% X 75%)), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

GFS Equity Management, LLC is entitled to participate in cash distributions of the Portland and Salt Lake City communities after Boston Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i)  $50 annually per apartment unit (a total of 1027 units times $50 equals $51,350 annually); and

(ii)  a 11% preferred return on our unreturned capital contributions (which initially was $21,829,724).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement of our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The property management agent will receive 0.5% of gross income as a portion of its total property management fee. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland and Salt Lake City communities. Proceeds from the sale of any of the Portland or Salt Lake City communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our Class A capital contributions. We will receive 75% and GFS Equity Management LLC will received 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

An acquisition fee of $421,142 (1.63% of the offering proceeds related to these communities of approximately $22 million) and acquisition expenses of $65,751 (0.25% of the offering proceeds related to the Portland/Salt Lake communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to these communities.

Boulder Creek Apartments

Boulder Creek Apartments is an existing multifamily apartment complex consisting of 296 units located in suburban Portland, Oregon. The community consists of 21 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, ceiling fans, wall-to-wall carpet in living areas, walk-in closets, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, side by side washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, garages, swimming pool, resident lounge, resident kitchen, and fitness center. There are 71 one-bedroom units, 49 two-bedroom/one-bath units, 128 two-bedroom/ two-bath units and 48 three-bedroom units. The apartment units have an average size of 850 square feet. The community was constructed in two phases in 1988 and 1990.

The purchase price for the community was $17,742,642, paid as follows: (i) $16,700,000 to the unaffiliated seller of the property; (ii) $579,555 in customary closing costs; and (iii) $463,087 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community at the time of closing was $18,230,000. With current first mortgage debt in the principal amount of $11,375,000, the community's loan-to-value ratio is 62.40%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Boulder Creek's sister community Bridge Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Boulder Creek and Bridge Creek and is not considered direct competition to these communities. Boulder Creek and Bridge Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

In 2005, renovations on the property including repairs to guardrails and balcony decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, and treatment of termites were completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
91%	91%	88%	91%	96%

As of December 31, 2006, the occupancy rate was approximately 94%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$7,490/unit	$7,164/unit	$7,184/unit	$7,207/unit	$7,699/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it and it is management's continued belief that, as the local real estate market strengthens, all remaining concessions will come to an end, the annual rental rates will continue to increase and vacancy will continue to decrease.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had an average residential vacancy of 5.2% in 2006. The greater Portland area had a median income of $66,900 as of 2006 according to HUD.

•  The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a single-family residential subdivision. Directly south of the property is Boeckman Creek Primary School and Wilsonville High School. Wooded land and farmland is east of the property, which is located outside the Urban Growth Boundary. To the west is Wilsonville Road and across the street is a single-family subdivision. A competing apartment complex is located across Wilsonville Road to the southwest.

•  Boulder Creek's sister property, Bridge Creek, is located about one-half mile southwest. It is a 315-unit property, built in three phases between 1988 and 1990. Bridge Creek has a similar apartment mix but does not offer 2BR/1BA floor plans. It offers a similar range in unit size, and comparable amenities to those at Boulder Creek. Berkshire Court is located on Wilsonville Road across from the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Boulder Creek and has comparable amenities to those offered at Boulder Creek. Hathaway Court is located across Wilsonville Road from the subject and is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Boulder Creek and Berkshire Court but has more 2BR/1BA units than Boulder Creek and offers comparable amenities. Town Center Park is located approximately one mile southwest of the Boulder Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located approximately one and a quarter miles northwest of Boulder Creek. Sundial was built in 1991 and offers an inferior amenity package. Sundial's apartments are smaller than those at Boulder Creek and it does not offer 2BR/1BA units.

Boulder Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the last couple of years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Boulder Creek appears to have been minimal. Boulder Creek offers social and recreational amenities equivalent to those at comparable properties.

Bridge Creek Apartments

Bridge Creek Apartments is an existing multifamily apartment complex consisting of 315 units located in suburban Portland, Oregon. The community consists of 28 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, ceiling fans, wall-to-wall carpet, patios/balconies, cable access, high speed internet access, washer/dryer connections, washer/dryer furnished, and storage closet. Exterior amenities include: carports, garages, outdoor spa, 2 outdoor swimming pools, resident lounge, resident kitchen, fitness center, child's playground and perimeter fencing. There are 80 one-bedroom units, 183 two-bedroom units and 52 three-bedroom units.

The apartment units have an average size of 870 square feet. This community was constructed in 1988.

The purchase price for the community was $20,242,177, paid as follows: (i) $18,100,000 to the unaffiliated seller of the property; (ii) $606,679 in customary closing costs; and (iii) $1,535,498 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community at the time of closing was $19,995,000. With current first mortgage debt in the principal amount of $12,958,000, the community's loan-to-value ratio is 64.81%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Bridge Creek's sister community Boulder Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Bridge Creek and Boulder Creek and is not considered direct competition to these communities. Bridge Creek and Boulder Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

In 2005, renovations on the property including repairs to siding and decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, upgrades to the clubhouse, and re-surfacing the parking area were completed. A total of approximately $250 per unit from remaining funds will be added to a replacement reserve for the future. In addition, approximately $157,500 was placed in reserve to paint the property in 2008. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
90%	92%	89%	91%	96%

As of December 31, 2006, the occupancy rate was 91% (including units off line for fire damage repair) and 97% (for units on line).

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$7,668/unit	$7,261/unit	$7,242/unit	$7,183/unit	$7,798/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it and it is management's continued belief that, as the local real estate market strengthens, all remaining concessions will come to an end, the annual rental rates will continue to increase and vacancy will continue to decrease.

On January 12, 2006 and July 7, 2006 fires occurred within the same building at one of the Portland communities (Bridge Creek Apartments) which damaged all 18 units of that building. An investigation into the causes of the fires was conducted by the fire department and a cause and origin expert hired by the insurance company concluded that the cause of the first fire was a weakened wire in the wall between two of the apartment units. Additionally, they determined that the weakened wire was not caused by negligence on anyone's part. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The official cause of the second fire was determined to be a dropped cigarette. No one was injured, and the displaced tenants were relocated to vacant units within Bridge Creek Apartments.

The insurance carrier's estimate to repair the damages from both fires is $951,000 of which $791,000 has been received to date. The unused portion of the proceeds as of December 31, 2006 was $408,000 and is included in other liabilities on the consolidated balance sheet. The tentative completion date for repairs of all units is mid-May 2007. Anticipated costs not covered by insurance are the payment of a $10,000 deductible per fire and a 10% fee for an insurance expert, hired to negotiate the scope and pricing of the work with the insurance carrier. As a result of the expert's role, pricing of the rebuilding is more comprehensive and, therefore, more competitive than simply bidding the specifications provided by the insurer.

Business interruption insurance has been covering lost rents on the damaged units and expenses incurred to relocate tenants and provide electricity to the building. As of December 31, 2006, insurance payments of $73,000 covering lost rents through September 30, 2006 had been received and are reflected in other income on the statement of operations, and payments of $12 had been received to reimburse expenses. Additional payment for lost rents and expenses incurred of $26,000 and $1,000, respectively, for the period October through December 2006 was received in January 2007.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had an average residential vacancy of 5.2% in 2006. The greater Portland area had a median income of $66,900 as of 2006 according to HUD. The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a Hathaway Village apartment complex. Directly south of the property is Wilsonville Road; across the road are some single-family residences and then Wilsonville Memorial Park. The property abuts a Methodist Church and Hathaway Village apartment complex to the east. To the west is a greenbelt followed by Wilsonville Community Center to the south and condos and single-family residences to the north.

•  Bridge Creek's sister property, Boulder Creek, is located about one-half miles northeast, was built in phases between 1988 and 1990. A 296-unit property, it has a similar apartment mix although it includes 2BR/1BA and 2BR/2BA floor plans, similar range in unit size, and comparable amenities to those at Bridge Creek. Berkshire Court is located on Wilsonville Road about one-half mile north of the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Bridge and has comparable amenities to those offered at Bridge Creek. Hathaway Court is located on Wilsonville Road about one-quarter mile north of the subject. It is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Bridge Creek and Berkshire Court but has more 2BR/1BA units than Bridge Creek and offers comparable amenities. Town Center Park is located approximately one mile west of Bridge Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located about one and a quarter miles northwest of Bridge Creek. Built in 1991, Sundial offers an inferior amenity package. Sundial's apartments are smaller than those at Bridge Creek and it does not offer 2BR/1BA units.

Bridge Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the past several years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Bridge Creek appears to have been minimal. Bridge Creek offers social and recreational amenities equivalent to those at comparable properties. Renovation of the second clubhouse and pool area differentiates Bridge Creek through additional amenities and services that some competing properties do not provide.

Settler's Point Apartments

Settler's Point Apartments is an existing multifamily apartment complex consisting of 416 units located in suburban Salt Lake City, Utah. The community consists of 50 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, built-in microwave, ceiling fans, wood burning fireplace, wall-to-wall carpet, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, stacked washer/dryer furnished (288 units), side-by-side washer/dryer furnished (128 units), and storage closets. Exterior amenities include: carports, outdoor spa, two outdoor swimming pools, fitness center, two tennis courts, and some perimeter fencing. There are 136 one-bedroom units, 56 two-bedroom/one-bath units, and 224 two-bedroom/two-bath units. The apartment units have an average size of 876 square feet. The community was constructed in 1985 and 1986.

The purchase price for the community was $23,396,250, paid as follows: (i) $21,500,000 to the unaffiliated seller of the property; (ii) $826,898 in customary closing costs; and (iii) $1,069,352 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our former line of credit. The independently appraised value of the community at the time of closing was $22,200,000. With current first mortgage debt in the principal amount of $15,000,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages communities in the market not owned by us; however, we do not consider these properties to be in direct competition with our communities.

In 2005, renovations on the property including repairs to pavement, sidewalks, patio fencing, balconies, and stairs as well as addressing ADA issues, upgrading the site exterior lighting for safety, installing new signage, replacing Brookfield evaporative-cooling units with new air conditioning condensing units, replacing polybutylene plumbing with copper; and installing ground-fault interrupter receptacles in the kitchens and bathrooms of all units were completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
88%	93%	92%	94%	93%

As of December 31, 2006, the occupancy rate was 90%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$7,071/unit	$6,989/unit	$6,869/unit	$6,960/unit	$7,287/unit

The community is located in Taylorsville, Utah, an area which has historically had higher than normal residential vacancy rates over the past several years, mainly due to low mortgage interest rate levels that allow tenants to afford entry-level housing, and an excess supply of inventory related to the Olympic Games and subsequent departure of service and support personnel. However, vacancy has improved, averaging 5.7% in 2006. The greater Salt Lake City area has a median income of $61,550 as of 2006 according to HUD. The property was purchased with a plan to renovate and reposition it and it is management's continued belief that, as the local real estate market strengthens, all remaining concessions will come to an end, the annual rental rates will continue to increase and vacancy will continue to decrease.

•  Settler's Point is located south of the central business district of Salt Lake City, within the Salt Lake Valley, in the city of Taylorsville. The site is conveniently and centrally located between two major freeways, I-15 to the east and I-215 to the west and south. The property's immediate surroundings include a City of Taylorsville park, adjoining to the west and Fore Lakes golf course, a par 3 golf course, adjoining to the south and east. Local shopping is within walking distance and consists of neighborhood centers located north and west of the park. Just to the west, the N/S cross street is Redwood Road, the retail arterial road for the neighborhood. The Primary Market Area is about a 5-mile square with the subject in the approximate center. The majority of competition is lying within that area and the majority of potential prospects are expected to be residing within that area.

Settler's Point competes well in its market. Strategically located with easy access to I-15 and I-215, the community offers an attractive quality of life. The Taylorsville area offers affordable living, excellent access to local shopping, good schools and ready access to major employment centers.

We expect that the economic slowdown after the winter 2002 Olympic Games will subside and the area will return to the more typical growth seen through the 1990s. Settler's Point offers social and recreational amenities equivalent to those at comparable properties.

SEATTLE, WASHINGTON COMMUNITIES

We own interests in four apartment communities in Seattle, Washington-Alderwood, Ridgetop, Ridgegate and Wellington. To acquire these interests, we borrowed approximately $9,325,980 under our former line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our former line of credit with respect to the transaction. This amount, including interest, was repaid in December 2006 utilizing a combination of equity raised in this offering and borrowings under our current line of credit. In addition, the Seattle communities are encumbered with $37,850,000 of first mortgage debt as well as $7,929,738 of second mortgage debt as of December 31, 2006. From the proceeds of this offering, we may repay the second mortgage debt on the communities. The outstanding first mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the respective mortgage loans. In addition, we will deduct $552,794 from the 2.70% acquisition fee we have agreed to pay our advisor related to the Seattle communities because of the prepaid acquisition fee.

Our advisor was not involved in the initial formation transactions for the Seattle communities. Originally, the Seattle communities were acquired by our advisor's affiliates before the offering of a publicly registered REIT was finalized. Accordingly, the ownership structure of the Seattle communities is more complicated. This structure has not been and will not be repeated for any other communities we own or may acquire. Here is a history of the purchase and ownership of the Seattle communities.

(1)  On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000.

(2)  In December, 2002, affiliates of our advisor wanted to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities, as well as a subordinated interest in cash flow and sale proceeds.

(3)  BC-GFS LLC was formed by John P. Manning, our Chairman and Chief Executive, as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, A Limited Partnership, both controlled by our affiliates, and GFS Equity Management LLC. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by our affiliates. This complicated structure was previously used when market rate communities were invested in by private investors. The following chart describes the former ownership of the Seattle properties:

*  John P. Manning owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership

(4)  On December 12, 2002, BCMR Seattle, Inc. contributed $8,626,939 to BCMR Seattle, a Limited Partnership, to purchase the four Seattle communities. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC for a purchase price of $54,596,940. The difference between the $51,366,000 contract price and the $54,596,940 paid by BC-GFS LLC is comprised of customary real estate closing costs of $2,438,880 paid to non-affiliates and $1,199,165 in renovation costs and operating reserves escrowed for the communities. In addition, there was ($407,105) in prorations credited to the buyer at closing which consisted of tenant security deposits, unpaid real estate taxes and utility bills. The purchase price was funded by payment of $8,626,939 of equity, $37,850,000 of first mortgage debt, and $8,120,000 of second mortgage debt.

(5)  An acquisition fee of $552,794 (2.79% of the offering proceeds related to the Seattle communities of approximately $20.2 million) and acquisition expenses of $49,739 for the Seattle communities (0.25% of the offering proceeds related to the Seattle communities) were paid to an affiliate of our advisor. The prepaid acquisition fee and expense reimbursement will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to the Seattle communities.

(6)  During the first quarter of 2003, the Seattle communities were deemed a suitable investment for our company. On May 15, 2003, we acquired BCMR Seattle, Inc.'s entire 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, by assuming its $9,325,984 of acquisition debt, but paying no additional fees, expenses, or other consideration. This assumed debt was rolled into our former line of credit.

We acquired our interests in the Seattle communities by acquiring a 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a controlling member interest in BC-GFS LLC, which owns legal fee simple title to the communities through four wholly owned subsidiaries. The general partner of BCMR Seattle, A Limited Partnership, is BCMR, Inc., which is an affiliate of our advisor. BCMR Special, Inc., which is an affiliate of our advisor, acts as investment manager of BC-GFS LLC for the purpose of exercising certain consent rights for all material decisions regarding the Seattle communities. Neither BCMR, Inc. nor BCMR Special, Inc. can exercise any voting rights contrary to our direction or interests. Neither BCMR, Inc. nor BCMR Special, Inc. will receive any compensation from this offering or our operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities for the reasons described above and will not be used in any other acquisitions we make. We can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Seattle, A Limited Partnership before it can make material decisions and it can be replaced by BCMR Seattle, A Limited Partnership at any time.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i)  a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939); and

(ii)  $50 annually per apartment unit (a total of 802 units times $50 equals $40,100 annually).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

Alderwood Park Apartments

Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed and child's playground. There are 84 one-bedroom units and 104 two-be-room units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.

The purchase price for the community was $13,397,470, paid as follows: (i) $12,410,000 to the unaffiliated seller of the property; (ii) $600,660 in customary closing costs; (iii) $351,750 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our former line of credit. The independently appraised prospective value of the community at the time of closing was $12,950,000. With current first mortgage debt in the principal amount of $9,210,000, the community's loan-to-value ratio is 71.12%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

In 2005, renovations on the property including a remodeling of the clubhouse, improvements to the landscaping, repairs to balconies, landings, sidewalks, and the pool, replacement of the entry ramp, construction of a golf cart garage and improvements to fire safety and ADA issues were completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
91%	89%	92%	95%	95%

As of December 31, 2006, the occupancy rate was 98%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$8,005/unit	$7,773/unit	$7,875/unit	$8,172/unit	$8,739/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer selected rent concessions. The property was purchased based on the market conditions that were present in 2002. The market remained weak in 2003 and most of 2004, improving in the fourth quarter of 2004 with the opening of the renovated Alderwood Mall near the property. It is management's belief that, as the local real estate market strengthens, the annual rent rate per unit will continue to increase.

The community is located in Lynnwood, Washington, an area which has historically had low residential vacancy rates (averaging 4.6% in 2006). The county had a median income of $70,800 as of 2006 according to HUD.

•  The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which was under construction at the time of purchase. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties at the time of acquisition.

•  On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988, Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one, two and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood Park Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

Ridgetop Apartments

Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor and outdoor spa, outdoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 20 studio units, 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. This community was constructed in 1989.

The purchase price for the community was $14,076,016, paid as follows: (i) $13,234,250 to the unaffiliated seller of the property; (ii) $620,856 in customary closing costs; and (iii) $220,910 in renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings under of former line of credit. The independently appraised prospective value of the community at the time of closing was $13,650,000. With current first mortgage debt in the principal amount of $9,690,000, the community's loan-to-value ratio is 70.99%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

In 2005, renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues were completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
97%	94%	95%	96%	97%

As of December 31, 2006, the occupancy rate was 96%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$8,409/unit	$8,909/unit	$9,423/unit	$9,953	$10,513/unit

The community is located in Silverdale, Washington, an area which has historically had low residential vacancy rates (averaging 5.0% in 2006). The county had a median income of $63,200 as of 2006 according to HUD.

•  Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.

•  Five apartment properties located in the Silverdale area were selected as comparable properties at the time of acquisition. The Outlook, situated less than a mile north of the Ridgetop Apartments, consists of 210 units. Constructed in 1991, the Outlook offers similar amenities to those provided at Ridgetop Apartments.

•  Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1988, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridgetop Apartments.

•  Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

•  Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

•  Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

Ridgetop Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that this presence will change in the foreseeable future.

Wellington Apartments

Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 947 square feet. The community was constructed in 1988.

The purchase price for the community was $16,744,073, paid as follows: (i) $15,635,000 to the unaffiliated seller of the property; (ii) $738,013 in customary closing costs; and (iii) $371,060 renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings under our former line of credit. The independently appraised prospective value of the community at the time of closing was $15,650,000. With current first mortgage debt in the principal amount of $11,530,000, the community's loan-to-value ratio is 73.67%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

In 2005, renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues were completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
96%	96%	91%	96%	97%

As of December 31, 2006, the occupancy rate was 93%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$8,586/unit	$9,175/unit	$9,190/unit	$9,826/unit	$10,560/unit

The community is located in Silverdale, Washington, an area which has historically had low residential vacancy rates (averaging 5.0% in 2006). The county had a median income of $63,200 as of 2006 according to HUD.

•  Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.

•  Five apartment properties located in the Silverdale area were selected for purposes of comparison at time of acquisition. The Outlook, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, the Outlook offers similar amenities to those provided at Wellington Apartments.

•  Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

•  Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

•  Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

•  Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

Wellington Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that thus presence will change in the foreseeable future.

Ridgegate Apartments

Ridgegate Apartments is an existing multifamily apartment complex consisting of 153 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 62 one-bedroom units, 60 two-bedroom units and 31 three-bedroom units. The apartment units have a weighted average size of 891 square feet. This community was constructed in 1990.

The purchase price for the community was $10,786,486, paid as follows: (i) $10,086,750 to the unaffiliated seller of the property; (ii) $479,351 in customary closing costs; (iii) $185,325 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowings under our former line of credit. The independently appraised prospective value of the community at the time of closing was $10,550,000. With current first mortgage debt in the principal amount of $7,420,000, the community's loan-to-value ratio is 70.33%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

In 2005, renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues were completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Co. and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
96%	96%	92%	94%	96%

As of December 31, 2006, the occupancy rate was 98%.

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$8,660/unit	$9,075/unit	$8,971/unit	$9,009/unit	$9,410/unit

The community is located in Kent, Washington, an area which has historically had low residential vacancy rates (averaging 5.0% in 2006). The county had a median income of $70,800 as of 2006 according to HUD.

•  Along SE 248th St. are several apartment properties targeting households similar to those that have been attracted to Ridgegate Apartments.

Directly to the west of Ridgegate Apartments is a newer single-family subdivision with homes starting in the low $200,000 range at the time of purchase. To the northwest and southwest, there are numerous new and older single-family home subdivisions. The nearest competitor to Ridgegate Apartments is Forest Creek Apartments. This development is located to the south of the property but separated by a small park and it is comprised of 92 units. Forest Creek Apartments is also managed by Pinnacle Realty Management Company and was constructed in 1991. Its amenities are slightly inferior to those at Ridgegate Apartments as a result of its smaller size, but its unit mix and rent rates are comparable.

•  One block north of Ridgegate Apartments is The Wilson, an 82-unit gated community constructed in 2001. This development has similar unit sizes, mix and rent rates but has slightly inferior recreational amenities when compared to Ridgegate Apartments.

•  Approximately two miles to the west of Ridgegate Apartments on highway 516 is Signature Pointe. Signature Pointe is comprised of 624 units and is also managed by Pinnacle Realty Management Company. Constructed in 1989, Signature Pointe has a similar unit mix and unit sizes compared to Ridgegate Apartments. It also has slightly superior amenities compared to those offered at Ridgegate Apartments. Its location is inferior, however: the property is located close to a major highway and is split into two sections by a highway, making the recreational facilities less convenient to a large number of its residents. The property also has the appearance of being more densely developed.

Ridgegate enjoys either a location that is superior or physical amenities that are superior to many of the other multifamily developments in the area. These factors, combined with the improvements that are being made to the property, are expected to allow the property to compete favorably with the other developments.

PLANO, TEXAS COMMUNITY

On September 15, 2005, we acquired an interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas known as the Preston at Willow Bend Apartments, which has since been renamed Broadstone Preston at Willow Bend Apartments. We refer to this community as our Plano community. We acquired our interest in the property through BC Broadstone Preston, LP, a joint venture between us and certain affiliates of Alliance. We own a controlling partnership interest in BC Broadstone Preston, LP through two wholly-owned subsidiaries, ALLTX GP, LLC and ALLTX, LLC. BC Broadstone Preston, LP purchased the property from ERP Operating Limited Partnership for a contract purchase price of approximately $15,200,000. We have also borrowed an additional $2,512,348 to fund renovations and operating reserves, and to pay customary closing costs of approximately $1,700,000 and $831,347, respectively.

To fund a portion of the purchase price, we contributed $5,556,348 to BC Broadstone Preston, LP by borrowing that amount from Wachovia Bank, National Association. This loan, including interest, was subsequently repaid in December 2006 through borrowings under our current credit facility as further described in the section "Business and Properties—Line of Credit".

An acquisition fee of approximately $173,000 will be paid to our advisor as sufficient amounts of gross offering proceeds are raised.

Alliance Residential LLC is the managing general partner of BC Broadstone Preston, LP. The managing general partner must obtain our consent before it can make material decisions with respect to actions by the joint venture and it can be replaced by us at any time. Alliance Residential LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450. After payment of this fee, we and Alliance Residential LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential LLC in all remaining cash flow from operations of our Plano community.

To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used, first to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above.

Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:

•  80% to us and 20% to Alliance Residential LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);

•  then, 75% to us and 25% to Alliance Residential LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions); and

•  then, 70% to us and 30% to Alliance Residential LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and

•  then, any residual sale proceeds, 60% to us and 40% to Alliance Residential LLC.

Our Plano community is an existing multifamily apartment complex consisting of 229 units located in suburban Plano, Texas. The community consists of 23 three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, crown molding, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closets and wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, children's play area, fitness center, controlled gated access and perimeter fencing. There are 142 one-bedroom units and 87 two-bedroom units. The apartment units have an average size of 1,021 square feet. The community was constructed in 1984.

The purchase price for the community was $16,031,347, paid as follows: (i) $15,200,000 to the unaffiliated seller; and (ii) $831,347 in customary closing costs. The closing occurred on September 15, 2005, and the purchase price was funded by a combination of first mortgage debt and borrowings on a loan from Wachovia Bank, National Association. In addition, in accordance with the terms of the company's lending agreement, with respect to the 2005 loan with Wachovia Bank, National Association, our company established a repair escrow fund by depositing $1,600,000 in a repair escrow deposit with the lender. The repair escrow deposit will be used for the purpose of paying the costs of renovation to the property. The independently appraised value of the community at the time of closing was $15,400,000 prior to the renovation and $17,550,000 after the renovation. With current first mortgage debt in the principal amount of approximately $11,981,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community. The borrowings under the 2005 Wachovia Bank, National Association loan, including interest, were repaid in December 2006 with a combination of proceeds from the offering and borrowings under our current line of credit. For more information regarding our current line of credit, see the section entitled "Business and Properties—Line of Credit".

The property manager is Alliance Residential LLC, which is affiliated with Alliance G.P. IV, INC. and Broadstone Preston Alliance LLC. Alliance Residential, LLC has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income (with 0.5% of such management fee subordinated to the first mortgage lender).

Alliance Residential, LLC does not currently manage communities not owned by us that compete with our communities in the Plano market, but there is no assurance that Alliance Residential, LLC will not compete with us in the Plano market in the future.

A renovation and repositioning of the property commenced shortly after the closing of the permanent mortgage financing with Deutsche Bank Berkshire Mortgage, Inc. The renovation plan includes site landscaping improvements, upgrades to the leasing center and the fitness center, kitchen and bathroom cabinet painting and refacing and resurfacing of the counter tops, upgrades to kitchen and bathroom hardware and lighting, new appliances in a number of units, carpet replacement in all units, new linoleum in the kitchens and the bathrooms in all units, resurfacing of the ceilings in all units, general exterior upgrades, and the addition of 20 garages and 10 storage units.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

Year End December 31,

2002	2003	2004	2005	2006
94%	94%	95%	95%	92%

As of December 31, 2006, the occupancy rate was 92% (including units under renovation) and 98% (for units on line).

The average effective annual rental per unit for each of the last five years is as follows:

2002	2003	2004	2005	2006
$9,070/unit	$8,571/unit	$8,304/unit	$8,342/unit	$8,135/unit

As shown above, the effective annual rental rate has decreased slightly over the past few years. The decrease has occurred because the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

The community is located in the West Plano submarket of Plano, Texas, an area which has historically had a high median income ($127,774 currently) and relatively low residential vacancy rates (averaging 7.0% in 2006 versus 8.3% for the Dallas Metro Area).

•  The Plano community is located on Preston Rd., at the intersection of Highland Drive and Preston Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Preston Rd. are mature multifamily properties in good condition, single-family homes, retail centers, and H. Ross Perot's Legacy Business Park. Immediately south of the site is Highland Drive. Across Highland Drive is Preston Park Colonnade, a retail center with Barnes & Noble, Whole Foods Market, and typical neighborhood shops. Further south, about a half-mile, is the entrance to the Preston Park Village. Its 60 specialty shops include Ann Taylor, Talbots, St. Johns and The Gap. Across Preston Rd. to the east is Bristlecone Apartments, a 268-unit property. To the west of the site is Ventura Drive. A single-family subdivision of homes, with resale prices in the high $400,000 and low $500,000 is situated at Ventura and Highland Drives. To the north of the subdivision is Centennial Elementary School. Additionally, Preston Road intersects with the George Bush Turnpike about 2.5 miles south of the property and with State Highway 121 about 3.5 miles to the north.

•  On Preston Rd., directly north and adjacent to the Plano community are the La Ventura Apartments. Constructed in 1999, this 298 unit property is similar to the Plano community in terms of both unit mix and unit size. Directly east of the Plano community is Bristelcone Apartments, consisting of 239 apartments that were constructed in 1991. Less than one mile south from the Plano community, on Preston Rd., is Summers Crossing Apartments, a 282 unit community that was constructed in 1985. About one-half mile east of the Plano community is Highlands at Preston Apartments, consisting of 213 units that were constructed in 1986. All of these properties have similar amenities to those found at the Plano community and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

To continue to compete well with these properties, management will implement an aggressive marketing campaign. We have also budgeted funds for a renovation plan, which will increase exterior curb appeal and provided upgrades to the interior of the apartment units. We anticipate that this strategy along with the strong demand for multifamily housing should keep Broadstone Preston at Willow Bend Apartments competitive in the market.

Property Management

Selection of Managers

The selection of property managers by our advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. We plan to engage property managers that are not affiliated with our company or our advisor. The managers of the communities we currently own interests in meet these criteria and the further standards described in items 1 through 5 below. All of our current property management agreements are the result of arm's-length negotiations.

The property management agent for the Portland, Salt Lake City and Seattle Communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed these communities since their acquisition and receives a property management fee equal to 3.5% to 4.0% of gross income. Pinnacle also manages communities not owned by us that compete with our communities. We are not aware that either Pinnacle Realty Management Company or GFS Equity Management LLC or any of their affiliates own any of the competing communities.

The property management agent for the Jacksonville communities is Steven D. Bell & Company, which is not affiliated with the ownership entity of the property. Steven D. Bell & Company has managed the community since May 1, 2006 and receives a property management fee equal to 3.0% of gross revenue and 1.0% of payroll expenses. Steven D. Bell & Company does not manage communities not owned by us that compete with our communities in the Jacksonville market.

The property management agent for our Plano community is Alliance Residential, LLC, which is affiliated with Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC. Alliance has managed the community since its inception and receives a property management fee equal to 3.5% of gross income with 0.5% of such management fee subordinated to the first mortgage lender.

While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

Property Management Agreements and Plans

In acquiring interests in apartment communities, our advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.

•  The property manager is considered by our advisor to possess suitable and substantial multifamily experience.

•  The form of property management agreement is considered by our advisor to meet the standards required for successful management of the community.

•  The management and marketing plans are considered by our advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.

1.  Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. Our advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

2.  Having applied the following guidelines, our advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:

•  Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

•  Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

•  The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

•  The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

•  An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

•  The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.

3.  Having applied the following guidelines, our advisor must determine that the form of property management agreement meets the standards required for successful management of the property:

•  The property management agreement will generally be limited to a period of one year;

•  Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;

•  The property manager is responsible for securing and renewing liability insurance at limits established by our advisor;

•  The property manager is responsible for compliance with Fair Housing and other pertinent regulatory requirements;

•  The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

•  The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

•  The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;

•  Relationships with affiliates are acceptable to our advisor as long as they are disclosed at the outset;

•  Our advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and

•  All site staff are employees of the management company and not of the controlling owner entity or our company.

4.  Our advisor must determine that the form of management plan is comprehensive and includes the following:

•  There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

•  The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

•  All on-site personnel are provided in-house training and participate in training seminars;

•  Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

•  The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

•  The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.

5.  Having applied the following guidelines, our advisor must determine that the form of marketing plan is comprehensive and includes the following:

•  The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

•  Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

•  Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

•  Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

•  A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

Property Development and Construction

We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors—Risks Related to Our Properties and Our Business.")

We or our advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

Joint Venture Investments

Our advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the section "Business and Properties—Properties" in this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties.

If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

•  a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

•  the investment by our company and such affiliate are on substantially the same terms and conditions; and

•  we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of Interest—Joint Ventures with Affiliates of Our Advisor.")

Competition

We intend to acquire interests in apartment communities in the United States wherever suitable communities are identified by our advisor. We will compete with many other REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities. All of our apartment communities will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our apartment communities and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring apartment communities in the United States is extensive and local in nature. We may be competing with other entities that have greater resources than ours, including several with national portfolios valued at billions of dollars, and whose managers may have more experience than ours. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We will seek to grow by acquiring apartment communities in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable apartment communities. In particular, we seek opportunities to add value through renovation and rehabilitation projects. Our presence in metropolitan areas in Florida, Utah, Texas and the northwest United States gives our initial portfolio geographic diversity while providing us with a competitive advantage in identifying and competing for acquisition and development opportunities in those target markets. We believe our management structure and our strategy of employing seasoned local property managers will allow us to grow in both our existing markets and in selected new markets without incurring substantial additional costs. Our strategy of providing a subordinated economic interest to established local operators also may give us a competitive advantage over buyers that may not provide such an incentive.

Offices

We maintain our principal office in space leased by Boston Capital Holdings Limited Partnership, the parent of our advisor, at One Boston Place, Suite 2100, in downtown Boston, Massachusetts. We do not pay rent for this space, although our advisory services agreement with our advisor takes our advisor's space costs into consideration.

Line of Credit

On December 6, 2006 we entered into a credit agreement with Wachovia Bank, National Association that provided us with an unsecured credit facility of up to $45 million, which we refer to as our current line of credit, of which $31,353,017 was outstanding as of March 1, 2007.

We used approximately $41 million of the proceeds of our current line of credit to repay existing indebtedness related to (1) our former line of credit under which we borrowed the $56,596,665 invested in our initial ten communities from an affiliate, BCP Funding, Inc. and which was secured by our interests in those communities and (2) a loan from Wachovia Bank, National Association under which we borrowed approximately $5,556,348 to fund a portion of the purchase price of our Plano community, the Plano loan. Simultaneous with the closing of our current credit facility with Wachovia Bank, National Association on December 6, 2006, we borrowed approximately $41 million under the credit facility, the initial borrowing, and contributed approximately $22 million of equity and other available REIT funds which, in combination, were utilized to repay the full amount of the debt outstanding under our former line of credit and the Plano loan. In connection with the repayment of our former line of credit, the liens on our interests in our initial ten communities securing the former line of credit were released. Of the $31,353,017 outstanding under our current line of credit as of March 1, 2007, all of such balance is related to our initial borrowing under our current line of credit. Unlike our former line of credit, borrowings our current credit facility are not secured by our interests in any of the eleven properties currently owned by us.

Until the repayment of our initial borrowing under our current line of credit, the terms of our credit agreement restrict us from paying a dividend to our stockholders in excess of 6% per annum (if authorized by our board of directors and provided that there is no event of default under our credit agreement). Thereafter, there is no dividend restriction so long as no event of default exists under the credit agreement. In addition, we are obligated to utilize all net proceeds received from this offering to repay any amounts outstanding under the credit facility after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. This requirement may limit our ability to acquire new properties.

Subsequent to our repayment of our initial borrowings under the current line of credit, the credit facility will convert into a revolving, acquisition line of credit and may then be utilized by us (i) to fund future acquisitions, (ii) to fund capital needs associated with our existing real estate portfolio, (iii) for the issuance of letters of credit on our behalf, and (iv) for general working capital purposes. After the conversion to the acquisition line of credit, advances under the credit facility must be repaid within ninety days. In the event an advance is not repaid within the ninety-day period, availability under the credit facility will be eliminated, and we will have six months to fully repay any amount outstanding.

We will pay interest on the periodic advances under the current credit facility at varying rates, based upon either LIBOR or the prime rate, plus an agreed upon additional margin. The additional margin interest rate for LIBOR advances depends upon our level of outstanding indebtedness in relation to the value of our assets from time to time as follows:

Leverage Ratio:	Less than 70%	70% to 75%	75% to 80%
LIBOR Margin:	2.00%	2.25%	2.75%

The additional margin interest rate for prime interest rate advances is 1.00%. As of March 1, 2007, this represents an effective interest rate of 7.59% per annum. The amounts borrowed under the current line of credit are pre-payable at any time without fee, subject to actual LIBOR breakage costs, if any.

Our current line of credit is available to us for a term ending January 1, 2008, but may be extended for a period of up to six months upon the payment of applicable fees and the satisfaction of certain conditions, including that there exist no event of default under the terms of the credit agreement.

Our ability to borrow under our current line of credit will be dependent upon the size of the "borrowing base." We will be permitted to borrow up to the lesser of (i) $45 million or (ii) the amount equal to the difference between (a) eighty percent (80%) of the appraised values of the properties owned by us (including any future acquisitions) for which Wachovia Bank, National Association has obtained a full and satisfactory subordination, referred to in this prospectus as the borrowing base properties, and (b) any outstanding mortgage indebtedness secured by the borrowing base properties plus amounts due any minority owners upon liquidation of the borrowing base, subject to certain debt service coverage limitations. All of the communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering.

Our current line of credit contains operating and financial restrictions and covenants including financial covenants that require us to meet aggregate debt (which includes property level mortgage debt) to real estate value ratios as well as debt service coverage ratios and restrictions. Although we believe that we are currently in compliance under this credit agreement, we cannot assure you that a violation will not occur in future periods.

Mortgage Indebtedness

To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described above in the "Business and Properties—Properties" section of this prospectus. We expect all apartment communities we invest in to be similarly encumbered. In addition to permanent mortgage financing, the Seattle communities are encumbered by second mortgage debt in the original principal amount of $8,120,000 (of which $7,929,738 was outstanding at December 31, 2006) bearing interest at 12% subordinated to the permanent mortgage financing on those communities. Assuming sufficient additional funds are raised, a portion of the proceeds of this offering may be used to repay this second mortgage debt. The second mortgage debt matures on December 31, 2007, and can be repaid with no penalty. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

SELECTED FINANCIAL DATA

The information set forth below presents selected financial data of our company for the years ended December 31, 2006, 2005 and 2004 and for the period May 15, 2003 (inception) through December 31, 2003 and of our company's predecessor for the periods ended May 15, 2003 and December 31, 2002. Additional detailed financial information is set forth in the audited financial statements beginning on page F-1 of this prospectus.

  Consolidated Financial Information
  (Dollars thousands except property and per share data)

	Boston Capital Real Estate Investment Trust, Inc. (successor to BCMR Seattle Inc.)				BCMR Seattle Inc. (predecessor)
	Year Ended December 31, 2006	Year Ended December 31, 2005	Year ended December 31, 2004	Period May 15, 2003 (date of inception) through December 31, 2003	Period January 1, 2003 through May 15, 2003 (date of cessation)	Period November 1, 2002 (date of inception) through December 31, 2002
Operating Data:
Revenue:
Rental and other income	$27,200	$24,061	$21,257	$13,187	$2,772	$338
Expenses:
Operating Costs	23,584	19,230	17,276	12,045	1,549	328
Interest (net of income)	12,657	12,128	11,819	6,821	1,086	148
Total expenses	36,241	31,358	29,095	18,866	2,635	476
Loss before income taxes and minority interest	(9,041)	(7,297)	(7,838)	(5,679)	137	(138)
Benefit from (provision for) income taxes	-	-	-	-	(53)	53
Loss attributed to minority interest	(18)	(6)	-	-	-	-
Net Loss	$(9,023)	$(7,291)	$(7,838)	$(5,679)	$84	$(85)
Loss per share	$(10)	$(365)	$(392)	$(284)	$-	$-
Cash distributions declared per share (1)	$.3566	$-	$-	$-	$-	$-

	Boston Capital Real Estate Investment Trust, Inc. (successor to BCMR Seattle Inc.)				BCMR Seattle Inc. (predecessor)
	Year Ended December 31, 2006	Year Ended December 31, 2005	Year ended December 31, 2004	Period May 15, 2003 (date of inception) through December 31, 2003	Period January 1, 2003 through May 15, 2003 (date of cessation)	Period November 1, 2002 (date of inception) through December 31, 2002
Balance Sheet Data:
Real estate, before accumulated deprecation	$188,580	$186,852	$169,367	$163,505	$-	$53,016
Real estate, after accumulated deprecation	$169,151	$173,712	$161,803	$160,610	$-	$52,968
Total assets	$183,103	$183,653	$168,679	$176,101	$-	$55,395
Total liabilities	$180,557	$204,094	$181,996	$181,580	$-	$46,153
Minority interest	$147	$167	$-	$-	$-	$-
Redeemable common stock	$169	$-	$-	$-	$-	$-
Stockholder's equity (deficit)	$2,230	$(20,608)	$(13,317)	$(5,479)	$-	$9,242
Other Data:
Total properties	11	11	10	10	-	4
Total apartment units	3,098	3,098	2,869	2,869	-	802
Cash flow Operating activities	$(5,092)	$662	$(3,385)	$1,581	$86	$(416)
Investing activities	$(582)	$(18,073)	$3,408	$(534)	$9,213	$(8,105)
Financing activities	$9,506	$17,982	$(77)	$65	$(9,326)	$8,546

(1)  Cash distributions in 2006 represented a return of capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(dollars in thousands except per share amounts)

You should read the following discussion in conjunction with the financial information on our apartment communities, our financial statements and related notes appearing elsewhere in this prospectus and in any supplement.

Overview

We were formed on May 2, 2003, and have a limited operating history. Our operations consist of acquiring, managing and operating apartment communities in the United States. All of our apartment communities were purchased with funds from our former line of credit or a bank note. In December 2006, we repaid our former line of credit and the bank note with a combination of offering proceeds and initial borrowings under our current line of credit. Once we sell enough shares in the offering to repay the amount we have borrowed under our current line of credit, additional offering proceeds will provide a relative increase in liquidity. As we use these subsequent offering proceeds for the continued acquisition, development and operation of apartment communities we will experience a relative decrease in liquidity.

We expect that we will acquire properties by paying the entire purchase price of each property in cash or equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties and increase cash flow. In the event that the offering is not fully sold, our ability to diversify our investments may be diminished.

We have elected to be taxed as a REIT beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for taxation as a REIT for federal income taxes, but cannot assure you that we will meet such requirements. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Trends Which May Influence Our Results of Operations

Trends and Uncertainties

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the communities, other than those identified below.

Increasing Demand for Rental Apartments

Based on certain demographic trends, in particular, the increase in the number of individuals in the 18-39 year old age group, we believe we are well positioned to continue achieving our objectives. As shown in the chart below, the absolute number of individuals between the ages of 18-39 is expected to grow appreciably over the next 20 years. Generally, the 18-39 year old age group has the greatest propensity to rent. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe that the increase will have a positive impact on the demand for rental units.

U.S. Population of Individuals between the Ages of 18-39

Source: U.S. Census Bureau, Population Projections Branch, May 2004.

Strong Demand Due to Interest Rate Environment

The 40-year historic lows reached on mortgage interest rates in recent years provided some individuals with the opportunity to purchase homes at similar costs to renting, particularly when utilizing short-term variable mortgages. However, with the more recent increases in interest rates, this attractive alternative may have faded for some and the apartment sector is in a position to reap the benefits. If a higher interest rate environment continues, then the number of individuals purchasing homes will typically decline. As rental apartments directly compete with the single-family home and condominium sectors of the economy, the demand for new and existing rental apartment communities may rise when demand for purchasing homes falls. We believe this will be beneficial for apartment owners as it should translate into greater demand, higher occupancy rates, fewer concessions needed to attract renters, and therefore increased profitability of our apartment communities.

Increased Income and Distributions Due to Healthy U.S. Economy

Generally, healthy employment in a particular market area enables apartment owners to increase rents charged to tenants. As employment across locations in which we own apartment communities continues to improve and stabilize, apartment owners in these locations should be able to increase rents ahead of expenses which should increase the revenue we receive from our apartment communities. As a result, the amount of cash available for distribution to our stockholders should increase. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

Liquidity and Capital Resources

It is anticipated that our primary source of funds will be the proceeds of the offering. Potential future sources of liquidity include: (i) cash from investments in real estate; (ii) interest earned on capital raised and held pending investment; (iii) proceeds from secured or unsecured financing, including from banks; (iv) undistributed funds; (v) sale of assets; and (vi) the issuance of shares in a private offering to institutional investors.

We intend to purchase, or enter into binding commitments to purchase interests in certain apartment communities prior to the completion of the offering, provided we have raised sufficient funds to pay off our initial borrowing on our current line of credit. Properties acquired as of December 31, 2005 were purchased with financing obtained on our former line of credit, mortgage notes payable and through a bank note. In December 2006, we repaid our former line of credit and bank note with a combination of offering proceeds and initial borrowings under our current line of credit.

During the years ended December 31, 2006 and 2005, we generated net cash flows of $5,717 and $5,418, respectively, from the properties, all of which was used to pay interest, or will be used to pay accrued interest on our former line of credit, bank note and current line of credit. Although there can be no assurances, we believe we will raise sufficient proceeds from the offering to repay our initial draw on our current line of credit which matures on January 1, 2008. In addition, we believe that a combination of (i) our efforts to increase rental revenue and contain operating costs at our apartment communities (ii) our ability to raise sufficient offering proceeds to repay our current line of credit and mortgage note related to our Seattle Communities or refinance the debt and (iii) our ability to defer certain discretionary capital improvements and payments to affiliates until January 2008 will be sufficient to meet our operating, debt service and other working capital needs for at least one year from December 31, 2006.

Our cash and cash equivalents balance increased approximately $3,832 from approximately $1,629 at January 1, 2006 to $5,461 at December 31, 2006. All cash and cash equivalents are held in money market, certificates of deposit, or checking accounts. The major factors affecting our cash flows are as follows:

•  We expended $5,092 on operating activities.

•  We expended $1,728 on building and improvements and replacement of furniture, fixture and equipment at our communities.

•  We released $1,146 of restricted cash.

•  We received $40,997 of current line of credit financing proceeds and repaid $2,907 of the obligation.

•  We received $36,525 in proceeds from the sale of common and preferred stock.

•  We repaid $62,210 of mortgage note, other note and former line of credit financing.

•  We increased due to related party by $1,852 for costs that did not flow through operations and expended $4,738 on offering costs and deferred offering costs.

•  We paid $213 in distributions to our common and preferred stockholders and minority partner.

Stockholder's Equity

As of March 22, 2007, we have sold 4,958,578 shares of common stock from the offering resulting in proceeds of $49,563. We have also issued 45,410 shares of common stock though our distribution reinvestment program.

Current Line of Credit

On December 6, 2006, we closed on a $45,000 line of credit with an unaffiliated lender, which we refer to in our audited financial statements as line of credit-non affiliate. An initial borrowing of $40,997 has been made on the line of credit and was used in conjunction with investor proceeds from our offering to repay our former line of credit with an affiliate, referred to as line of credit-affiliate in our audited financial statements, and other note payable. Subsequent to our repayment of our initial borrowings under the current line of credit, the credit facility will convert into a revolving, acquisition line of credit and may then be utilized by us (i) to fund future acquisitions; (ii) to fund capital needs associated with our existing real estate portfolio, (iii) for the issuance of letters of credit on our behalf; and (iv) for general working capital purposes. Our current line of credit is unsecured, bears interest at varying contract rates ranging from the 30-day LIBOR plus 225 basis points (which was approximately 7.60% as of December 31, 2006) to prime plus 100 basis points (which was 9.25% at December 31, 2006) and matures on January 1, 2008. As of December 31, 2006, $38,090 was outstanding on the line of credit and interest of $210 had been incurred and remained payable.

Results of Operations

As of December 31, 2006 and 2005 we owned interests in 11 apartment communities. Ten of the apartment communities in which we owned interests as of December 31, 2006 and 2005 are in 3 portfolios, and the remaining apartment community is a single community property. Details on the properties are as follows:

The Seattle portfolio consists of four apartment communities containing 802 apartment units as follows:

Property name	Occupancy Rate as of 12/31/06	Occupancy Rate as of 12/31/05
Alderwood Park Apartments	98%	96%
Ridgegate Apartments	98%	91%
Ridgetop Apartments	96%	97%
Wellington Apartments	93%	98%

The Portland portfolio consists of three apartment communities containing 1,027 apartment units as follows:

Property name	Occupancy Rate as of 12/31/06	Occupancy Rate as of 12/31/05
Boulder Creek Apartments	94%	97%
Bridge Creek Apartments	91%	97%
Settler's Point Apartments	90%	95%

The Jacksonville portfolio consists of three apartment communities containing 1,040 apartment units as follows:

Property name	Occupancy Rate as of 12/31/06	Occupancy Rate as of 12/31/05
Bay Pointe Apartments	88%	93%
Savannah Oaks (formerly Oaks at Timuquana Apartments)	88%	90%
Spicewood Springs Apartments	92%	94%

The Plano community consists of one apartment community containing 229 apartment units as follows:

Property name	Occupancy Rate as of 12/31/06	Occupancy Rate as of 12/31/05
Broadstone Preston at Willow Bend Apartments	92%	89%

On January 12, 2006 and July 7, 2006 fires occurred within the same building at one of the Portland communities (Bridge Creek Apartments) which damaged all 18 units of that building. An investigation into the causes of the fires was conducted by the fire department and a cause and origin expert hired by the insurance company concluded that the cause of the first fire was a weakened wire in the wall between two of the apartment units. Additionally, they determined that the weakened wire was not caused by negligence on anyone's part. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The official cause of the second fire was determined to be a dropped cigarette. No one was injured, and the displaced tenants were relocated to vacant units within Bridge Creek Apartments.

The insurance carrier's estimate to repair the damages from both fires is $951 of which $791 has been received to date. The unused portion of the proceeds as of December 31, 2006 was $408 and is included in other liabilities on the consolidated balance sheet. The tentative completion date for repairs of all units is mid-May 2007. Anticipated costs not covered by insurance are the payment of a $10 deductible per fire and a 10% fee for an insurance expert, hired to negotiate the scope and pricing of the work with the insurance carrier. As a result of the expert's role, pricing of the rebuilding is more comprehensive and, therefore, more competitive than simply bidding the specifications provided by the insurer.

Business interruption insurance has been covering lost rents on the damaged units and expenses incurred to relocate tenants and provide electricity to the building. As of December 31, 2006, insurance payments of $73 covering lost rents through September 30, 2006 had been received and are reflected in other income on the statement of operations, and payments of $12 had been received to reimburse expenses. Additional payment for lost rents and expenses incurred of $26 and $1, respectively, for the period October through December 2006 was received in January 2007.

Comparison of Operations For The Year Ended December 31, 2006 to the Year Ended December 31, 2005

The following summarizes changes in our operations for the years ended December 31, 2006 and 2005. Net loss for the year ended December 2006 increased from the same prior period by approximately $1,732, from

$7,291 to $9,023, or 23.8%. Our fluctuation in results of operations from 2005 to 2006 is partially due to operations at our Plano community which was acquired in September 2005. As a result, our current year results include twelve months of operations at the community while our prior year results include approximately 3.5 months of operations at the community.

Revenue

Revenues increased approximately $3,139, from $24,061 to $27,200, or 13.1%, in the current year. The acquisition of our Plano community accounted for $1,386 of the increase. The balance of the increase was generated by our three existing portfolios as follows. Rental income at the Seattle communities increased approximately $559 in the current period mainly due to increased rental rates, decreased vacancy loss, and decreased concessions. Income at the Portland communities increased approximately $695 in the current period mainly due to increased rental rates, decreased vacancy loss, decreased rental concessions and increased insurance proceeds income. Revenue at the Jacksonville communities increased approximately $499 in the current period due to increased rental rates, decreased vacancy loss, increased tenant utility billings and proceeds from the settlement agreement against URS Corporation on December 21, 2006.

Property Operating Costs

Property operating costs increased approximately $2,373, from $9,032 to $11,405, or 26.3%, in the current year. Operating costs at our Plano community increased by approximately $620 mainly due to the inclusion of the additional 8.5 months of operations in the current year. Insurance costs increased at our Jacksonville communities contributing approximately $255 to the increase. Incentive management fees increased at our Seattle communities contributing approximately $166 to the increase. The remainder of the increase was mainly the result of the following; increased real estate tax and maintenance payroll costs at all of our apartment communities; interior painting costs at our Jacksonville communities; deck repair costs at our Ridgetop community; roof repair costs at our Ridgegate community; and consultant fees incurred for oversight of our Bridge Creek community fire repairs.

General and Administrative Expenses

General and administrative expenses increased approximately $1,144, from $3,164 to $4,308, or 36.2%, in the current year. The current year experienced an increase in accounting, legal, and consulting expenses for costs associated with being a public company registered with the Securities and Exchange Commission and increased investor reporting costs. The Plano community contributed approximately $258 to the increase in the current year.

Depreciation and Amortization

Depreciation and amortization expense increased approximately $744, from $5,666 to $6,410, or 13.1%, in the current year. Our Plano community contributed approximately $466 to the increase. The balance of the increase is depreciation on capital improvements made during 2005 and 2006 at our other communities.

Portfolio Management Fees-Related Party

There were no portfolio management fees incurred during the years ended December 31, 2006 or 2005. During the fourth quarter of 2005, our affiliate entitled to the portfolio management fee waived all future portfolio management fees retroactive to January 1, 2005.

Asset Management Fee-Related Party

Asset management fee-related party increased approximately $93, from $1,368 to $1,461, or 6.8%, in the current. The increase is due to an additional 8.5 months of fee attributed to the Plano community incurred in the current year.

Interest Expense

Interest expense increased approximately $529, from $12,128 to $12,657, or 4.4%, in the current year. The additional 8.5 months of interest expense for our Plano community in the current year increased interest expense approximately $746, which was partially offset by an increase in interest income earned in the current year. Interest earned on proceeds from our offering was the main reason for the increase in interest income.

Comparison of Operations for the Year Ended December 31, 2005 to the Year Ended December 31, 2004

The following summarizes changes in our operations for the years ended December 31, 2005 and 2004. Net loss for the year ended December 2005 decreased from the same prior period by approximately $547, from $7,838 to $7,291, or 7.0%. We acquired the Plano community in September 2005 which contained 229 units.

Revenue

Revenues increased approximately $2,804, from $21,257 to $24,061, or 13.2%, from the comparative prior period. The acquisition of our Plano community in 2005 accounted for approximately $560 of the increase. Average weekly occupancy rates increased from 2004 to 2005 at each of our existing communities. Other significant factors affecting revenue are as follows. Collection loss at the three Jacksonville properties, which is charged against revenue, increased during 2004. As a result, management changed credit reporting agencies and increased credit standard requirements for all new tenants. The result has been an improved tenant profile and a reduction in collection loss. Additionally, two Jacksonville properties, Bay Point Apartments and Savannah Oaks Apartments, were acquired with the intention of renovating between 53% and 69% of the units, respectively. These renovations were completed throughout 2003 and 2004, and all units were back in service by the beginning of 2005. These improvements enabled the complexes to increase rental rates at Bay Point and Savannah Oaks by averages of 4.9% and 8.2%, respectively, on the renovated units. Occupancy has stabilized at both apartment complexes with improved revenues as a result of the increased occupancy and higher rental rates. Revenues at Wellington Apartments, in Silverdale, WA also improved in the current year due to improved occupancy. In the prior year the apartment complex lost 15% of its leases when an aircraft carrier stationed in the area departed. In January 2005 another ship arrived which enabled the property to stabilize occupancy and increase rental rates.

Property Operating Costs

Property operating costs decreased approximately $317, from $9,349 to $9,032, or 3.4%, from the comparative period. Non-recurring costs incurred in 2004 at our Portland and Seattle communities for repair and maintenance costs were not incurred in 2005. These savings were partially offset by 2005 property operating costs at our Plano community.

General and Administrative Expenses

General and administrative expenses increased approximately $301, from $2,863 to $3,164, or 10.5%, from the comparative prior period. Our Plano community contributed approximately $70 to the increase from the prior year. Additionally, 2005 experienced an increase in accounting, legal, and consulting expenses for costs associated with being a public company registered with the Securities and Exchange.

Depreciation and Amortization

Depreciation and amortization expense increased approximately $1,010, from $4,656 to $5,666, or 21.7%, from the comparative prior period. Our Plano community contributed approximately $215 to the increase. Additionally, capital improvements were made at the communities in our three portfolios throughout 2004 and 2005. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.

Portfolio and Management Fees—Related Party

Portfolio management fee expense decreased from $408 at December 31, 2004 to $0 at December 31, 2005. During the fourth quarter of 2005, our affiliate entitled to the portfolio management fee waived all future portfolio management fees retroactive to January 1, 2005.

Asset Management Fee—Related Party

Asset management fee-related party increased to approximately $1,368 at December 31, 2005 from $0 in the comparative prior period. No asset management fees were incurred in the prior period since the advisor had waived its right to all asset management fees from inception through December 31, 2004.

Interest Expense

Interest expense increased approximately $309, from $11,819 to $12,128, or 2.6%, from the comparative prior period. Our Plano community contributed to the increase in interest expense from the prior year.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations (dollars in thousands)

We pay operating expenses and interest expense from cash generated from property operations. Below is a summary of our other material obligations by maturity as of December 31, 2006.

	Less than 1 year		1-3 years		3-5 years	More than 5 years	Total
Mortgages	$7,930		$112,557		$-	$11,981	$132,468
Current Line of Credit	-		38,090	a	-	-	38,090
Due to Related Party	5,347	b	-		-	-	5,347
Total	$13,277		$150,647		$-	$11,981	$175,905

a.  We are obligated to use proceeds from the public offering to repay our current line of credit financing.

b.  Payments of amounts due to related parties, although currently due, can be deferred until such time as cash from operations or proceeds from our public offering is sufficient to pay the obligations.

Critical Accounting Policies

In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, we review these estimates and assumptions, including those related to revenue recognition, allocation of purchase price, asset lives and depreciation and impairment of long-lived assets. These estimates are based on our historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe, however, that the estimates, including those for the above-listed items, are reasonable. We believe the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

Revenue Recognition

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

Allocation of Purchase Price, Asset Lives and Depreciation

The acquisition cost of each apartment community is allocated to various property components such as land, buildings and improvements, and furniture, fixtures and equipment and each component generally has a different useful life. Acquisition cost allocations and the determination of the useful lives are based on our management's estimates, or under some circumstances, studies commissioned from independent real estate appraisal firms. We allocate the value of real estate acquired among land, building and improvements, furniture, fixtures and equipment, the value of in-place leases and the fair market value of above or below market leases. We compute related depreciation expense using the straight line method over estimated useful lives of up to 40 years for buildings, up to 15 years for building improvements, and up to 5 years for furniture, fixtures and equipment. The value of intangible assets is amortized over the life of the respective lease, which is typically one year. The allocated cost of land is not depreciated. Inappropriate allocation of acquisition costs or incorrect estimates of useful lives could result in depreciation and amortization expenses which do not appropriately reflect the allocation of our capital expenditures over future periods required by generally accepted accounting principles.

Impairment of Assets

We periodically evaluate our apartment communities for impairment indicators. These indicators may include weak or declining tenant occupancy, cash flow or liquidity, or our decision to dispose of an asset before the end of its estimated useful life, and market or industry changes that could permanently reduce the value of the related apartment community. If impairment indicators are present, we evaluate the carrying value of the related apartment community by comparing it to the expected future undiscounted cash flows to be generated from that community. If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the community to its fair value. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows. If we misjudge or estimate incorrectly or if future tenant occupancy, market or industry factors differ from our expectations, we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.

These policies involve significant judgments based upon our experience, including judgments about current valuations, ultimate realizable value, estimated useful lives, salvage or residual values, and the current and likely future operating and competitive environments in which our apartment communities are operated. In the future we may need to revise our assessments to incorporate information which is not now known, and such revisions could increase or decrease our depreciation expense.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48, or FIN 48, "Accounting for Uncertainty in Income Taxes". This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on description, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. We are currently evaluating the effect, if any, that this pronouncement will have on our future financial results.

Quantitative and Qualitative Disclosures About Market Risk

We had one variable rate line of credit outstanding as of December 31, 2006 in the amount of $38,090, which is subject to market risk associated with interest rate changes. The remainder of our debt at December 31, 2006 is fixed rate debt. All of our long-term debt is fixed rate debt with interest rates ranging from 4.29% to 5.14%. Our short-term debt is a combination of fixed rate and floating rate debt with interest rates ranging from the Libor Index Rate plus 225 basis points (approximately 7.6% at December 31, 2006) to 12.0%. The weighted average interest rate on debt outstanding at December 31, 2006 and December 31, 2005 was 5.62% and 6.38%, respectively. We do not have any derivative investment, direct foreign exchange, or other market risk. Management estimates that, as of December 31, 2006, a one percentage point increase in interest rates on variable rate outstanding debt would result in additional annual interest of $381 per year. An analysis of the fair market values of the debt held at December 31, 2006 is set forth below.

		Expected Maturity Date(4)
		2007	2008		2009	2010	2014	Total	Fair Market Value(2)
	Liabilities	(Dollars in thousands)
	Long Term Debt
Jacksonville	Fixed Rate ($US)	$0	$0		$0	$35,374	$0	$35,374	$34,022
	Avg. Interest Rate	0%	0%		0%	4.29%	0%	-	5.49	%(1)
Seattle	Fixed Rate ($US)	$0	$37,850		$0	$0	$0	$37,850	$37,417
	Avg. Interest Rate	0%	4.67%		0%	0%	0%	-	5.75	%(1)
Portland/Salt	Fixed Rate ($US)	$0	$0		$0	$39,333	$0	$39,333	$38,546
Lake City	Avg. Interest Rate	0%	0%		0%	4.58%	0%	-	5.49	%(1)
Plano Mortgage	Fixed Rate ($US)	$0	$0		$0	$0	$11,981	$11,981	$11,712
Loan	Avg. Interest Rate	0%	0%		0%	0%	5.14%	-	5.49	%(1)
	Short Term Debt
Current Line of	Floating Rate ($US)	$0	$38,090		$0	$0	$0	$38,090	$38,090
Credit	Avg. Interest Rate	0%	7.78	%(3)	0%	0%	0%	-	7.78	%(3)
Seattle Second	Fixed Rate ($US)	$7,930	$0		$0	$0	$0	$7,930	$7,930
Mortgage Loan	Avg. Interest Rate	12%	0%		0%	0%	0%	-	12	%(1)

Notes:

(1)  Estimated fair value rates represent estimated rates a borrower would receive under current market conditions. The individual estimated fair rates were calculated using a treasury rate that coincides with the remaining time period on each note. In addition, a conservative spread of 1.0% was added to the treasury rates to come up with the estimated fair value rate for each portfolio.

(2)  Fair Market Value represents the net present value of the debt at the estimate fair value rates. Since the estimated fair value rates are higher than the actual interest rates, there is a premium (the difference between the principal balance and the Fair Market Value) that a potential buyer should pay if he or she were to assume the debt. This is evidenced by the lower principal amount that these cash flows support at the higher estimated fair value rates. Alternatively, in the event that the estimated fair value rates were lower than the actual interest rates on these notes, then a property buyer assuming the debt would expect to receive a discount, calculating Fair Market Value using the methodology shown above.

(3)  Average rate on four variable rate contracts outstanding at December 31, 2006. ranging from 1-month Libor plus 225 bpts to Prime plus 100 bpts.

(4)  For presentation purposes, only years with actual debt maturities are displayed.

RELATED PARTY TRANSACTIONS

Our certificate of incorporation contains our written policy regarding transactions between us and our advisor and directors and their affiliates. We intend to apply these same policies to all related party transactions.

We have an agreement with our advisor, to originate and present investment opportunities to our board of directors and to provide administrative services to us. Our advisor is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our advisor.

For managing the affairs of the REIT, our advisor or its affiliates is compensated with a monthly asset management fee equal to 1/12th of .75% of the amount invested in communities (including the original principal amount of any mortgage indebtedness). Our advisor has waived its right to all asset management fees from the time of inception though December 31, 2004. In the year ended December 31, 2006 we paid our adviser asset management fees in the amount of $2,829,000 representing fees for the years ended December 31, 2005 and 2006. As of December 31, 2006 the accrued and unpaid asset management fees due to our advisor are $0.

We have agreed to pay our advisor an acquisition fee up to 2.70% of gross offering proceeds for the review and evaluation of real property acquisitions. The purchase price for our interests in our apartment communities included prepaid acquisition fees in the aggregate amount of $1,444,844 which were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, and have been deducted from the acquisition fees we are obligated to pay our advisor in connection with the acquisition of our existing communities. No additional acquisition fees were paid to our advisor, or any other affiliate, from the time of the purchase of our interests in our apartment communities until December 2006. From December 7, 2006 (when we repaid our former line of credit) through December 31, 2006, we paid an additional $335,387 in acquisition fees based on gross offering proceeds. As of December 31, 2006, the accrued portion of the unpaid acquisitions fees to our advisor was $169,158. We have paid an additional $76,830 as of March 1, 2007. The remaining acquisition fees due to our advisor based on the acquisition prices of our initial ten properties (as of March 1, 2007 totaling $154,275) and our Plano community (as of March 1, 2007 totaling approximately $173,000) will be paid as gross offering proceeds are raised so that the total amount of acquisition fees paid to our advisor will not exceed 2.70% or gross offering proceeds raised during that period. For more information regarding the acquisition fees due to our advisor, please see "Use of Proceeds" and "Business and Properties—Properties."

We have agreed to reimburse our advisor for acquisition expenses up to 0.5% of gross offering proceeds for the review and evaluation of real property acquisitions. The purchase price for our interests in each community included prepaid acquisition expense reimbursements in the aggregate amount of $189,009. These expense reimbursements were prepaid to an affiliate, Boston Capital Holdings Limited Partnership and were deducted from the 0.5% acquisition expense reimbursement we have agreed to pay our advisor with respect to each of the communities. No additional acquisition fees were paid to our advisor, or any other affiliate, from the time of the purchase of our interests in our apartment communities until December 2006. From December 7, 2006 (when we repaid our former line of credit) through December 31, 2006, we paid an additional $78,432 in acquisition expenses based on gross offering proceeds raised during that period. As of December 31, 2006, the accrued portion of the unpaid acquisitions fees to our advisor was $12,432. We have paid an additional $34,936 as of March 1, 2007. The remaining acquisition expenses due to our advisor based on the acquisition prices of our initial ten properties (as of March 1, 2007 totaling $70,103) will be paid as gross offering proceeds are raised so that the total amount of acquisition expenses paid to our advisor will not exceed 0.5% of gross offering proceeds raised during that period. For more information regarding the acquisition expenses due to our advisor, please see "Use of Proceeds" and "Business and Properties—Properties."

We had a $60,000,000 line of credit with BCP Funding, LLC, a related party. As of December 31, 2004, 2005 and 2006, we paid interest to our affiliate lender on this line of credit in the amounts of $6,514,834, $5,336,599 and $5,518,241 respectively. We made no principal payments prior to the repayment of this line of credit in December 2006. As of December 7, 2006, the outstanding balance on this loan, including all accrued interest at December 31, 2005 and through December 7, 2006 was repaid in the total amount of $62,114,906. We also paid BCP Funding, LLC a fee of $100,000 in connection with our agreement with BCP Funding, LLC to extend the maturity date of the line of credit from January 1, 2006 to January 1, 2007.

During the twelve months ended December 31, 2004, an affiliate of ours earned portfolio management fees of $407,912 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. The affiliate has agreed to waive all future portfolio management fees retroactive to January 1, 2005. As of December 31, 2006, $530,623 of prior year fees remained payable and was included in due to related party on the consolidated balance sheets.

Boston Capital Securities, Inc., an affiliate of our advisor and our company serves as our dealer-manager. Boston Capital Holdings Limited Partnership and Richard J. DeAgazio, our Executive Vice President, are the stockholders of the dealer-manager. Certain of our officers and directors are also officers, directors, and registered principals of the dealer-manager. (See "Other Affiliated Companies—Dealer-Manager"). We have agreed to pay our dealer-manager as compensation selling commissions of 7.0% of the public offering price of the shares sold in this offering ($0.70 per share) and a dealer-manager fee of 2.0% of the public offering price of the shares sold ($0.20 per share on the 925,00,000 primary shares being offered and the 12,500,000 shares offered pursuant to our distribution reinvestment plan) as compensation for acting as the dealer-manager and/or expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. (See "Selling and Escrow Arrangements.") For the year ended December 31, 2006, we paid our dealer-manager approximately $2,536,857 in selling commissions and $725,447 in dealer-manager fees. As of December 31, 2006, the accrued and unpaid selling commissions and dealer-manager fees were $0 and $6,874, respectively. No commissions or fees were earned or paid in prior periods.

As of December 31, 2006 and 2005, an affiliate of ours paid or advanced funds to pay $4,628,178 and $2,775,737, respectively, for various costs associated with our operation.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. The regulations of the North American Securities Administrators Association ("NASAA") require review and ratification of our articles of incorporation by a majority vote of our directors and of our independent directors. All of our directors reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors is responsible for the management and control of our affairs; however, our board retains our advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.

Our directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our advisor. In this regard, our advisor, in addition to our directors, will have a fiduciary duty to our company.

Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and our advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by our directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."

Our Board of Directors is responsible for reviewing the fees and expenses of our company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the stockholders. Each such determination will be reflected in the minutes of the meetings of our board of directors. A majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. In addition, a majority of the independent directors will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of our company and that the provisions of our advisory services agreement are being carried out. Each such determination will be reflected in the minutes of the meetings of our board of directors. In making such determination, the independent directors will consider factors such as the net assets and net income of our company, the amount of the fee paid to our advisor in relation to the size, composition and performance of our company's portfolio, the success of our advisor in generating opportunities that meet the investment objectives of our company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by our advisor and its affiliates through their relationship with our company, whether paid by our company or by others with whom we do business, the quality and extent of service and advice furnished by our advisor, the performance of our investment portfolio, and the quality of our portfolio relative to the investments generated by our advisor for its own account. The independent directors will also determine whether any successor to our advisor possesses sufficient qualifications to perform the advisory function for our company and whether the compensation provided for in its contract with our company is justified.

Directors and Executive Officers

Our board currently consists of five directors, three of whom are independent, with independence being determined in accordance with the listing standards established by the New York Stock Exchange. Directors will be elected annually, and each director will hold office for one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a majority of the votes cast at that meeting.

The following table sets forth information concerning our directors and executive officers:

Name	Age	Position
John P. Manning	59	Chairman, Chief Executive Officer and Director
Jeffrey H. Goldstein	45	President, Chief Operating Officer and Director
Kevin P. Costello	60	Executive Vice President
Richard J. DeAgazio	62	Executive Vice President
Marc N. Teal	43	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Mark W. Dunne	51	Senior Vice President
Eileen P. O'Rourke	51	Senior Vice President
Philip S. Cottone*	67	Director
Kevin C. Phelan	62	Director
Nicholas L. Iacuzio	67	Director

* Mr. Cottone is our lead director

The following is a biographical summary of the experience of our executive officers and directors:

Mr. Manning is co-founder and chairman and Chief Executive Officer of Boston Capital REIT, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of our advisor and 66 2/3% of the dealer-manager. As founding CEO of Boston Capital Corporation, Mr. Manning's primary responsibilities include strategic planning, business development and the continued oversight of new opportunities. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the multifamily real estate industry. He served in 1989 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition and is a former member of the board of the National Leased Housing Association. From 1992-1993 he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit. In 1994, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council, the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. In 2003, Mr. Manning was appointed by Boston Mayor Tom Menino to the Mayor's Advisory Panel on Housing. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves on the Board of Directors of the Beth Israel Deaconess Medical Center in Boston. In 2007, Mr. Manning officially became a member of the Board of Directors of Liberty Mutual Group, a Fortune 500 corporation. Mr. Manning is a graduate of Boston College.

Mr. Goldstein is President and Chief Operating Officer and has been Director of Real Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial, accounting and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 20 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

Mr. Costello, Executive Vice President, has been Director of Institutional Investing of Boston Capital Corporation since 1992 and serves on the firm's Executive Committee. He is responsible for all corporate investment activity and has spent over 30 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital Corporation have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in 1987, he held positions with First Winthrop, Reynolds Securities and Bache & Company. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Mr. DeAgazio, Executive Vice-President, has been Executive Vice President of Boston Capital Corporation, and President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer since 1981. Mr. DeAgazio formerly served on the National Board of Governors of the

NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He was on the Board of Directors of Cognistar Corporation. He serves or served on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Kid's Training Village and the Board of Advisors for the Tara Bean Foundation. He graduated from Northeastern University and is on the Board of Corporators of the University.

Mr. Teal, Senior Vice-President, Chief Financial Officer, Treasurer and Secretary has been Senior Vice President and Chief Financial Officer of Boston Capital Corporation since May 2003. Mr. Teal previously served as Senior Vice President and Director of Accounting and prior to that served as Vice President of Partnership Accounting. In his current role as Chief Financial Officer, he oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored programs. Additionally, Mr. Teal is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and treasury management of all working capital reserves. He also oversees Boston Capital's information and technology areas, including the strategic planning. Mr. Teal has more than 19 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He received a Bachelor of Science in Accountancy from Bentley College and received a Masters in Finance from Suffolk University.

Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his over 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 500 units and identify apartment properties with 150 to over 400 units meeting established investment parameters for direct investment. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he was engaged by PaineWebber Properties from 1991 to 2002 and served as Head of Portfolio Management and Dispositions from 1996 to 2002. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

Ms. O'Rourke, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over 20 years experience in taxation and accounting. Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital in 1995, she was the Tax Manager at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. She served as the 2004 Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant.

Mr. Cottone is President of Property Trust Advisory Corporation, a real estate investment and advisory company located in Devon, PA and a Vice President of Universal Field Services, a Tulsa, OK, right of way contract services firm. He has been active in real estate investment, development and syndication nationwide since 1983. He is a director of Government Properties Trust, (NYSE:GPT); of a subsidiary of Universal; and of RC Company, Inc., a Paoli, PA, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983, and 1998 to 2002, and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE) and was the 2004 national Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. He serves as a mediator for the NASD,

NYSE, and The Counselors of Real Estate. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he was a lecturer on the subject of real estate securities on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.

Mr. Phelan is Executive Vice President of the Executive Committee, and Director and Partner of Meredith & Grew ("M&G"), a full service real estate firm. Mr. Phelan joined M&G in 1978 and established the Finance and Capital Markets Group. Under Mr. Phelan's direction, the capital markets group has become the second largest in the New England region. The department services $1 billion in loans and acts as correspondent for approximately thirteen financial institutions and produces in excess of $500 million in real estate loans annually. The Finance and Capital Markets Group is headquartered in Boston, Massachusetts. Prior to joining M&G, Mr. Phelan was a Vice President at State Street Bank & Trust Co., where he was responsible for commercial lending. He was instrumental in the restructuring and repositioning of a 750,000 square foot project known as State Street South. Mr. Phelan holds many Directorships and served on Correspondent Advisory Councils for AEGON U.S.A Realty Advisors, Inc. and Nationwide Life. He graduated from Providence College and received his MBA from Boston College.

Mr. Iacuzio maintains a real estate consulting practice specializing in housing and real estate syndications. Previously, he was the Chief Financial Officer of H2O Applied Technologies and H2O Capital Partners. In 2000, Mr. Iacuzio retired as a partner from the firm of PricewaterhouseCoopers (previously Coopers & Lybrand) where he led the Boston office real estate practice. At PricewaterhouseCoopers, Mr. Iacuzio was involved in the formation and audit of various real estate investment trusts and assisted in many real estate syndications. He also was a member of the firm's real estate investment trust advisory group. Prior to joining Coopers & Lybrand in 1990, he headed the Boston office Accounting and Auditing Department of Laventhol & Horwath a national audit firm where he was a partner for 20 years. Mr. Iacuzio currently serves on the Executive committee of Reagle Players, Inc. a community theatre group in Waltham, MA and serves on the finance committee of Eliot Church in Newton, Massachusetts. He graduated from Bentley School of Accounting and Finance in 1960.

Independent Directors

Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with or serve as an officer or director of our advisor or its affiliates, or serve as a director of more than three REITs advised by our advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, Phelan and Iacuzio are our current independent directors. Mr. Cottone has been selected by our board of directors to serve as the independent lead director.

Committees of the Board of Directors

Audit Committee: The members of the Audit Committee are Messrs. Cottone, Phelan, and Iacuzio. Mr. Iacuzio is its chairman. The purposes of the Audit Committee are to:

•  oversee the accounting and financial reporting processes of the company and the audits of the company's financial statements;

•  take appropriate action to oversee the qualifications, independence and performance of the company's independent auditors; and

•  prepare the report required by the rules of the SEC to be included in the company's annual proxy statement.

The directors have determined that, as defined by SEC regulations, Mr. Iacuzio qualifies as the "audit committee financial expert" as defined under applicable SEC rules and that all three members are "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The audit committee's specific responsibilities are included in the audit committee charter adopted by the Board of Directors. A copy of the charter is available, free of charge, on the company's website, www.bostoncapital.com.

Compensation Committee: The members of the Compensation Committee are Messrs. Cottone, Phelan and Manning. Mr. Phelan is the chairman. Messrs. Cottone and Phelan are considered "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The compensation committee's specific responsibilities are included in the compensation committee charter adopted by the Board of Directors. A copy of the charter is available, free of charge, on the company's website, www.bostoncapital.com.

Nominating and Corporate Governance Committee: The members of the Nominating and Corporate Governance Committee are Messrs. Cottone, Iacuzio and Phelan. Mr. Cottone is the chairman. All of the members are considered "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The Nominating and Corporate Governance Committee's specific responsibilities are included in the Nominating and Corporate Governance Committee's charter adopted by the Board of Directors. A copy of the charter is available, free of charge, on the company's website, www.bostoncapital.com.

Real Estate Committee: The members of the Real Estate Committee are Messrs. Cottone, Phelan and Goldstein. Mr. Goldstein is the chairman. A majority of the members are considered "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The Real Estate Committee's specific responsibilities are included in the real Estate Committee's charter adopted by the Board of Directors. A copy of the charter can be obtained by written request to Marc N. Teal, Boston Capital Corp, One Boston Place, Suite 2100, Boston MA 02108.

Other Committees: The board may establish from time to time other committees. At least a majority of the members of any other committee our board may establish must be independent directors.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee consisted of Messrs. Cottone, Phelan and Manning. Messrs. Cottone and Phelan were determined to be "independent" by our Board of Directors. Mr. Manning serves as our Chief Executive Officer and as President of our advisor. Mr. Manning also serves as a director of our dealer-manager, in connection with our offering. Please see "Related Party Transactions" for a discussion of our relationship to our advisor and our dealer-manager. During 2006, none of our executive officers:

•  served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;

•  served as directors of another entity, one of whose executive officers served on the Compensation Committee; or

•  served as members of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Compensation of Directors and Executive Officers

We did not pay compensation to our executive officers in connection with their service as such or to the executive officers of our affiliated entities during 2006. We have no employees of our own. Our day-to-day management functions are performed by our advisor and its affiliates. Some of our executive officers are employees of our advisor and its affiliates and receive compensation from our advisor or its affiliates in part for their services as our directors and officers. See "Related Party Transactions" for a discussion of fees and expenses payable to our advisor and its affiliates.

Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. Our executive officers who are also our directors do not receive director fees. The chairman of our audit committee receives an additional annual retainer of $10,000. In addition, the independent directors receive automatically, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of our advisor. In connection with their re-election to our board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10.00 per share on May 17, 2006 pursuant to our independent director stock option plan. The options are subject to vesting at a rate of twenty percent on the date of grants an additional twenty percent on each anniversary following the date of grant for a period of four years until 100% of the options become exercisable. The options have not been exercised as of the date hereof.

During 2006, we paid the following fees to each of the directors for their participation in various meetings in 2006 based on the fee schedule described above:

	Mr. Cottone	Mr. Iacuzio	Mr. Phelan
Board	$5,000	$5,000	$5,000
Audit Committee	3,000	3,000	3,000
Compensation Committee	1,500	-	1,500
Nominating & Corporate Governance Committee	1,500	1,500	1,500
Real Estate Committee	-	-	-

The following table sets forth a summary of the total compensation we paid to our non-employee directors in 2006:

Name	Fees earned ($)(1)		Stock awards ($)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Phillip S. Cottone	$61,000	(4)	-	0	-	$61,000
Kevin C. Phelan	61,000	(4)	-	0	-	$61,000
Nicholas L. Iacuzio	69,500	(4)	-	0	-	$69,500

(1)  Represents retainers and fees earned and paid in 2006 pursuant to the fee schedule discussed above.

(2)  Represents expense recognized for financial statement reporting purposes in fiscal 2006 in accordance with FAS No. 123R for options to purchase our common stock granted in 2006 to each of Messrs. Cottone, Phelan and Iacuzio. On May 17, 2006, we awarded each of Mssrs. Cottone, Phelan and Iacuzio a stock option award pursuant to our independent director stock option plan, to purchase 5,000 shares of our common stock at an exercise price of $10.00 per share, each of which will vest at a rate of twenty percent on the date of grants and an additional twenty percent on each anniversary following the date of grant for a period of four years until 100% of the options become exercisable. The grant date fair value of each of these awards, calculated in accordance with FAS 123R was $0. As of March 1, 2007, each of Messrs. Cottone, Phelan and Iacuzio held 15,000, 10,000 and 10,000 outstanding options, respectively, of which 6,000, 3,000 and 3,000 were exercisable, respectively.

(3)  Excludes reimbursements for out-of-pocket expenses incurred in attending meetings of the board of directors.

(4)  In addition, during calendar year 2006, Messrs. Cottone, Phelan and Iacuzio were also paid an additional $50,000, $32,192 and $32,192 respectively with regard to compensation accrued for their service as directors of the company in the year ended December 31, 2005.

Equity Incentive Plan

We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2004 Equity Incentive Plan. The incentive plan is designed to enable our advisor and its affiliates to obtain or retain the services of employees, and to enable us, our advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 4,000,000 shares of common stock. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. No shares will be issued under the incentive plan with an exercise price less than 100% of the fair market value of the stock at the time of issuance. A copy of the incentive plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Non-qualified Stock Options

The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, our advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.

Restricted Stock

Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or consulting arrangement with our company, our advisor or its affiliates through a specified restricted period. Performance goals could include our achievement of a certain level of financial performance or the achievement of goals more directly related to the property acquisition, managerial or financial services the person is providing to us. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.

Unrestricted Stock

Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

Performance Share Awards

Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.

Independent Director Stock Option Plan

We have adopted the Boston Capital Real Estate Investment Trust, Inc. Independent Director Stock Option Plan. The incentive plan is designed to foster and promote the long-term financial success of the company by attracting and retaining outstanding non-employee directors by enabling such persons to participate in the plan. Only independent directors of the company are eligible to receive options under the plan. For purposes of the plan, "independent directors" are directors who are "Non-Employee Directors" as such term is defined in Rule l6b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar rule which may subsequently be in effect. The independent director stock option plan is administered by our compensation committee. The maximum number of shares available for issuance under the plan is 200,000 shares of common stock. Effective on the date on which an independent director becomes a member of the board of directors of the company, each independent director will automatically be awarded an initial stock option under the plan to purchase 5,000 shares of common stock. Additionally, on the date of each annual meeting of stockholders of the company, each independent director then in office will automatically be awarded a subsequent stock option to purchase 5,000 shares of common stock. The purchase exercise price of the options granted under the plan during the term of the company's initial public offering will be $10.00 per share, and thereafter the exercise price under each initial option or subsequent option granted shall be the fair market value of a share on the last business day preceding the date on which the independent director becomes a member of the board of directors of the company, in the case of an initial option, or the last business day preceding the date of any annual meeting, in the case of a subsequent option. A copy of the independent director stock option plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Indemnification

Pursuant to our articles, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles and the indemnification agreements provide for the advancement of costs, expenses and attorneys' fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary. Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and our advisor.

Subject to the NASAA Guidelines, we have agreed to indemnify the dealer-manager against liabilities, including liabilities under the Securities Act, arising out of a breach or alleged breach by us of any of our representations and warranties or arising out of an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which it is a part, or arising out of the omission or alleged omission to state in those documents a material fact required to be stated in those documents necessary to make the statements not misleading. The dealer-manager has agreed to indemnify us against liabilities arising out of the failure or alleged failure by the dealer-manager to perform under the dealer-manager agreement or arising out of any untrue statement or alleged untrue statement of a material fact made by the dealer-manager to any offeree or purchaser of shares in this offering (other than any statement contained in this prospectus or in any sales literature authorized by us) or arising out of any omission or alleged omission by the dealer-manager to state to any offeree or purchaser a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances in which they were made (other than any such material fact omitted from this prospectus). Subject to the NASAA Guidelines, we also have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between our advisor and our company.

As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements. Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

Our Advisor and the Advisory Services Agreement Overview

Our advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. Some of our officers and directors are also officers of our advisor. John P. Manning is the sole stockholder of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership and the manager of our advisor. (See "Conflicts of Interest.") Our advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement. Our company has no employees of its own.

While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

The following table sets forth information concerning the individuals who are the directors and executive officers of our advisor:

Name	Age	Position
John P. Manning	59	President
Jeffrey H. Goldstein	45	Executive Vice President, Treasurer and Clerk
Kevin P. Costello	60	Executive Vice President
Richard J. DeAgazio	62	Executive Vice President
Marc N. Teal	43	Senior Vice President, Assistant Treasurer and Assistant Clerk
Mark W. Dunne	51	Senior Vice President
Theodore Trivers	51	Senior Vice President
Eileen P. O'Rourke	51	Senior Vice President

The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Ms. O'Rourke are described in the "Management—Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of Mr. Trivers and of other persons who will be performing services to our advisor.

Frank L. Chandler, age 43, has been Senior Vice President and National Sales Director for Boston Capital Securities, Inc., the NASD-registered broker/dealer since 2003. From 2002 to 2003, he held the position of Vice President and Director of Sales. Prior to that, from 2000 to 2002, he was Assistant Vice President and Director of Internal Sales. From 1997 to 2000 he held the position of Sales Desk Manager. He is currently charged with managing and overseeing the firm's sales team, key accounts and direct sales. Prior to joining Boston Capital Securities, Inc., Mr. Chandler was the President of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Co. and a registered representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler is currently serving a 3-year term as a member of the NASD District 11 Committee. Mr. Chandler attended Syracuse University prior to receiving a Bachelor of Arts degree from Skidmore College.

Steven M. Spall, age 44, has been a Senior Vice President and Director of Asset Management since January 2002. Mr. Spall joined Boston Capital Corporation in 1993 with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. From 1993 to 2002 he worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of Boston Capital's most important general partners. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.

Mr. Trivers, age 51, is also Senior Vice President and has been Director of Underwriting and Due Diligence for Boston Capital Corporation since 1993.

He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on the Investment Committee and the Disposition Committee. From 2002 to 2003, Mr. Trivers served as Director of Tax Credit Acquisitions. He has 24 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts. Mr. Trivers received a Bachelor of Science degree in business and an MBA from Babson College.

The Advisory Services Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, our advisor, either directly or indirectly by engaging an affiliate, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In performing this undertaking, our advisor has agreed, among other things, to:
•  serve as our investment and financial advisor and provide reports with respect to our portfolio of investments;

•  negotiate purchase contracts and services related to our acquisitions of real properties and other real estate investments;

•  structure and negotiate the terms of investments in real properties and other real estate investments;

•  obtain from third parties property management services for our investments in real properties; and

•  advise us concerning our negotiations with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of our securities, but in no event in such a way that our advisor could be deemed to be acting as a dealer or underwriter under the Securities Act of 1933, as amended.

The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, our advisory services agreement may be terminated, subject to an evaluation of the performance of our advisor by the Audit Committee of our board of directors, by a majority of our independent directors or our advisor upon 60 days' written notice.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services agreement, our advisor must devote sufficient resources to the administration of our company to discharge its obligations. Our advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. Provided our advisor consents, we may assign the advisory services agreement to a successor entity and, provided we consent, our advisor may assign the advisory services agreement to a successor entity. Notwithstanding the foregoing, so long as we intend to qualify as a REIT, the advisory services agreement may not be assigned to any entity that serves as property manager for any of our communities.

Our advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of our advisor, subject at all times to such board approval.

Pursuant to the advisory services agreement, we will pay our advisor or its affiliates fees and reimbursements, as shown in "Compensation and Fees." The fees include:

•  a monthly asset management fee equal to 1/12th of .75% of the company's real estate asset value (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;

•  an acquisition fee of up to 2.7% of gross offering proceeds for services rendered in connection with the investigation, selection and acquisition of communities;

•  a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus the Stockholder's 6.0% Return; and

•  a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their aggregate invested capital plus the Stockholder's 6.0% Return.

We will also reimburse our advisor or its affiliates for all of the costs it incurs in connection with the services it provides to us, including:

•  organization and offering expenses in an amount up to 2.25% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by our advisor;

•  the annual cost of goods and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•  administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee; and

•  acquisition expenses of up to 0.5% of gross offering proceeds, which expenses are defined to include expenses related to the selection and acquisition of communities. In no event shall acquisition expenses exceed the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to our advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

In the event the advisory services agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

The board of directors may in the future decide that our company should assume direct responsibility for some or all of our advisor's duties and self-administer such duties. To facilitate the assumption of such responsibilities, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a stockholder vote may not be required to authorize such an acquisition.

Other Affiliated Companies

Dealer-Manager

Boston Capital Securities, Inc., our dealer-manager, is a member firm of the NASD. The dealer-manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.

The dealer-manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The dealer-manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.") Our board of directors can replace Boston Capital Securities, Inc. as the dealer-manager at any time.

Boston Capital Holdings Limited Partnership and Richard J. DeAgazio are the stockholders of the dealer-manager. Mr. DeAgazio is the President, Marc N. Teal is the Executive Vice President, Treasurer and Clerk, and Mr. DeAgazio and John P. Manning are the directors of the dealer-manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership. (See "Conflicts of Interest.")

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein, Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

COMPENSATION AND FEES

The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to our advisor and its affiliates, exclusive of any distributions to which our advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.

The following arrangements for compensation and fees to our advisor and its affiliates were not determined by arm's-length negotiations. See

"Conflicts of Interest." There is no item of compensation and no fee that can be paid to our advisor or its affiliates under more than one category.

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Organizational and Offering Stage
Selling Commissions in Connection with the Offering—the Dealer- Manager	7.0% gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The dealer-manager intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	$175,000	$64,750,000

Dealer-Manager Fee—the Dealer Manager	2.0% of gross offering proceeds before reallowance to participating broker-dealers. The dealer-manager, in its sole discretion may reallow up to 1.5% of its dealer-manager fee to be paid to such participating broker-dealers as additional compensation.	$50,000	$18,500,000

Reimbursement of Organization and Offering Expenses—our Advisor or its Affiliates	Up to 2.25% of gross offering proceeds. If organization and offering expenses (excluding selling commissions and the dealer-manager fee) exceed 2.25% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us.	$56,250	$20,812,500

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Acquisition and Development Stage
Acquisition Fees—our Advisor or its Affiliates (2)	Up to 2.70% of gross offering proceeds for the review and evaluation of real property acquisitions. $1,444,844 of acquisition fees was prepaid to an affiliate, Boston Capital Holdings Limited Partnership. In addition, from December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $412,271. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $154,275) will be paid as gross offering proceeds are raised.	$67,500	$24,975,000

Reimbursement of Acquisition Expenses— our Advisor or its Affiliates(2)	Up to 0.5% of gross offering proceeds. The purchase price for each community included the a total of $189,009 in prepaid acquisition expenses. In addition, from December 2006 (when we repaid our former line of credit) through March 1, 2007, we paid an additional $113,368. Remaining amounts based on the acquisition of our initial ten properties (as of March 1, 2007 totaling $70,103) will be paid as gross offering proceeds are raised.	$12,500	$4,625,000

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Operational Stage
Asset Management Fee—our Advisor or its Affiliates	For the management of our affairs, we will pay our advisor a monthly asset management fee equal to 1/12th of 0.75% of the company's real estate asset value as of the end of the preceding month. Real estate asset value equals the amount actually paid or allocated to the purchase, development, construction or improvement of communities we wholly own (including the principal amount of any mortgage indebtedness on the communities assumed upon the purchase of the communities), and, in the case of communities in which we are a co-venturer or partner, our portion of such amount with respect to such communities, exclusive of acquisition fees and acquisition expenses. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as our advisor determines.	Based on the communities identified in this prospectus, the estimated amount would be $121,757 per month. Not determinable at this time as this amount will increase if we acquire additional communities.

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Operational Stage
Subordinated Disposition Fee—our Advisor or its Affiliates	If our advisor or an affiliate provides a substantial amount of the services (as determined by a majority of our company's independent directors) in connection with the sale of one or more properties, a fee equal to the lesser of (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the sales price for each community sold. The subordinated disposition fee will be paid only if stockholders have received (1) total dividends in an amount equal to 100% of their aggregate invested capital and (2) the Stockholder's 6.0% Return.	Not determinable at this time.

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Operational Stage
Subordinated Share of Net Sale Proceeds—our Advisor (3)	15.0% of remaining amounts of net sale proceeds after stockholders have received distributions equal to the sum of (1) the Stockholder's 6.0% Return and (2) 100% of net invested capital. Following listing on a national securities exchange or a national securities market, no subordinate share of net sale proceeds will be paid to our advisor.	Not determinable at this time.

Subordinated Incentive Listing Fee—our Advisor (3)(4)(5)	Upon listing on a national securities exchange or a national securities market, a fee equal to 10.0% of the amount by which our adjusted market value of our common stock plus the total of all distributions paid from our inception until the date of listing exceeds the sum of (1) 100% of invested capital and (2) the total distributions required to be paid to the stockholders to pay the Stockholder's 6.0% Return from inception through the date of listing.	Not determinable at this time.

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Operational Stage
Property Management Fee—an affiliate of GFS Equity Management LLC, an affiliate of Bainbridge Jacksonville LLC and an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC	3.5% to 4.0% of gross income of each community.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Incentive Management Fee—an affiliate of GFS Equity Management LLC and an Affiliate of Bainbridge Jacksonville LLC	50% of all remaining income from operations of the communities in excess of minimum cash distribution thresholds set for each community, including $50 annually per apartment unit and either an 11% or 12% preferred return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Incentive Management Fee—an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance, Inc.	20% of all remaining income from operations of the community in excess of the minimum cash distribution threshold and a 10% preferred return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Type of Compensation		Estimated Minimum Amount (1)	Estimated Maximum Amount (1)
Operational Stage
Sale Proceeds—Bain- Bridge Jacksonville LLC, GFS Equity Management LLC and an Affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC	For the Jacksonville communities, an affiliate of Bainbridge Jacksonville LLC will receive an advisory services fee equal to 20% of our 93.75% of the remaining proceeds, and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. For the Portland and Salt Lake City communities and Seattle communities, GFS Equity Management LLC will receive 25% of any remaining sale proceeds. For the Plano community, remaining sale proceeds will be distributed to us and Alliance Residential, LLC ratably until we have each received a 10% preferred return and then 80/20 until we have received a 13% return, 75/25 until we have received a 16% return, 70/30 until we have received a 20% return and then any residual sale proceeds, 60/40.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of

2% of the book value of the assets or 25% of cash net income as required by the NASAA Guidelines.

(1)  The sale of up to 12,500,000 shares at $9.50 per share pursuant to our distribution reinvestment plan is excluded from those amounts.

(2)  Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3)  In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.

(4)  If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

•  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•  the success of our advisor in generating opportunities that meet our investment objectives;

•  the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•  additional revenues realized by our advisor;

•  the quality and extent of service and advice furnished by our advisor;

•  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•  the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

(5)  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management—Our Advisor—The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

CONFLICTS OF INTEREST

The company will be subject to various conflicts of interest arising out of its relationship to our advisor and its affiliates, as described below.

There are certain relationships between our company and other entities providing services to us. Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns 66 2/3% of the dealer-manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

GFS Equity Management LLC is an unaffiliated entity which is providing property management services for the Seattle and Portland/Salt Lake communities. In addition, on July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000. In December, 2002, affiliates of our advisor agreed to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities. The subordinated interest was given to create an incentive to GFS Equity Management LLC as management agent to maximize the cash flow of the communities. The subordinated economic interest allows GFS Equity Management LLC to participate in the cash distributions of the Seattle communities after Boston

Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i) $50 annual per apartment unit (a total of 802 units times $50 equals $40,100 annually); and

(ii) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939).

We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.

During the term of the current first mortgage loans on the Portland and Salt Lake City communities, GFS Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from cash flow of BC-GFS-II-LLC as compensation to assume 100% of the risk of loss on the rate lock deposit paid to the permanent mortgage lender. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06%), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

Prior and Future Programs

In the past, affiliates of our advisor have organized approximately 400 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, no affiliate of our advisor owns, operates, leases or manages properties that would be suitable for our company, although future real estate programs may involve affiliates of our advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that our advisor has established guidelines to minimize such conflicts.

Competition to Acquire Properties

Affiliates of our advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.

Our advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of our advisor. Affiliates of our advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of our advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest—Certain Conflict Resolution Procedures" below.

Sales of Properties

A conflict also could arise in connection with our advisor's determination as to whether or not to sell a property, since the interests of our advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which our advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest—Compensation of our Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.

Competition for Management Time

The officers of our advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of our advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of our advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Currently, in addition to their involvement with our company, these persons are involved in the management of approximately 387 other real estate investment programs with interests in low-income residential apartment communities.

Compensation of Our Advisor

Pursuant to an advisory services agreement, we have engaged our advisor to perform various services for us, and our advisor will receive fees and compensation for such services. The advisory services agreement was not the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with our advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to our advisor could create a conflict between the interests of our advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by our advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to our advisor. See "Management—Our Advisor—The Advisory Services Agreement."

Relationship with Dealer-Manager

The dealer-manager is Boston Capital Securities, Inc., an affiliate of our advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the dealer-manager. This relationship may create conflicts in connection with the fulfillment by the dealer-manager of its due diligence obligations under the federal securities laws. Although the dealer-manager has examined the information in this prospectus for accuracy and completeness, the dealer-manager is an affiliate of our advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The dealer-manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.

Joint Ventures with Affiliates of Our Advisor

While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties—Joint Venture Investments.") Our advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors—Risks Related to Our Properties and Our Business.").

Legal Representation

Until August 16, 2005, Nixon Peabody LLP, served as our securities and tax counsel solely for this offering, and currently serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Subsequent to August 16, 2005, we retained Goodwin Procter LLP to serve as our securities and tax counsel solely in connection with this offering. Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or both parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with our advisor and its affiliates, (ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:

•  We will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•  We will not purchase or lease properties in which our advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to our advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.

•  We will not make any loans to our advisor or its affiliates or to our directors. Any loans made to us by our advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management—Our Advisor—Our Advisory Services Agreement" section of this prospectus.

•  Pursuant to our charter, in the event that an investment opportunity becomes available which is suitable, under all of the factors considered by our advisor, for our company and one or more other public or private entities affiliated with our advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

•  The cash requirements of each program;

•  The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

•  The policy of each program relating to leverage of properties;

•  The anticipated cash flow of each program;

•  The income tax effects of the purchase of each program;

•  The size of the investment; and

•  The amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable. Our advisor has informed us that notwithstanding our charter provisions, it will offer all suitable investment opportunities, excluding development opportunities, to our company first.

Conflict Provisions of Maryland Law

In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest—Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

•  The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•  The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

•  The contract or transaction is fair and reasonable to us.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities. Our independent directors shall review, and a majority of them must approve our investment policies at least annually to determine that the policies being followed are in the best interests of the stockholders. Our permitted investments and limitations are set forth in our articles. The permitted investments and limitations may not be modified or eliminated without the approval of stockholders holding a majority of the outstanding equity shares. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate

We are a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and selected mid-rise properties having 150 or more rental units. We intend to invest in properties which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We invest primarily in suburban and metropolitan areas.

Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:

•  To provide monthly cash distributions, as well as to provide growth in distributions over time.

There is no assurance that any distribution will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.

•  To increase our value through increases in the cash flows and values of our communities.

The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

•  To preserve and protect the value of our interest in our communities and to achieve long-term capital appreciation.

There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.

There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, our advisor does plan to diversify its acquisitions to mitigate risk.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards.

•  The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.

•  We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.

•  For communities acquired before the initial closing, the communities have at least 18 months of stable operations; following the initial closing, we expect that not more than 10% of the communities will consist of development or other properties that will not have at least 18 months of stable operations.

Generally, we will acquire our interests in our communities by forming a limited liability company which will be controlled by a wholly owned subsidiary of our company and in which an unaffiliated third party will have an economic interest. A wholly owned subsidiary of this limited liability company will in turn own title to the community.

Borrowing Policies

While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.

We currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to be within the targeted range of 55% to 65%. In any event, aggregate borrowings as of the time that the net proceeds of this offering have been fully invested and at the time of each subsequent borrowing may not exceed, on average, 70% of the gross asset value of those communities unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.

We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.

Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of our advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.

While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes.

We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors—Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

Any loans from any of our directors or from our advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, our advisor or their affiliates.

Dispositions

Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.

Equity Capital Policies

Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our distribution reinvestment plan, we may in the future issue common stock.

We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

Reporting Policies

We are currently subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended.

Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We have also established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

Investment Limitations

We do not intend to invest in the securities of other issuers for the purpose of exercising control (except to the extent that we may acquire the controlling securities of an entity holding real property that meets our investment criteria), to underwrite securities of other issuers, or to engage in the purchase and sale (or turnover) of investment securities in exchange for property, nor do we have any present intention of offering securities in exchange for property or to invest in real estate mortgages, although our board may determine to authorize an exchange of securities for property or an investment in mortgages in the future.

PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

Overview

During their more than 30-year history, affiliates of our advisor and their respective predecessors in interest have raised approximately $5.1 billion in real estate equity from approximately 88,550 investors in approximately 404 investment programs to acquire interests in approximately 2,737 properties containing approximately 166,500 apartment units in 48 states and territories, representing approximately $12.0 billion in original development and acquisition costs. Of the properties acquired, 125 were apartment complexes that included 4,023 market rate units out of a total of 19,338 units located in 35 states and representing $450,247,663 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 4,023 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.

During the ten-year period from January 1, 1997 to December 31, 2006, affiliates of our advisor and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 21 series) and 49 private limited partnerships including 31 corporate limited partnerships and 18 direct placement corporate limited partnerships for a total of 51 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

Affiliates of our advisor and their respective predecessors in interest raised $3,326,832,872 in subscriptions from 32,558 investors during this ten-year period. A total of 961 properties (1), with a total development cost of $5,640,777,699 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 23% in the Southeast, 22% in the Midwest, 21% in the Southwest, and 11% in the West.

The foregoing information covering the period from January 1, 1997 to December 31, 2006, can be summarized as follows:

PROGRAMS		PROPERTIES		INVESTORS
Type	Number	Number	Total Development Cost	Number	Capital	Average Capital Invested Per Property
Public	2	345	$1,259,603,670	32,351	$680,840,431	$1,973,451
Private	49	616	$4,381,174,029	207	$2,645,992,441	$4,295,442
Total	51	961	$5,640,777,699	32,558	$3,326,832,872	$3,461,845

REGIONS

	Northeast	Mid-Atlantic	Southeast	Midwest	Southwest	West
Public	3%	3%	9%	11%	8%	3%
Private	9%	8%	14%	11%	13%	8%
Total	12%	11%	23%	22%	21%	11%

All these 51 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily

RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows: (1)

Alabama  8
Arizona  15
Arkansas  15
California  52
Colorado  32
Connecticut  13
Delaware  1
District of Columbia  4
Florida  10
Georgia  45
Idaho  2
Illinois  16
Indiana  10
Iowa  3
Kansas  20
Kentucky  57
Louisiana  61
Maine  13
Maryland  12
Massachusetts  12
Michigan  44
Minnesota  0
Mississippi  36
Missouri  23
Montana  0
Nebraska  0
Nevada  0
New Hampshire  8
New Jersey  18
New Mexico  2
New York  52
North Carolina  10
North Dakota  4
Ohio  3
Oklahoma  36
Oregon  3
Pennsylvania  11
Puerto Rico  0
Rhode Island  2
South Carolina  6
South Dakota  1
Tennessee  13
Texas  117
Utah  2
Vermont  3
Virginia  40
Virgin Islands  7
Washington  6
West Virginia  7
Wisconsin  6
Wyoming  0

(1)  Includes 95 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 100 shared investments.

(2)  The total number of properties by state does not reflect the 100 shared investments of 95 operating partnerships. The net number of properties reflected is 871.

The 51 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

The investment objectives of the 51 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

Private Placements

Interests in 49 of the 51 limited partnerships described above were sold to approximately 207 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $2,645,992,441 in subscriptions was raised. Interests were acquired in a total of 616 properties, with total development costs of $4,381,174,029.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,287,438,160 in addition to the equity investment of the prior limited partnerships of $2,645,992,441. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by the private limited partnerships.

Public Offerings

Interests in 21 series of the 2 limited partnerships described above were sold to approximately 32,351 investors in public offerings registered under the Securities Act of 1933. A total of $680,840,431 in subscriptions was raised. A total of 345 properties were purchased at a total development cost of $1,259,603,670.

Information regarding the public offerings is summarized as follows as of December 31, 2006:

	Investors		Properties		Type of Properties
Program	Number	Capital	Number	Total Develop- ment Cost	Recently Com- pleted	Under Con- struction	Historic Tax Credit
Boston Capital Tax Credit Fund IV L.P. (Series 29 through 46)	27,015	$563,063,880	295	$1,017,293,175	294	0	1
Boston Capital Tax Credit Fund V L.P. (Series 47 through 49)	5,336	$117,776,551	50	$242,310,495	48	2	0

During the four-year period ending December 31, 2006, affiliates of our management sponsored two public investment partnerships with investment objectives similar to the 49 described above. These public limited partnerships own interests in 105 operating partnerships which include 11 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 11 shared investments.

The total number of properties by state does not duplicate the 11 shared investments. The net number of properties reflected is 94 located in:

Alabama  1
Arizona  2
Arkansas  0
California  3
Colorado  3
Connecticut  1
Florida  0
Georgia  4
Illinois  1
Indiana  0
Iowa  1
Kansas  5
Kentucky  13
Louisiana  3
Maine  1
Maryland  0
Massachusetts  0
Michigan  5
Minnesota  0
Mississippi  2
Missouri  3
Montana  0
Nebraska  0
Nevada  0
New Hampshire  0
New Jersey  0
New Mexico  0
New York  3
North Carolina  0
North Dakota  0
Ohio  0
Oklahoma  10
Oregon  1
Pennsylvania  1
Puerto Rico  0
Rhode Island  0
South Carolina  1
South Dakota  0
Tennessee  1
Texas  18
Utah  0
Vermont  0
Virginia  5
Virgin Islands  1
Washington  2
West Virginia  1
Wisconsin  2

All of the operating partnership acquisitions of the public limited partnerships involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $249,441,044 in addition to the equity investment of the investing partnerships of $214,749,931. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2006. We will provide a more detailed description of these acquisitions to you upon request.

Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I—Tabular Information Concerning Prior Limited Partnerships.

Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Website of Boston Capital Corporation, www.bostoncapital.com.

DIVERSIFICATION WITH REAL ESTATE

We believe that investments in real estate through companies like ours can be an attractive asset class to diversify an investor's portfolio beyond stocks and bonds. Diversification is a portfolio strategy designed to reduce exposure to risk by combining a variety of investments, such as stocks, bonds, and real estate, which are unlikely to all move in the same direction. The goal of diversification is to reduce the risk in a portfolio. One way to diversify an existing portfolio of stocks and bonds is to add real estate. We believe real estate has a low correlation to traditional stock and bond markets and therefore, combining all investment types, will result in a more stable portfolio.

Not only can a portfolio be diversified by a variety of investment types such as stocks, bonds and real estate, but diversification can also be achieved through various asset classes (apartments vs. commercial or industrial) and sponsors. Similar to investing in stocks, an investor is advised against buying for example, large cap growth stocks only, but to diversify with value, small, mid-cap and international stocks. The same theory of diversification can be applied to REITs. An investment in a publicly registered, non-traded REIT like our company, which is unlisted and not actively traded, can be beneficial because our share price is not subject to daily market fluctuations as is generally the case for actively traded securities such as stocks and bonds. We believe this can be particularly beneficial for investors who consider investing in real estate as a long-term investment.

In addition, real estate is considered to be a good hedge against inflation and we believe the apartment sector is an ideal real estate type to hedge inflation because the short-term nature of apartment leases provides apartment owners with the ability to frequently increase the rents they charge to tenants, most often on an annual basis. This unique feature of apartments allows landlords to keep rental income in-line and consistently ahead of annual increases to operating costs due to inflation in comparison to other property types such as industrial office and retail which generally have longer-term leases. As a result, any additional revenue in excess of costs should increase the amount of cash available for distribution to our stockholders. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

FOR OFFERS AND SALES TO OHIO RESIDENTS
Pages 193-194 Intentionally Omitted

Consistent Annual Risk-Adjusted Returns—Low Volatility

Historically, the multifamily sector has delivered consistent annual returns and has exhibited less volatility than the Standard & Poor's 500 Index ("S&P 500") and the NAREIT Equity REIT Index ("NAREIT Index") as shown in the chart below. Our advisor believes that an investment in Boston Capital REIT can be viewed as an investment in a portfolio of properties whose value is tied to the performance of those properties and their asset value. This stands in contrast to an investment in the companies or REITs which make up the S&P 500 and the NAREIT Index, which generally are not as closely tied to the direct, underlying property or company values and are subject to daily market fluctuations, as well as long-term market cycles. Accordingly, our advisor believes that an investment in Boston Capital REIT will exhibit less performance volatility than an investment in the companies or REITs which make up the other two indices. While the NCREIF Property Index—Multifamily is not a measure of non-traded REIT performance, our advisor believes that this index is an appropriate and accepted index for purposes of evaluating the relative volatility of an investment in our stock as compared to an investment in listed REIT shares or the S&P 500.

Return on Investment by Property Type

Compared to Selected Indexes (1990-2006)

Indexes 1-4: The NCREIF Property Indexes are composite total rate of return measures of investment performance (composed of Income Return, Capital Value Return and Total Return) of a very large pool of individual properties in the multifamily*, retail, office and industrial sectors, respectively, acquired in the private market and held in a fiduciary environment for investment purposes only.

*  The performance results shown for the NCREIF Property Index—Multifamily should not be taken to represent the expected performance of Boston Capital REIT. Unlike Boston Capital REIT, the NCREIF Property Index—Multifamily and the other indices described here do not have any fees or expenses. As such, the NCREIF Property Index—Multifamily reflects higher returns than stockholders are likely to experience because the management fees and expenses we pay will reduce the amount of cash available for distributions to our stockholders. You can not invest directly in an index. While Boston Capital REIT has used and expects to continue to use leverage (borrowing a portion of the purchase price of our property acquisitions), as do many of the properties in the NCREIF Property Index—Multifamily, the performance results shown for that index are adjusted to show all properties on an unleveraged basis. Also, because we are a non-traded REIT, you will not be able to realize appreciation in the value of our portfolio, if any, until we liquidate or list our stock for trading. In addition, the aggregate property characteristics of Boston Capital REIT differ from those of the NCREIF Property Index—Multifamily, which will result in performance differences between that index and Boston Capital REIT.

Index 5: The Standard & Poor's 500 Index is an unmanaged, capitalization-weighted index of 500 stocks. The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries and is adjusted to reflect dividends paid.

Index 6: The NAREIT Equity REIT Index is an unmanaged, market-weighted index of tax-qualified Real Estate Investment Trusts traded on the New York Stock Exchange, the American Stock Exchange and the NASDAQ Global Market, including dividends.

SOURCES: STANDARD & POOR'S. RUSSELL-MELLON. NCREIF. THE NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES (NCREIF) WAS ESTABLISHED TO SERVE THE INSTITUTIONAL REAL ESTATE INVESTMENT COMMUNITY AS A COLLECTOR, PROCESSOR, VALIDATOR, AND DISSEMINATOR OF REAL ESTATE PERFORMANCE INFORMATION. CERTAIN DATA AND PERFORMANCE RESULTS SHOWN WERE SUPPLIED BY OUTSIDE SOURCES AND ARE BELIEVED TO BE RELIABLE BUT ARE NOT GUARANTEED. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering as of March 1, 2007. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.

Name of Beneficial Owner** Number of	Shares Owned Prior to Offering (1)	Percent of All Shares Prior to Offering	Number of Shares Owned After Offering (1)	Percent of All Shares After Offering (2)
Boston Capital Companion Limited Partnership	20,000	97%	20,000	*
John P. Manning	-	-	-	*
Jeffrey H. Goldstein	-	-	-	*
Kevin P. Costello	-	-	-	*
Richard J. DeAgazio	-	-	1,086
Marc N. Teal	-	-	-	*
Mark W. Dunne	-	-	-	*
Eileen P. O'Rourke	-	-	-	*
Philip S. Cottone (3)	2,000	*	6,000	*
Kevin C. Phelan (4)	1,000	*	5,714	*
Nicholas L. Iacuzio (5)	1,000	*	3,000	*
Directors and Executive Officers as a group (10 persons) (6)	4,000	*	15,800	*

*  Less than 1%

**  John P. Manning, our Chairman and Chief Executive Officer, owns the sole general partner interest of and a controlling limited partner interest in Boston Capital Companion Limited Partnership. Jeffrey H. Goldstein, Kevin P. Costello and Richard J. DeAgazio also own limited partner interests in Boston Capital Companion Limited Partnership.

(1)  In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2)  Assumes 92,500,000 shares are sold in the offering which does not include the 12,500,000 shares offered pursuant to our distribution reinvestment plan.

(3)  The number of shares owned after the offering includes 6,000 shares of common stock issuable to Mr. Cottone upon the exercise of stock options. The number of shares owned prior to the offering includes 2,000 shares of common stock issuable to Mr. Cottone upon the exercise of stock options vested as of the commencement of the offering.

(4)  The number of shares owned after the offering includes 3,000 shares of common stock issuable to Mr. Phelan upon the exercise of stock options. The number of shares owned prior to the offering includes 1,000 shares of common stock issuable to Mr. Phelan upon the exercise of stock options vested as of the commencement of the offering.

(5)  The number of shares owned after the offering includes 3,000 shares of common stock issuable to Mr. Iacuzio upon the exercise of stock options. The number of shares owned prior to the offering includes 1,000 shares of common stock issuable to Mr. Iacuzio upon the exercise of stock options vested as of the commencement of the offering.

(6)  Includes 12,000 shares of common stock issuable to our directors upon exercise of stock options and excludes stock options that will remain unvested as of 60 days from March 1, 2007. Assuming 92,500,000 shares are sold in this offering and such director exercises his options, each such director will own less than 1% of the outstanding number of shares at the initial closing of the offering. As of March 1, 2007, we had granted 35,000 stock options, all which were granted to our independent directors.

DESCRIPTION OF CAPITAL STOCK

General

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Stock

Our articles provide that we may issue up to 400,000,000 shares of common stock, par value $.001 per share, 50,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of "excess stock," par value $.00l per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. As of March 1, 2007, approximately 4,713,795 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

We will not issue stock certificates. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send appropriate documentation to us, and we will provide the required documentation upon a stockholder's request or make it available on our website. The transfer will be effective and the transferee of the shares will be recognized as the holder of such shares within five business days of our receipt of the required documentation, subject to restrictions in our articles of incorporation.

Common Stock

In the opinion of Goodwin Procter LLP, a copy of which is attached as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement, filed on December 7, 2005, all of the shares offered by our prospectus will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of shares of common stock will be entitled to receive distributions if, as and when authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a majority of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Preferred Stock; Other Equity Securities

We have no shares of preferred stock outstanding. We conducted an offering of 173 shares of 12.0% Series A Cumulative Non-Voting Preferred Stock at $500 per share through a private placement conducted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. We offered and sold the preferred shares to investors whom we had reasonable grounds to believe are "accredited investors" within the meaning of Rule 501 of Regulation D. The offering was effected pursuant to the articles supplementary to our articles of incorporation and for the purpose of having at least 100 stockholders to satisfy one of the qualifications we must meet in order to qualify as a real estate investment trust under the Internal Revenue Code. Under Sections 856(a)(5), 856(b) and 856(h)(2) of the Internal Revenue Code, the beneficial ownership of a REIT must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), other than with respect to the first taxable year for which a REIT election is made (which in our case is anticipated to be the taxable year ended December 31, 2005). This offering closed on January 30, 2006.

On February 15, 2007, all outstanding shares of 12.0% Series A Cumulative Non-Voting Preferred Stock were redeemed at a price of $507.50 per share, which included all accrued and unpaid dividends.

Additional shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.

The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

Restrictions on Ownership

For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, or adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If our advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

Restriction on "Roll-Up" Transactions

In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

(i)  accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)  one of the following:

(A)  remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

(B)  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

(i)  which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

(ii)  which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

(iii)  in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading "—Inspection of Books and Records," above; or

(iv)  in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

Certain Provisions of Maryland Law and of our Articles and Bylaws

The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

Termination of Our Company and REIT Status

Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or on the NASDAQ Global Market by June 22, 2015, however, we will liquidate and dissolve if stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Amendment of Articles and Bylaws

Our articles may be amended by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote except in the case of amendments to the provisions regarding amending our articles or reorganizing our company, which require a two-thirds vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. Our bylaws may be amended or repealed by the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group without the consent of the directors.

Unless otherwise required by law, our board may amend or repeal our bylaws by the affirmative vote of a majority of the directors then in office (including a majority of the independent directors), provided that such amendments are not inconsistent with our articles. The directors may not amend the bylaws without the affirmative vote of a majority of the shares to the extent that such amendments adversely affect the rights, preferences and privileges of stockholders.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors, by the Chairman or by a majority of the board of directors. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

The Board of Directors

Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than three or more than 15. A majority of our board of directors will be independent directors. See "Management—Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

Business Combinations

Pursuant to Maryland law and our articles, any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or our advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.

Control Share Acquisition

With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

Anti-takeover Legislation

Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

•  officers or employees of the corporation;

•  persons seeking to acquire control of the corporation;

•  directors, officers, affiliates or associates of any person seeking to acquire control; or

•  nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

•  Classified board: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

•  Two-thirds stockholder vote to remove directors only for cause: The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

•  Size of board fixed by vote of board: The number of directors will be fixed only by resolution of the board;

•  Board vacancies filled by the board for the remaining term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

•  Stockholder calls of special meetings: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future upon approval of a majority of stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following general discussion of material United States federal income tax considerations relevant to investors in our common stock has been reviewed by our tax counsel, Goodwin Procter LLP, which has also delivered an opinion supporting this discussion, a copy of which is an exhibit to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11, filed on April 2, 2007. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

Congress recently passed the American Jobs Creation Act of 2004 (the "2004 Tax Act") and in 2003 passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates. Without further action by the U.S. Congress, the maximum individual tax rate on long-term capital gains will return to 20% in 2011, and the maximum individual tax rate on dividends will increase to 39.6% in 2011.

Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

•  a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

•  a corporation, partnership or other entity (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

•  an estate the income of which is subject to United States federal income taxation regardless of its source; or

•  a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners, stockholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

Taxation of the Company

General

On September 15, 2006, we made an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner for all successive tax years. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "—Failure to Qualify," below.

So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

•  we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

•  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

•  if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•  if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

•  if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a 100% tax on the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which we fail the 95% gross income test, multiplied by a fraction intended to reflect our profitability. If we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed ordinary income and capital gain net income from prior years, we would be subject to a

4% excise tax on the excess of that required distribution over the amounts actually distributed;

•  if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation (including our deemed acquisition of assets from a C corporation at the beginning of the first taxable year for which we elect REIT status) and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

•  we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

•  because we acquired properties prior to the first day of the first taxable year for which we qualified as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"), if we recognize gain on the disposition of any of these assets during the 10-year Recognition Period beginning on the REIT Commencement Date, then the lesser of (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date, or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate under the Built-In Gain Rule.

General Requirements for Qualification

The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and—

(i)  is managed by one or more trustees or directors;

(ii)  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)  would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(iv)  is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(v)  has the calendar year as its taxable year;

(vi)  the beneficial ownership of which is held by 100 or more persons;

(vii)  at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

(viii)  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (which in our case is anticipated to be the taxable year ending December 31, 2005).

The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.

Qualified REIT Subsidiaries

We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and therefore all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT for purposes of applying the REIT qualification requirements. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

Taxable REIT Subsidiaries

We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

Partnerships and Disregarded Entities

We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by Goodwin Procter LLP, which, subsequent to August 16, 2005, serves as securities and tax counsel solely for this offering, that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file certain additional information with the Treasury in accordance with Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

•  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

•  Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

•  Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

•  Finally, direct charges by the REIT for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. In addition, services not customarily furnished in connection with the rental of real property may be provided through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. In the case where non-customary services are not provided through a taxable REIT subsidiary or by an independent contractor, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

Asset Tests

To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

•  at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

•  not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

•  of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test.

Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. Under the provisions enacted by the 2004 Tax Act, a REIT's failure to satisfy any of the asset test requirements may not result in a loss of its REIT status if certain specified requirements are satisfied. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "—Taxation of the Company—General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "—Taxation of Taxable U.S. Stockholders—General" below.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

Taxation of Taxable U.S. Stockholders

General

In 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions to corporate stockholders.

Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.

Capital Gains and Losses

In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

The 2003 Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the 2003 Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends.

According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

Information Reporting and Backup Withholding

A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

Taxation of Tax-Exempt U.S. Stockholders

U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(l) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of capital Stock—Restrictions on Ownership."

The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

Taxation of Non-U.S. Stockholders General

The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; which ordinarily includes providing certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United

States for 183 days or more during the taxable year and has a "tax home" in the United States.

If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding

Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

Other Tax Considerations

State, Local and Non-U.S. Taxes

We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

ERISA Considerations

The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

Plan Considerations

A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the "plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor and Section 3(42) of ERISA, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities whose underlying assets include plan assets by reason of an investment in such entity by one or more employee benefit plans (to the extent of their aggregate investment in the entity).

The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

Assuming that our stock is "widely held" within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace.

Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

•  that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•  that stockholders could realize this value if they were to attempt to sell their shares; or

•  that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We currently have a distribution reinvestment plan available that allows you to purchase additional shares from the distributions otherwise distributable to you. A copy of our reinvestment plan as currently in effect is included as Exhibit A to this prospectus. A Reinvestment Agent, currently Boston Capital Securities, Inc., the dealer-manager, will act on behalf of the participants in the reinvestment plan. Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.

Eligibility. Stockholders may elect to participate in the distribution reinvestment plan by completing the subscription agreement, or by other written notice to us. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the reinvestment plan.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in the plan should consult with his broker as to the broker's position regarding participation in our distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "ERISA Considerations."

Participation. Participation in the distribution reinvestment plan will begin with the next distribution made after receipt of a participant's written notice, provided it is received more than ten business days prior to the last day of the month to which such distribution relates. Subject to the preceding sentence, a stockholder will become a participant in the distribution reinvestment plan effective on the first day of the month following such election, and the election will apply to all distributions made to such participant and attributable to the month in which the stockholder makes such written election to participate in the distribution reinvestment plan and to all months thereafter. Participants may elect to have some or all of their distributions reinvested in the distribution reinvestment plan. You may purchase shares through the distribution reinvestment plan only after receipt of a prospectus and any supplements thereto relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent public offering of shares by the company. We will provide you with a copy of our then current prospectus.

We may amend, supplement or terminate the distribution reinvestment plan for any reason at any time by delivery of written notice at least ten days' prior to the effective date of the amendment, supplement or termination to participants. A participant's participation in the distribution reinvestment plan will also be terminated to the extent that a reinvestment of the participant's distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the distribution reinvestment plan at any time by providing the Reinvestment Agent with written notice. To be effective for any distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the distribution payment date for any such distribution.

Costs and Fees. Prior to the termination of the initial public offering of the shares, the price per share purchased under the distribution reinvestment plan will be $9.50 per share. After the termination of the initial public offing of the shares, the price per share purchased under the distribution reinvestment plan will be equal to ninety-five (95%) of the "fair market value" of the shares, as determined by us from time to time. If a current appraisal of the property owned by us or in which we have an interest has been performed, our determination of the "fair market value" may be based upon such appraisal, as increased by the value of our other assets, and reduced by the total amount of our other liabilities and, all as divided by the total number of outstanding shares. Upon the listing of the shares on a national securities exchange or on the NASDAQ Global Market, the Reinvestment Agent may purchase shares either through such market or directly from us pursuant to a registration statement relating to the distribution reinvestment plan, in either case at a per share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ Global Market on which the shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after listing occurs, the Reinvestment Agent purchases shares on a national securities exchange or on the NASDAQ Global Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions and fees charged by such registered broker-dealer.

We will pay a fee to the dealer-manager in the amount of 2% of the gross proceeds of the shares sold. We will be responsible for all administrative charges and expenses charged by the Reinvestment Agent. A non-affiliated transfer agent, ACS Securities Services, Inc., will provide certain services in connection with our distribution reinvestment plan including receiving written notice of desire to terminate participation; adding new purchases to the participant's account; and delivering the statement of account on behalf of the Reinvestment Agent.

Advantages. If stockholders participate in the reinvestment plan during the offering period, they can purchase additional shares without incurring any selling commissions. Another advantage of participating in the reinvestment plan is the relative ease of acquiring additional shares.

Reports. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will deliver to each participant a statement of account describing the distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, and the total shares purchased on behalf of the participant. Tax information for income earned on shares under the Reinvestment Plan will be delivered to each participant at least annually.

Tax Considerations. If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for distributions allocated to him or her even though the stockholder has elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of additional shares. The stockholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution or the distribution is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders."

SUMMARY OF AUTOMATIC PURCHASE PLAN

In November 2006, our board of directors approved an automatic purchase plan that allows investors who have already met the minimum purchase requirement in this offering of $1,000 to elect to purchase shares in this offering at regular intervals. We can not guarantee that we will continue to offer the automatic purchase plan after the termination of this offering.

Eligibility. Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer-manager by providing the proper information and checking the proper box on their enrollment form. Participation in the automatic purchase plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is 10 shares or $100 per period.

Some brokers may determine not to offer their clients the opportunity to participate in our automatic purchase plan. Any prospective investor who wishes to participate in the plan should consult with his broker as to the broker's position regarding participation in our automatic purchase plan.

If you elect to participate in the automatic purchase plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the "Investor Suitability Standards" section of our Prospectus.

We reserve the right to prohibit qualified retirement plans from participating in our automatic purchase plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "ERISA Considerations."

Participation. You may elect to make such automatic purchases on a monthly, quarterly, semi-annual or annual basis. We will provide a confirmation of your purchases under the automatic purchase plan within fifteen business days after the end of each period in which the investment is admitted. The confirmation will disclose the following information:

•  the amount of the investment;

•  the date of the investment;

•  the number and price of the shares purchased by you; and

•  the total number of shares in your account.

Costs and Fees. We will pay dealer-manager fees and selling commissions in connection with sales under the automatic purchase plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic purchase plan.

Withdrawal. To withdraw from participation in either our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to Boston Capital Real Estate Investment Trust, Inc. c/o Escrow Administrator. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Amendment and Termination. We reserve the right to amend any aspect of our automatic purchase plan with 30 days' written notice to the respective participants. The dealer-manager also reserves the right to terminate a participant's individual participation the plan, and we reserve the right to terminate the automatic purchase plan in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

SHARE REDEMPTION PROGRAM

Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held your shares for the required one-year period, and we are engaged in an offering, the redemption price will equal the lesser of (i) $9.15 per share or (ii) the purchase price per share you actually paid for your shares. During the offering the redemption price will be equal to or below the price of the shares offered in this offering. During periods when we are not engaged in an offering, the per share price of our common stock, for purposes of repurchase, will be based on periodic updates on the value of our properties, as the board of directors determines based upon the company's audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

Shareholders may present us with shares for redemption at any time after you have held your shares for over one year by providing us with a written request stating the name of the entity owning the shares, the date the shares were purchased and the number of shares to be redeemed. The written request must be received before the last five business days of the calendar quarter to be eligible for that quarter's redemption. We have also provided participants with withdrawal rights at any time prior to the redemption.

The company will redeem its common stock at the end of the calendar quarter in which such shares are presented, provided that the requisite redemption documents from shareholders are received by the reinvestment agent and we have received confirmation pursuant to a Uniform Commercial Code search that that no liens are held against the shares (at the cost of $100 to the shareholder, which will be deducted from the proceeds of the redemption).

We are only allowed to use the proceeds from the dividend reinvestment plan to redeem shares under the redemption plan. In the event the proceeds from the dividend reinvestment plan exceeds the amount needed to redeem the shares for which redemption requests have been submitted, we would be permitted to carry such excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the dividend reinvestment plan otherwise available for redemptions during that calendar quarter.

In the event the amount of the proceeds from the dividend reinvestment plan is insufficient to redeem all of the shares for which redemption requests have been submitted, we will redeem the shares on a pro rata basis at the end of each quarter. A shareholder, whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient available funds. In such case, the redemption request will be retained and such shares will be redeemed, again on a pro rata basis, at the end of the next quarter. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her repurchase request at any time. We can make no guarantee that there will be sufficient funds to redeem the shares for which a redemption request is received.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion and after 30 days' written notice to stockholders, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors—Risks Related to this Offering.")

Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop. The share redemption program will terminate if a secondary market develops for the shares.

The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

SELLING AND ESCROW ARRANGEMENTS

Selling Arrangements

The Offering. We are offering a maximum of 92,500,000 shares at $10.00 per share on a "best efforts" basis through Boston Capital Securities, Inc., the dealer-manager. "Best efforts" means generally that the dealer-manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 12,500,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. The offering of shares will terminate no later than July 1, 2007 (unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted by applicable law). We reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Compensation We Will Pay for the Sale of Our Shares. The dealer-manager is a registered broker-dealer affiliated with our management and with our advisor. If the minimum offering is sold, we will pay the dealer-manager as compensation selling commissions of 7.0% of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the dealer-manager a dealer-manager fee of 2.0% of the public offering price of the shares sold as compensation for acting as the dealer-manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the distribution reinvestment plan will be charged dealer-manager fees on shares purchased pursuant to the distribution reinvestment plan.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$925,000,000	$64,750,000	$18,500,000	$841,750,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$0.20	$9.30
Total Maximum	$118,750,000	$0	$2,500,000	$116,250,000

The dealer-manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer-manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds as additional compensation, based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering.

We and/or our affiliates also may provide non-cash incentives for registered representatives of our dealer-manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

The total underwriting compensation, (including, but not limited to, selling commissions, the dealer-manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) will not exceed the limitations prescribed by the National Association of Securities Dealers, Inc. An additional one-half percent of gross proceeds of this offering may be paid for bona fide due diligence expenses, also in accordance with the current regulations of the National Association of Securities Dealers, Inc.

We have agreed to indemnify the participating broker-dealers, including the dealer-manager, against certain liabilities arising under the Securities Act of 1933, as amended. The dealer-manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.

The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates. Our executive officers and directors and their family members, as well as officers and employees of our advisor, the dealer-manager, Boston Capital Corporation or other affiliates and their family members and others in the sole discretion of the dealer-manager, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or their family members or by officers or employees of our advisor, the dealer-manager, Boston Capital Corporation or other affiliates or their family members were not considered in order to meet the minimum offering. The family members of any of the foregoing persons include the spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption. Our advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Subscription Process. If you choose to buy shares in this offering, you must complete a subscription agreement like the one attached to this prospectus as Exhibit B. In completing the subscription agreement, you will be making certain acknowledgments—that you received a copy of this prospectus not less than five business days prior to your signing the subscription agreement, that you meet the investor suitability standards described in the "Investor Suitability Standards" section of this prospectus, that you are purchasing the shares for your own account, that the shares are not liquid and that there are restrictions on their assignability and transferability. We ask you to make these acknowledgments to further our obligations under federal and state securities laws not to sell the shares to investors for whom an investment in our company would be unsuitable, and to evidence our efforts to fulfill those obligations if any of the acknowledgments you make turns out to be untrue.

You should pay for your shares by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our distribution reinvestment plan, all accepted subscriptions must be for whole or fractional shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our distribution reinvestment plan.

Investments by IRAs and Qualified Plans. Investors who desire to establish an IRA for purposes of investing in shares may do so by having Pershing LLC, an independent, qualified bank IRA custodian (or such other independent qualified bank IRA custodian utilized by a participating broker-dealer (a "Qualified IRA Custodian")), act as their IRA custodian.

In the event that an IRA is established having Pershing LLC (or such other Qualified IRA Custodian) as the IRA custodian, the authority of Pershing LLC (or such other Qualified IRA Custodian) will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA.

Pershing LLC (or such other Qualified IRA Custodian) will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Admission of Stockholders. Subscribers will be admitted as stockholders as soon as practicable.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

Volume Discounts. In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer will reduce the amount of his or her selling commissions as detailed in the table below. Any such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

Dollar Volume	Sales Commissions		Purchase Price	Dealer-Manager	Net Proceeds
Shares Purchased	Percent	Per Share	Per Share	Fee Per Share	Per Share
Under $500,000	7.0%	$0.7000	$10.0000	$0.20	$9.10
$500,000—$999,999	5.0%	$0.4895	$9.7895	$0.20	$9.10
$1,000,000 and Over	3.0%	$0.2876	$9.5876	$0.20	$9.10

For example, if an investor purchases 100,000 shares ($1,000,000), he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $910,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount. Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

For purposes of such volume discounts, the term "purchaser" includes:

•  an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•  a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•  an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•  all commingled trust funds maintained by a given bank.

In addition, in order to encourage purchases in the amount of 300,000 or more shares ($3,000,000), our advisor and the dealer-manager may in their discretion agree with a potential purchaser who proposes to purchase at least 300,000 shares ($3,000,000) to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•  all purchasers of the shares must be informed of the availability of quantity discounts;

•  the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Wrap Fees. Investors, who, in connection with their purchase of shares (i) have engaged the services of a registered investor advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice or (ii) has a contract for investment advisory and related brokerage services which includes a fixed or "wrap" fee feature, may agree with the participating broker-dealer selling such shares and the dealer-manager to reduce the amount of selling commissions payable with respect to such sales to zero. The net proceeds to us, $9.30 per share, will not be affected by waiving the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers.

Neither the dealer-manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Escrow Arrangements

During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Boston Private Bank & Trust Company as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers, except that after the initial closing, subscriptions may be withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent.

Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as practicable. (See "Investor Suitability Standards" for escrow arrangements applicable to Pennsylvania investors.)

Interest will only be earned by investors on subscription proceeds held in escrow longer than twenty (20) calendar days. Any interest earned on subscription proceeds held in escrow less than such period will be paid to us and we will use such amounts for working capital. All interest distributions, if due, will be made within 75 days of the end of the fiscal quarter following the relevant closing date. The current interest rate is 3.75%, but the rate can adjust similar to a bank passbook savings rate.

Electronic Delivery

We will deliver electronically all available documents relating to an investment in our company (including the reports to stockholders described below) to all stockholders who consent to electronic delivery of such documents by checking the applicable box in the subscription agreement. However, a stockholder may revoke consent to electronic delivery at any time by contacting BCCLP, Inc., Investor Services for Boston Capital REIT,

One Boston Place, Suite 2100, Boston, MA 02180-4406 (Phone: 800-955-2733, Fax: 617-624-8999). If the stockholder revokes such consent, the stockholder will subsequently receive all such documents in paper format. In addition, a stockholder may request paper copies of any documents delivered electronically by contacting BCCLP, Inc. A stockholder's consent to electronic delivery is effective until revoked and relates to all documents relating to the stockholders' investment.

Market for Our Stock

Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the dealer-manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were

•  the prospects for our company and the industry in which we compete,

•  an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

•  the present state of our development, and

•  the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.

REPORTS TO STOCKHOLDERS

We will provide an annual report to each stockholder within one hundred and twenty (120) days following the close of each fiscal year. Each annual report will contain, among other things, financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent registered public accountant.

In addition, we will provide, upon written request by a stockholder, an interim report containing unaudited financial statements for each of the first three quarterly periods of each fiscal year within forty-five (45) days after the end of such quarter as well as such further information as our board of directors may determine is required pursuant to any law or regulation to which we are subject.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than sixty (60) days after we make the distribution.

We are required by the Securities Exchange Act of 1934, as amended, to file quarterly, annual and periodic reports with the Securities and Exchange Commission. Those reports may contain information which is not set forth in this prospectus. Such reports can be obtained on the Commission's website at www.sec.gov and on our website at www.bostoncapital.com and investors are encouraged to access such reports.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule at December 31, 2006 and 2005 and each of the two years in the period ended December 31, 2006 as set forth in their report. We have included our financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Group, P.C. (formerly known as Reznick Fedder & Silverman, Certified Public Accountants a Professional Corporation) independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares offered by this prospectus has been passed upon for us by Goodwin Procter LLP. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Goodwin Procter LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at l-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a website at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.

We have established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets at December 31, 2006 and 2005	F-3

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	F-4

Consolidated Statements of Stockholder's Equity (Deficit) for the years ended December 31, 2006, 2005 and 2004	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	F-6

Notes to Consolidated Financial Statements	F-7

SCHEDULE

Schedule III—Real Estate and Accumulated Depreciation	S-1

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Boston Capital Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheets of Boston Capital Real Estate Investment Trust, Inc. (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index at Item 15(a)(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boston Capital Real Estate Investment Trust, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, for the period from January 1, 2005 to December 31, 2006 when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  /S/ ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2007

Reznick Group, P.C.

7700 Old Georgetown Road, Suite 400, Bethesda, MD 20814-6224
Phone 301.652.9100, Fax 301.652.1848
www.reznickgroup.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder
of Boston Capital Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheet of Boston Capital Real Estate Investment Trust, Inc. (a Maryland corporation) and subsidiaries as of December 31, 2004, and the related consolidated statement of operations, changes in shareholder's deficit, and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements were previously restated to increase accrued interest, accrued expenses and the accumulated deficit by $265,000, $114,000 and $379,000, respectively, for a restatement made to the 2003 consolidated statement of operations. As that restatement was previously reported, there is no reference to that restatement in the accompanying consolidated financial statements.

We have also audited Schedule III for the year ended December 31, 2004. In our opinion, this schedule presents fairly, when considered in relation to the basic financial statements taken as a whole, in all material respects, the information therein.

  /S/ REZNICK GROUP, P.C.

Bethesda, Maryland

March 25, 2005, except for the third paragraph in note A,
as to which the date is February 10, 2006 and the fourth
paragraph of this opinion as to which the date is March 29, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except share amounts)

December 31,

	2006	2005
ASSETS
REAL ESTATE
Land	$31,084	$31,084
Building and improvements	148,972	147,478
Furniture, fixtures and equipment	8,524	8,290
	188,580	186,852
Less accumulated depreciation	(19,429)	(13,140)
	169,151	173,712
Cash and cash equivalents	5,461	1,629
Accounts receivable—tenants, net of allowance for doubtful accounts of $28 and $0, respectively	115	156
Cash in escrow	2,023	2,889
Deferred financing costs, net of accumulated amortization of $1,562 and $1,053, respectively	1,040	1,240
Other assets, net of accumulated amortization of $211 and $90, respectively	5,313	4,027
Total Assets	$183,103	$183,653
LIABILITIES
Mortgage notes payable	$132,468	$132,525
Other note payable	—	5,556
Line of credit—non affiliate	38,090	—
Line of credit—affiliate	—	56,597
Interest payable on line of credit—affiliate	—	366
Accounts payable and accrued expenses	3,156	3,379
Due to related party	5,347	4,825
Other liabilities	1,314	846
Distributions payable	182	—
Total Liabilities	180,557	204,094
Commitments and contingencies Minority interest	147	167
Redeemable common stock	169	—
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 50,000,000 shares authorized, 250 shares classified and designated as 12% Series A cumulative non-voting shares, 173 of the 12% Series A shares issued and outstanding at December 31, 2006 ($87 liquidation preference)	—	—
Common stock, $.001 par value, 400,000,000 shares authorized, 3,681,606 and 20,000 shares issued, and outstanding at December 31, 2006 and 2005, respectively	4	—
Additional paid-in capital	32,788	200
Distributions in excess of accumulated earnings	(562)	—
Redeemable common stock	(169)	—
Accumulated deficit	(29,831)	(20,808)
Total Stockholders' Equity (Deficit)	2,230	(20,608)

Total Liabilities, Minority Interest and Stockholders' Equity (Deficit)	$183,103	$183,653

See accompanying notes.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share amounts)

For the Year ended December 31,

	2006	2005	2004
REVENUE
Rental revenue	$27,003	$24,061	$21,257
Other revenue	197	—	—
	27,200	24,061	21,257
EXPENSES
Property operating costs	11,405	9,032	9,349
General and administrative	4,308	3,164	2,863
Depreciation and amortization	6,410	5,666	4,656
Portfolio management fees— related party	—	—	408
Asset management fee-related party	1,461	1,368	—
	23,584	19,230	17,276
OPERATING INCOME	3,616	4,831	3,981
INTEREST (INCOME) EXPENSE
Interest expense on line of credit—affiliate	5,152	5,377	5,466
Interest expense—other	7,286	6,336	6,046
Amortization of deferred financing costs	509	430	332
Interest income	(290)	(15)	(25)
	12,657	12,128	11,819
Loss before minority interest	(9,041)	(7,297)	(7,838)
Loss attributed to minority interest	(18)	(6)	—
NET LOSS	$(9,023)	$(7,291)	$(7,838)
LOSS PER SHARE—BASIC AND DILUTED	$(10)	$(365)	$(392)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC AND DILUTED	904,789	20,000	20,000

See accompanying notes.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Dollars in thousands except share amounts)

	Preferred Stock		Common Stock		Additional paid in		Redeemable common	Accumulated
	Shares	Amount	Shares	Amount	capital	Distributions	stock	deficit	Total
Balance as of January 1, 2004	—	$—	20,000	$—	$200	$—	$—	$(5,679)	$(5,479)
Net loss	—	—	—	—	—	—	—	(7,838)	(7,838)
Balance as of December 31, 2004	—	—	20,000	—	200	—	—	(13,517)	(13,317)
Net loss	—	—	—	—	—	—	—	(7,291)	(7,291)
Balance as of December 31, 2005	—	—	20,000	—	200	—	—	(20,808)	(20,608)
Preferred shares issued	173	—	—	—	87	—	—	—	87
Common shares issued	—	—	3,661,606	4	36,603	—	—	—	36,607
Redeemable common stock	—	—	—	—	—	—	(169)	—	(169)
Distributions	—	—	—	—	—	(562)	—	—	(562)
Offering costs	—	—	—	—	(4,102)	—	—	—	(4,102)
Net loss	—	—	—	—	—	—	—	(9,023)	(9,023)
Balance as of December 31, 2006	173	$—	3,681,606	$4	$32,788	$(562)	$(169)	$(29,831)	$2,230

See accompanying notes.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

For the Year ended December 31,

	2006	2005	2004
Cash flows from operating activities
Net loss	$(9,023)	$(7,291)	$(7,838)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities Depreciation and amortization	6,410	5,666	4,656
Loss attributed to minority interest	(18)	(6)	—
Changes in assets and liabilities
(Increase) decrease in accounts receivable-tenants	41	(9)	25
Increase in cash in escrow	(280)	(43)	(26)
(Increase) decrease in other assets	(771)	(315)	37
Increase (decrease) in interest payable on line of credit—affiliate	(366)	40	(1,049)
Increase (decrease) in accounts payable and accrued expenses	(223)	896	376
Increase (decrease) in due to related party	(1,330)	1,496	370
Increase in other liabilities	468	228	64
Net cash provided by (used in) operating activities	(5,092)	662	(3,385)
Cash flows from investing activities
Investment in real estate	(1,728)	(17,485)	(5,862)
Other assets	—	(207)	—
(Deposits into) withdrawals from cash in escrow	1,146	(381)	9,270
Net cash (used in) provided by investing activities	(582)	(18,073)	3,408
Cash flows from financing activities
Proceeds from mortgage notes payable	—	23,981	—
Payments on mortgage note payable	(57)	(12,052)	(43)
(Payment of) proceeds from other note payable	(5,556)	5,556	—
Payment of line of credit—affiliate	(56,597)	—	—
Proceeds from line of credit—non affiliate	40,997	—	—
Payments on line of credit—non affiliate	(2,907)	—	—
Financing costs paid	(309)	(237)	—
Amortization of financing costs	509	430	332
Advances from related party	1,852	1,953	698
Payment of deferred offering costs	(636)	(1,822)	(1,064)
Payment of equity issuance costs	(4,102)	—	—
Proceeds from sale of preferred stock	87	—	—
Proceeds from sale of common stock	36,438	—	—
Distributions to common stockholders	(207)	—	—
Distributions to preferred stockholders	(4)	—	—
Proceeds from minority interest	—	175	—
Distributions to minority partner	(2)	(2)	—
Net cash provided by (used in) financing activities	9,506	17,982	(77)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,832	571	(54)
Cash and cash equivalents, beginning of period	1,629	1,058	1,112
Cash and cash equivalents, end of period	$5,461	$1,629	$1,058
Supplemental cash flow information
Interest paid (includes $5,518, $5,337 and $6,515, respectively, of related party interest)	$12,600	$11,615	$12,561
Common and preferred stockholder distributions accrued	$182	$—	$—
Common stockholder distributions reinvested in accordance with our distribution reinvestment program	$169	$—	$—

See accompanying notes.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE A—Organization

Boston Capital Real Estate Investment Trust, Inc. (we or our), a Maryland Corporation, was formed on May 2, 2003 and commenced operations on May 15, 2003. We are a real estate company engaged in the acquisition, ownership, management, and operation of market rate apartment communities. We were initially capitalized by the sale of 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10.00 per share resulted in gross proceeds of $200,000. We have elected to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986 as amended, commencing with the taxable year ended December 31, 2005. We are currently offering our common stock pursuant to a public offering that is described below.

Boston Capital REIT Advisors, LLC is one of our affiliates and our advisor under the terms and conditions of an advisory agreement. Our advisor identifies and, subject to the approval of our board of directors, makes acquisitions and investments on our behalf. We have no employees of our own. Our advisor is wholly-owned by Boston Capital Holdings Limited Partnership. Our Chairman and Chief Executive Officer is the general partner of and owns a controlling limited partnership interest in Boston Capital Holdings Limited Partnership. Certain of our officers and directors are also officers of our advisor.

We have filed a Registration Statement on Form S-11 and the related prospectus, as amended and supplemented (the "Prospectus"), with the Securities and Exchange Commission that became effective June 22, 2005 in connection with our public offering of up to 100,000,000 shares of our common stock at a price of $10.00 per share. The registration statement also covers the offering of up to 5,000,000 shares of common stock pursuant to our distribution reinvestment plan. Until the subscribing investors are admitted as stockholders, all subscription proceeds are placed in an escrow account. Interest earned on escrowed funds is paid to investors whose funds are held in escrow in excess of 20 days, subject to certain limitations. The rate as of December 31, 2006 was 3.75%. As of December 31, 2006, we sold 3,643,817 shares from our offering raising net proceeds of $36,424 and in addition, issued 17,789 shares pursuant to our distribution reinvestment plan.

We have experienced losses since inception. We believe that a combination of our efforts to (i) increase rental revenue and contain operating costs at our apartment communities; (ii) raise sufficient offering proceeds to repay our line of credit and mortgage note related to our Seattle communities or refinance the debt; and (iii) defer certain discretionary capital improvements and payments to affiliates until January 2008, will be sufficient to meet our operating, debt service and other working capital needs for at least one year from December 31, 2006.

As of December 31, 2006, 2005 and 2004 we owned interests in 11, 11 and 10 apartment communities, respectively.

NOTE B—Significant Accounting Policies

Basis of Accounting

The accompanying audited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Principles of Consolidation

The consolidated financial statements include our interest in wholly-owned and majority-owned or controlling operating limited liability companies that own apartment communities. Minority interest relates to the interest in a property partnership we do not wholly own. All inter-company balances and transactions have been eliminated in consolidation.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE B—Significant Accounting Policies (Continued)

Real Estate

Real estate is stated at cost. All our real estate has been pledged as security for various notes payable as described more fully in Note C.

We account for our real estate acquisitions using the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on our determination of the relative fair values of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Our leases do not currently include fixed-rate renewal periods. At December 31, 2006, we have not identified any above-market or below-market leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant. Factors we considered in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. We also estimate costs to execute similar leases including leasing commissions, legal and other related costs. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. At December 31, 2005, we had allocated a value of $207 to in place leases associated with the acquisition of the Plano community. This allocated value (net of amortization) was included in other assets on the consolidated balance sheets. As of December 31, 2006 the amount was fully amortized.

Depreciation

Buildings and furniture, fixtures and equipment are depreciated on the straight line basis over 40 and 5 years respectively, from the date of acquisition. Building improvements are depreciated on the straight line basis over their estimated service lives, as determined by management, generally between 5 and 15 years. Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $6,289, $5,576 and $4,656, respectively.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE B—Significant Accounting Policies (Continued)

Impairment

We periodically evaluate our long-lived assets, including our investments in real estate, for impairment indicators in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. We have not identified any impairment indicators and consequently have not recognized an impairment loss on any of our communities.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. We maintain our cash and cash equivalents with various financial institutions. Some of our account balances exceed the amount insured by the Federal Deposit Insurance Corporation, and as a result we are subject to concentration of credit risk. We do not believe this risk is significant as we periodically review the performance of these institutions. To date we have not experienced any losses due to such risk.

Cash in Escrow

Cash in escrow consists of amounts held by mortgage lenders and restricted under the terms of various loan agreements to be used for payment of property taxes and insurance as well as interest expense and property improvements. As of December 31, 2006 and 2005, we maintained escrow balances of $2,023 and $2,899, respectively.

Accounts Receivable—Tenant

Tenant accounts receivable are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

Deferred Financing Costs

Deferred financing costs include fees and costs to obtain our mortgages, other note payable, line of credit-affiliate and line of credit-non affiliate. These costs are amortized over the term of the respective loans. As of December 31, 2006, deferred financing costs balance relates to the fees and costs to obtain our mortgage financing and line of credit non-affiliate.

Other Assets

Other assets include deferred offering costs of $3,520 and $2,885, respectively, as of December 31, 2006 and 2005, incurred in connection with our offering of common stock. These costs are included in other assets in the accompanying balance sheets and are deferred and will be deducted from the gross offering proceeds of our offering.

Offering Costs

Costs of $4,102 in connection with our offering have been deducted from offering proceeds at December 31, 2006. These deducted costs primarily related to selling commissions, dealer manager fees and expense reimbursements, legal fees, and prospectus printing and mailing costs, and were recorded as a deduction to the additional paid-in-capital.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE B—Significant Accounting Policies (Continued)

Revenue Recognition

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from a straight-line basis. Our leases with the tenants for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

Income Taxes

We have made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 2005. Our management believes that we are organized and operate in such a manner as to qualify for treatment as a REIT, and we intend to continue to be organized and operate in such a manner in the foreseeable future so that we will remain qualified as a REIT for federal income tax purposes. As a REIT, we generally will not be required to pay federal corporate income taxes on our taxable income to the extent it is currently distributed to stockholders.

Accordingly, we have not recorded any current or deferred taxes for the period ended December 31, 2006. However, qualification and taxation as a REIT depends upon our ability to meet the various on-going requirements imposed by the Code relating to the sources of our gross income, the nature of our assets, the amount of our distributions and the diversity of our stock ownership, among other requirements. Accordingly, no assurance can be given that we will be able to operate in a manner to remain qualified as a REIT. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at the applicable corporate tax rates. Finally, in order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits at December 31, 2006, and therefore we believe that we satisfy this requirement.

During the twelve month period ended December 31, 2006, we generated a net operating loss of approximately $10,719. Additionally, during the period beginning May 15, 2003 and ending December 31, 2005, we generated passive activity loss carry forwards of $22,034. The net operating loss from 2006 may be carried forward for up to 20 years. The passive activity losses may be carried forward indefinitely. The deferred tax assets attributable to these items were established by us using a federal tax rate of 34% and a state and local tax rate of 6%. However, a corresponding valuation allowance was established at December 31, 2006, in an amount equal to each deferred tax asset due to the uncertainty as to whether we will be able to use the loss carry forwards.

We acquired properties prior to January 1, 2005, the first day of the first taxable year for which we qualified as a REIT (the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of the "Built-In Gain" or the amount of gain recognized on the disposition of such asset. It may be possible to reduce the amount of such income subject to corporate level tax by certain loss carryforwards of ours. Built-in-Gain for this purpose means the fair market value of the asset as of the REIT Commencement Date over our adjusted tax basis in the asset as of the REIT Commencement Date. We would be subject to this tax liability even if we qualify and maintain our status as a REIT.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE B—Significant Accounting Policies (Continued)

The net carrying cost of our real estate assets in the consolidated balance sheets exceeds our net tax basis by approximately $6,175 as of December 31, 2006.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2005 and 2004 period have been reclassified to conform to the 2006 presentation. These reclassifications have not changed the results of operations or stockholders' equity.

Redeemable Common Stock

As of December 31, 2006, our share redemption program provided that redemptions are limited to those that can be funded with proceeds raised from our distribution reinvestment plan.

As the use of proceeds raised in the current calendar year from the distribution reinvestment plan is outside of our control, those proceeds are considered to be temporary equity under Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stock. Therefore, we have included an amount equal to proceeds from shares issued through our distribution reinvestment plan in the current calendar year, less the amount of redemptions previously funded with such proceeds, as redeemable common stock in the accompanying consolidated financial statements as of December 31, 2006. As of December 31, 2006 and 2005 no shares had been tendered for redemption.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48, or FIN 48, "Accounting for Uncertainty in Income Taxes". This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on description, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. We are currently evaluating the effect, if any, that this pronouncement will have on our future financial results.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE C—Financing

Mortgage Notes Payable

All of our mortgage debt outstanding at December 31, 2006 and 2005 is fixed rate debt secured by mortgages and deeds of trust on our apartment communities. Our mortgage debt outstanding at December 31, 2006 and 2005 is $132,468 and $132,525, respectively, and is detailed below.:

	2006	2005
Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The notes bear interest at 4.67% and mature on January 1, 2008. Monthly interest only payments of $147 are required beginning February 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to a new fixed or variable rate note with a final maturity of December 31, 2012, subject to certain covenants. The notes are secured by first mortgages and deeds of trust on the communities in the Seattle portfolio.	$37,850	$37,850
Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund. The notes bear interest at 12% and mature on December 31, 2007. Monthly principal and interest payments of $86 are required beginning February 1, 2003 with a balloon payment due at maturity. Amortization is calculated based on a 25 year term. The loan can be extended for an additional one-year term provided that no event of default exists and we pay a 1% extension fee.	7,930	7,987
Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The notes bear interest at rates from 4.26% to 4.32% and mature on June 1, 2010. Monthly interest only payments of $126 are required beginning July 1, 2003. A balloon payment is due at maturity. The notes are secured by mortgages and deeds of trust on the communities in the Jacksonville portfolio.	35,374	35,374
Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The notes bear interest at 4.52% and mature on June 1, 2010. Monthly interest only payments of $148 are required beginning July 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to anew fixed or variable rate note with a final maturity of December 31, 2013, subject to certain covenants. The notes are secured by mortgages and deeds of trust on the communities in the Portland portfolio.	39,333	39,333
Mortgage notes payable to Deutsche Bank Berkshire Mortgage Inc. The note bears interest at 5.14% and matures November 1, 2014. Monthly interest only payments of $53 are required beginning December 1, 2005. A balloon payment is due at maturity. The note is secured by a mortgage and deed of trust on the Plano community.	11,981	11,981
	$132,468	$132,525

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

Note C—Financing (Continued)

The weighted average effective interest rate on our mortgage debt as of December 31, 2006 and 2005 was 5.00% and 5.01%, respectively.

Repayment Schedule

Our mortgage debt matures at various times through November 1, 2014. As of December 31, 2006, scheduled principal payments through maturity are as follows:

Year ended December 31, 2007	$7,930
2008	37,850
2009	—
2010	74,707
2011	—
Thereafter	11,981
$132,468

An affiliate of our joint venture partner who oversees the operation of the Seattle communities has provided certain guarantees on notes payable related to the Seattle communities. The total amount outstanding on the notes payable as of December 31, 2006 was $45,780.

Affiliates of our joint venture partner of the Jacksonville communities have provided certain guarantees on notes payable related to the Jacksonville communities. The total amount outstanding on the notes payable as of December 31, 2006 was $16,274.

Other Note Payable

In September 2005, we borrowed $5,556 evidenced by a note payable. The note was secured by the joint venture interests of our subsidiaries in our Plano apartment community and was guaranteed by an affiliate. The note was interest only and bore interest at Libor plus 300 basis points. Interest was payable monthly to the extent of cash flow from the Plano community, and any unpaid interest accrued. The note was scheduled to mature on July 3, 2006. Under the terms of the note, we extended the maturity date to January 1, 2007 for a fee of $23. On December 7, 2006, we repaid the note and all accrued interest with proceeds from our line of credit-non affiliate. For the periods ended December 31, 2006 and 2005 interest of $421 and $117, respectively, was incurred and $0 and $6, respectively, remained payable.

Line of Credit—Affiliate

We had a $60,000 line of credit with an affiliate secured by our interests in the Seattle, Jacksonville, and Portland portfolios, and 20,000 outstanding shares held by an affiliate of the Company. The line of credit bore interest at 9.5% and had a maturity date of January 1, 2007. Interest accrued in arrears and was due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. In the event cash was not available for debt service in the

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

Note C—Financing (Continued)

current quarter, interest was accrued and added to principal. Additional interest at 5.3% was due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of interest. Any unpaid additional interest would accumulate but would not be added to principal. Unpaid additional interest was payable quarterly solely from cash available for debt service after payment of the current quarter interest and current quarter additional interest. Any unpaid additional interest not paid on or before the maturity date was not due or payable. As of December 31, 2005, $56,597 was outstanding on the line. On December 7, 2006, we repaid the line of credit-affiliate principal and accrued interest with a combination of proceeds from our public offering and our non affiliate line of credit. As of December 31, 2006, 2005 and 2004 interest of $5,008, 5,377 and $5,466, respectively, was incurred and $0 and $366, respectively, remained payable at December 31, 2006 and 2005. During the year ended December 31, 2006 additional interest of $144 was incurred and paid.

Line of Credit—Non Affiliate

On December 6, 2006, we closed on a $45,000 line of credit with an unaffiliated lender. An initial draw has been made to repay the line of credit-affiliate and other note payable. After repayment of the initial draw the line of credit may be used for the purchase of additional properties. The line of credit is unsecured, bears interest at varying contract rates ranging from the 30-day LIBOR plus 225 basis points (which was approximately 7.60% as of December 31, 2006) to prime plus 100 basis points (which was 9.25% at December 31, 2006) and matures on January 1, 2008. Under the terms of our credit agreement, we are obligated to utilize all net proceeds from our common stock offering to repay any amounts outstanding after the payment of (i) amounts necessary to pay a maximum dividend of 6% per annum (if authorized by our board of directors), (ii) costs necessary to maintain our REIT status, (iii) reasonable operating reserves and (iv) the asset management fee payable monthly to our advisor. As of December 31, 2006, $38,090 was outstanding on the line of credit and interest of $210 had been incurred and remained payable.

NOTE D—Related Party Transactions

Line of Credit—Affiliate

During 2006 we incurred and paid to our affiliate a $100 fee as consideration for extending the line of credit affiliate maturity date to January 1, 2007. In December 2006, we repaid the outstanding principal balance of $56,597 and accrued interest (see note D). During the years ended December 31, 2006, 2005 and 2004 interest of $5,008, 5,377 and $5,466, respectively, was incurred and $366 remained payable at December 31, 2005. During the year ended December 31, 2006, additional interest of $144 was incurred and paid.

Portfolio Management Fees

During the period May 15, 2003 through December 31, 2004, an affiliate earned portfolio management fees of $531 in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees were included in portfolio management fees on the consolidated statements of operations during the respective periods. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005. As of December 31, 2006 and 2005, $531 of fees related to the period May 15, 2003 through December 31, 2004 remain payable to the affiliate and are included in due to related party on the consolidated balance sheets.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE D—Related Party Transactions (Continued)

Offering, Acquisition, Organizational and Other Costs

During the years ended December 31, 2006 and 2005, an affiliate paid or advanced funds to pay $1,863 and $1,953, respectively, for various costs associated with operating the Company. For the years ended December 31, 2006 and 2005 the total amount reimbursed to the affiliate was $11 and $0, respectively. During the years ended December 31, 2006 and 2005 we incurred acquisition fees and expenses payable to an affiliate of $446 and $150, respectively for the purchase of various communities. For the years ended December 31, 2006 and 2005 the total amounts paid to the affiliate for acquisition costs were $414 and $0, respectively. As of December 31, 2006 and 2005, the total amount due to related parties for offering, acquisition, organization and other costs is $4,809 and $2,926, respectively.

Advisors Fees

We have executed an advisory services agreement with the Advisor to pay the following fees:

Organization and Offering Expenses. We will reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds. Amounts that the Advisor has incurred to date are included in the offering, acquisition, organization and other costs section above.

Asset Management Fee. We will pay the Advisor as compensation for advisory services rendered to us a monthly asset management fee in an amount equal to 1/12th of 0.75% of our Real Estate Asset Value as defined in the agreement as of the end of the preceding month. During the years ended December 31, 2006 and 2005, the Advisor earned asset management fees of $1,461 and $1,368, respectively. As of December 31, 2006 and 2005, the amounts remaining payable to the affiliate were $0 and $1,368, respectively. Our affiliate has been entitled to this fee since inception, but has waived its right to all asset management fees from the time of inception through December 31, 2004.

Acquisition Fees and Expenses. We will pay the Advisor, as compensation payable for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds. Amounts that the Advisor has incurred to date are included in the offering, acquisition, and organization costs section above.

Subordinated Disposition Fee. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of our Independent Directors) in connection with the sale of one or more properties, we will pay the Advisor or an affiliate a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or (ii) 3.0% of the sales price of such property or properties. The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of the aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital. No such fees have been paid or are payable from inception through December 31, 2006.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE D—Related Party Transactions (Continued)

Subordinated Share of Net Sale Proceeds. A subordinated share of net sales proceeds will be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0% Return and 100% of invested capital. No such fees have been paid or are payable from inception through December 31, 2006.

Subordinated Incentive Listing Fee. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system registered under Section 11QA of the Exchange Act ("Listing") the Advisor will be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of our outstanding stock, measured by taking the average closing price or average of bid and asked price, as the cause may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions required to be paid to stockholders from our inception until the date of Listing, exceeds (ii) the sum of (A) 100% of the invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing.

Dealer Manager Fees

Our securities are being sold through an affiliate of our advisor, which is a registered broker dealer (the "Dealer Manager"). The Dealer Manager receives a selling commission of up to 7% of the public offering price of the shares sold, excluding the sale of 20,000 shares to an affiliate and shares issued from our distribution reinvestment plan. The Dealer Manager also receives a fee of up to 2% of the public offering price of the shares sold, excluding the sale of 20,000 shares to an affiliate and including shares issued from our distribution reinvestment plan, as compensation for acting as Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In connection with our sale of 3,663,817 shares of common stock as of December 31, 2006, we incurred $2,537 in selling commissions, all of which had been paid. In connection with the sale of 3,663,817 shares of common stock and the issuance of 17,789 shares from our distribution reinvestment plan as of December 31, 2006, we incurred $732 in dealer manager fees, of which $7 remained payable at December 31, 2006.

NOTE E—Fees to Our Joint Venture Partners

Our joint venture partners and their affiliates are entitled to various fees as follows:

Incentive Management Fees

During the years ended December 31, 2006, 2005 and 2004, incentive management fees of $470, $263 and $32, respectively, were incurred to our joint venture partner of the Seattle Communities. These amounts are included in property operating costs on the consolidated statements of operations. As of December 31, 2006 and 2005 the accrued and unpaid incentive management fees due to our joint venture partner were $35 and $40, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheets.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE E—Fees To Our Joint Venture Partners (Continued)

During the years ended December 31, 2006, 2005 and 2004, a rate lock fee payment of $24, $24 and $24, respectively, was paid to our joint venture member of the Portland portfolio. The affiliate is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder. These amounts are included in property operating costs on the consolidated statements of operations. As of December 31, 2006 and 2005 the accrued and unpaid rate lock fees due to our joint venture partner were $2 and are included in accounts payable and accrued expenses on the consolidated balance sheets.

Net Capital Proceeds to Joint Venture Partners

Upon disposition, and only after we have received certain priority returns, our joint venture partners may be entitled to advisory service fees and portions of net capital proceeds, as defined in our joint venture agreements and detailed below.

Jacksonville Communities—The joint venture partner will receive 6.25% of net capital proceeds. Affiliates of the joint venture partner will also receive an advisory services fee equal to 20% of our 93.75% of any net capital proceeds as defined in the related joint venture agreement.

Seattle and Portland Communities—Affiliates of the joint venture partners will receive 25% of any net capital proceeds as defined in the related joint venture agreements.

Plano Community—The joint venture partner will receive 40% of any net capital proceeds as defined in the related joint venture agreement.

NOTE F—Stockholders' Equity

Preferred Stock

In January 2006, we issued 173 shares of 12% Series A Cumulative Non-Voting Preferred Stock raising net proceeds of $87. The outstanding preferred shares are subject to redemption, in whole or in part, at any time following January 30, 2007 at a price of $500 per share plus all accrued and unpaid dividends.

On August 4, 2006, our board of directors declared distributions payable to preferred stockholders of record as of the close of business on June 30, 2006. Such preferred share distributions cover the period January 30, 2006 through June 30, 2006 and total $24.99 per share of preferred stock, which is equivalent to an annual distribution rate of 12.0%. The distribution was paid on August 21, 2006 and totaled $4. In December 2006 our board of directors declared distributions payable to preferred stockholders of record as of the close of business on December 31, 2006. Such preferred share distributions cover the period July 1, 2006 through December 31, 2006 and totaled $5, which is equivalent to an annual distribution rate of 12.0%. The distribution remained payable at December 31, 2006.

In December 2006 our board of directors declared distributions payable to preferred stockholders of record as of the close of business on February 2, 2007. Such preferred share distributions cover the period January 1, 2007 through February 15, 2007 and total $7.50 per share of preferred stock, which is equivalent to an annual distribution rate of 12.0%. The distribution was paid on February 15, 2007 and totaled $1. In December 2006 our board of directors also authorized a redemption, as of February 15, 2007, of all outstanding shares of preferred stock, plus any accrued and unpaid distributions, at $500 per share. The redemption was paid on February 15, 2007 and totaled $87.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE F—Stockholders' Equity (Continued)

Common Stock

At December 31, 2006, we had 3,663,817 shares of common stock, sold from our offering, outstanding valued at $36,638 of which 20,000 shares are owned by an affiliate of the Company. At December 31, 2006, we had also issued 17,789 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share.

Our board of directors declared monthly distributions payable to daily record date common stockholders beginning with the month ended July 31, 2006. The distributions are equal to an annual distribution rate of approximately 6.0% and are paid on about the 21st of the following month. Total distributions declared as of December 31, 2006 were $553 of which $169 was reinvested pursuant to our distribution reinvestment plan and $177 remained payable. The characterization for income tax reporting purposes of the distributions paid to our common stockholders in 2006 was return of capital.

Subsequent to December 31, 2006, our board of directors declared distributions to daily record holders for the months of January 2007, February 2007 and March 2007, payable February 21, 2007, March 21, 2007 and April 23, 2007 equal to an annual distribution rate of approximately 6.0%.

Stock Option Plan

We have established a stock option plan ("Stock Option Plan") for our non-employee directors. The Stock Option Plan authorizes the grant of stock options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code, or Non-Qualified Stock Options. The exercise price of stock options may not be less than the fair market value of a share on the day the option is granted. The total number of shares subject to awards granted under the Stock Option Plan may not exceed 200,000. At December 31, 2006, 35,000 options to purchase shares of our common stock were outstanding under the Stock Option Plan of which 11,000 options were exercisable.

During 2006, options to purchase 15,000 shares of common stock were granted to our directors. Options granted under the Stock Option Plan are exercisable at the fair market value on the date of grant and, subject to termination of directorship, expire ten years from the date of the grant, are not transferable other than at death, and vest ratably over a four year period commencing from the date of grant.

The estimated fair value of the common stock options, which was estimated by reference to Black-Scholes-Merton formula, was immaterial at December 31, 2006. Therefore the fair value of options has not been recorded at December 31, 2006. Since the Stock Option Plan has characteristics significantly different from those of traded options, and since the assumptions used in such model, particularly the volatility assumption, are subject to significant judgment and variability, the actual value of the options could vary materially from management's estimate.

As of December 31, 2006, the weighted average remaining contractual term of the options granted was 8.75 years and the weighted average remaining contractual term of the exercisable options was 8.58 years.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE G—Fair Value of Financial Instruments

In determining fair value of its financial instruments, we use available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Cash, restricted cash and accounts receivable—tenants are financial assets with carrying values that approximate fair value. Line of credit—affiliate, interest payable on line of credit—affiliate, notes payable, accounts payable and accrued expenses and due to related party are financial liabilities with carrying values that approximate fair value.

NOTE H—Subsequent Events

We sold 1,294,761 shares of our common stock between January 1, 2007 and March 22, 2007, resulting in gross proceeds to us of $12,948 and, in addition, issued 27,621 shares pursuant to our distribution reinvestment plan.

On February 15, 2007, we redeemed all 173 shares of our 12% Series A Cumulative Non-Voting Preferred Stock. The shares were issued in a private placement for the purpose of having at least 100 shareholders to satisfy one of our REIT qualifications.

In February 2007, our board of directors approved a plan to restructure the manner in which we hold our assets, by converting to what is commonly referred to as an umbrella partnership REIT, or UPREIT, structure. To effect the UPREIT restructuring, we plan to form a new directly and indirectly wholly-owned partnership, Boston Capital REIT Operating Partnership, or the operating partnership, which following the restructuring will hold substantially all of our assets and liabilities, including the assumption of the obligations under our line of credit-non affiliate. After the consummation of the UPREIT restructuring, we anticipate that we will own, either directly or indirectly, all of the general partnership interests and limited partnership interests of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of apartment communities. Following the UPREIT restructuring, substantially all of our business will be conducted through the operating partnership and our primary asset will be our interests in the operating partnership.

The UPREIT restructuring is contingent on our ability to secure consents from third party lenders and others with whom we have contractual relationships. Although we believe that we will be able to obtain all necessary consents and approvals for the UPREIT restructuring, the grant of those consents and approvals is not in our control and therefore there can be no assurance that the UPREIT restructuring will be completed. The UPREIT restructuring will not require stockholder approval.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Dollars in thousands, except per share data)

NOTE I—Quarterly Financial Data (Unaudited)

	Quarter ended 12/31/06	Quarter ended 09/30/06	Quarter ended 06/30/06	Quarter ended 03/31/06
Total revenue	$6,957	$6,921	$6,747	$6,575
Net loss	$(2,929)	$(2,037)	$(1,986)	$(2,071)
Loss per share-basic and diluted	$(1)	$(2)	$(70)	$(104)
	Quarter ended 12/31/05	Quarter ended 09/30/05	Quarter ended 06/30/05	Quarter ended 03/31/05
Total revenue	$6,500	$6,039	$5,819	$5,703
Net loss	$(1,957)	$(1,898)	$(1,692)	$(1,744)
Loss per share-basic and diluted	$(98)	$(95)	$(85)	$(87)

Boston Capital Real Estate Investment Trust, Inc.

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2006

(Amounts in thousands)

Column A	Column B	Column C		Column D	Column E			Column F	Column G	Column H	Column I
		Initial cost to company		Cost Capitalized subsequent to	Gross amount at which carried at close of period						Life on which depreciation in latest income
				Buildings and	acquisition	Buildings and		Accumulated	Date of		statement is
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Date Acquired	computed
Seattle portfolio
Alderwood Park Apartments	$11,143	$3,358	$9,504	$66	$3,358	$9,570	$12,928	$972	1982	05/15/03	40	yrs.
Ridgegate Apartments	8,973	2,213	8,231	68	2,213	8,299	10,512	849	1990	05/15/03	40	yrs.
Ridgetop Apartments	11,721	1,523	12,199	131	1,523	12,330	13,853	1,256	1989	05/15/03	40	yrs.
Wellington Apartments	13,942	1,720	14,546	152	1,720	14,698	16,418	1,495	1988	05/15/03	40	yrs.
	45,779	8,814	44,480	417	8,814	44,897	53,711	4,572
Portland portfolio
Boulder Creek Apartments	11,375	2,559	14,492	203	2,559	14,695	17,254	1,341	1990	05/30/03	40	yrs.
Bridge Creek Apartments	12,958	2,970	15,510	631	2,970	16,141	19,111	1,509	1987	05/30/03	40	yrs.
Settler's Point Apartments	15,000	3,997	17,954	363	3,997	18,317	22,314	1,684	1985	05/30/03	40	yrs.
	39,333	9,526	47,956	1,197	9,526	49,154	58,679	4,534
Jacksonville portfolio
Bay Pointe Apartments	9,800	3,000	8,353	2,892	3,000	11,245	14,245	1,668	1974	05/22/03	40	yrs.
Savannah Oaks Apartments	6,474	1,550	6,541	1,251	1,550	7,792	9,342	1,068	1971	05/22/03	40	yrs.
Spicewood Springs Apartments	19,100	6,144	21,188	1,385	6,144	22,573	28,717	2,326	1985	05/28/03	40	yrs.
	35,374	10,694	36,082	5,528	10,694	41,610	52,304	5,062
Plano portfolio
Broadstone @ Willowbend	11,981	2,050	12,477	835	2,050	13,312	15,362	485	1984	09/15/05	40	yrs.
	11,981	2,050	12,477	835	2,050	13,312	15,362	485
	$132,468	$31,084	$140,995	$7,977	$31,084	$148,972	$180,056	$14,653

S-1

Boston Capital Real Estate Investment Trust, Inc.

NOTES TO SCHEUDLE III

December 31, 2006

(Amounts in Thousands)

Reconciliation of total cost:
Balance at December 31, 2003	$157,552
Additions during the period:
Improvements	5,010
Balance at December 31, 2004	$162,562
Additions during the period:
Acquisitions	14,527
Improvements	1,473
Balance at December 31, 2005	$178,562
Additions during the period:
Improvements	1,494
Balance at December 31, 2006	$180,056
Reconciliation of accumulated depreciation:
Balance at December 31, 2003	$2,377
Additions during the period:
Depreciation expense	3,572
Balance at December 31, 2004	$5,949
Additions during the period:
Depreciation expense	4,110
Balance at December 31, 2005	$10,059
Additions during the period:
Depreciation expense	4,594
Balance at December 31, 2005	$14,653

S-2

APPENDIX I

TABULAR INFORMATION CONCERNING
PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2004, and ending December 31, 2006 (five-year period ending December 31, 2006 for Table III) relating to public and private programs in the aggregate sponsored by our affiliates which did not have similar investment objectives to those of the company. Our affiliates have not sponsored prior programs, public or non-public, with investment objectives similar to those of the company. The programs described in these tables are programs receiving government assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these tables were organized by our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives government assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2006, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2006:

Program	% Equity Committed 12/31/06	# of Operating Partnerships Acquired	# of States	Average Equity Per Operating Partnership
Boston Capital Tax Credit Fund V L.P.
Series 47	100.0%	15	8	$2,311,560
Series 48	100.0%	11	7	$2,084,585
Series 49	99.3%	24	11	$2,474,379

Program	% Equity Committed 12/31/06	# of Operating Partnerships Acquired	# of States	Average Equity Per Operating Partnership
Boston Capital Corporate Tax Credit Fund XX, A Limited Partnership	100.0%	8	4	$3,562,548
Boston Capital Corporate Tax Credit Fund XX-A, A Limited Partnership	100.0%	13	10	$3,843,068
Boston Capital Corporate Tax Credit Fund XXI, A Limited Partnership	100.0%	30	17	$4,565,656
Boston Capital Corporate Tax Credit Fund XXII, A Limited Partnership	100.0%	23	15	$4,034,589
Boston Capital 2004 Direct Placement Limited Partnerships	100.0%	2	7	$3,691,703
Boston Capital Corporate Tax Credit Fund XXIII, A Limited Partnership	89.0%	6	5	$5,773,824
Boston Capital Corporate Tax Credit Fund XXIII-A, A Limited Partnership	100.0%	8	5	$5,036,511
Boston Capital Corporate Tax Credit Fund XXIV, A Limited Partnership	92.1%	42	21	$3,894,540
Boston Capital Corporate Tax Credit Fund XXV, A Limited Partnership	97.0%	20	13	$3,617,639
Boston Capital 2005 Direct Placement Limited Partnerships	100.0%	5	1	$2,270,307
Boston Capital Corporate Tax Credit Fund XXVI, A Limited Partnership	72.0%	19	14	$4,254,807
Boston Capital Corporate Tax Credit Fund XXVII, A Limited Partnership	89.4%	25	12	$5,930,656

In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2004 and 2005 Direct Placement Limited Partnerships contain 2 and 1 partnership(s) respectively.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the company. Information is included for the two public offerings organized between January 1, 2004 and December 31, 2006, which invested in 50 operating partnerships. Information is also included for the 13 private offerings organized between January 1, 2004 and December 31, 2006, which invested in 201 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2004 and 2005 Direct Placement Limited Partnerships contain 2 and 1 partnership(s), respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital committed were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

January 1, 2004 through December 31, 2006

	BCTC V L.P. (Series 47) 2004	BCTC V L.P. (Series 48) 2004	BCTC V L.P. (Series 49) 2004
Dollar amount offered (1)	$34,783,340	$22,993,720	$59,999,491
Dollar amount raised (100%)	100%	100%	100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates (2)	1.47%	1.25%	1.42%
Selling commissions and reimbursements to nonaffiliates (3)	8.53%	8.75%	8.58%
Legal and organizational	2.07%	2.14%	0.99%
Total offering expenses	12.07%	12.14%	10.99%
Working capital reserves	3.31%	3.32%	4.46%
Amount available for investment from limited partners	87.93%	87.86%	89.01%
Acquisition fees (4)	6.40%	6.40%	6.40%
Acquisition expenses (5)	1.98%	2.07%	1.76%
Cash payments to operating partnerships (6)	76.24%	76.07%	76.39%
Total acquisition costs	87.93%	87.86%	89.01%
Mortgage financing	$51,639,440	$30,509,798	$56,943,516
Additional capital (7)	$139,542	$21,553	$2,164
Total other sources	$51,778,982	$30,531,351	$56,945,680
Amount available for investment from offering proceeds	$30,583,591	$20,202,650	$53,405,125
Total development costs	$82,362,573	$50,734,001	$110,350,805
Percentage leverage (8)	62.70%	60.14%	51.60%
Date offering began	Jan 2004	May 2004	Aug 2004
Average length of offering (days)	116	92	249
Months to invest 90% of amount available	2	4	N/A

	Private Offerings to Corporations
	Boston Capital Corporate Fund XX 2004	Boston Capital Corporate Fund XXA 2004	Boston Capital Corporate Fund XXI 2004	Boston Capital Corporate Fund XXII 2004	Boston Capital Corporate Fund XXIII 2005	Boston Capital Corporate Fund XXIII-A 2005
Dollar amount offered (1)	$36,898,485	$64,808,430	$173,897,938	$117,256,965	$50,274,314	$52,418,021
Dollar amount raised (100%)	100%	100%	100%	100%	100%	100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates	1.00%	1.00%	0.84%	0.00%	0.10%	0.10%
Discounts offered to cash investors (9)	20.38%	20.36%	18.98%	18.56%	21.19%	21.11%
Investor note financing expenses	0.00%	0.00%	2.61%	3.36%	0.77%	0.75%
Other selling commissions	0.21%	0.21%	0.00%	0.19%	0.16%	0.16%
Legal and organizational	0.59%	0.57%	0.37%	0.29%	0.30%	0.30%
Total offering expenses	22.18%	22.13%	22.80%	22.40%	22.53%	22.43%
Amount available for investment from limited partners	77.82%	77.87%	77.20%	77.60%	77.47%	77.57%
Acquisition fees (4)	1.75%	1.75%	1.75%	1.56%	1.22%	1.22%
Acquisition expenses (5)	1.11%	1.21%	0.97%	1.17%	0.83%	1.15%
Partnership management fees (11)	1.75%	1.75%	1.75%	1.56%	1.22%	1.22%
Investor service fees (10)	0.50%	0.50%	0.50%	0.45%	0.35%	0.35%
Working capital reserves	2.52%	2.06%	1.85%	2.45%	9.12%	0.62%
Cash payments to operating partnerships (6)	70.19%	70.60%	70.38%	70.42%	64.73%	73.02%
	77.82%	77.87%	77.20%	77.60%	77.47%	77.57%
Mortgage financing	$53,697,940	$43,670,975	$210,050,455	$82,558,596	$34,660,830	$29,074,927
Additional capital (7)	$641	$1,050,388	$3,043	$1,052,517	$609,176	$754
Total other sources	$53,698,581	$44,721,363	$210,053,498	$83,611,113	$35,270,006	$29,075,681
Amount available for investment from offering proceeds	$28,714,045	$50,466,199	$134,247,562	$90,996,390	$38,949,550	$40,662,703
Total development costs	$82,412,626	$95,187,562	$344,301,060	$174,607,503	$74,219,556	$69,738,384
Percentage leverage (8)	65.16%	45.88%	61.01%	47,28%	46.70%	41.69%
Percentage of equity invested	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Average length of offering (days)	102	102	176	105	58	58

	Private Offerings to Corporations
	Boston Capital Corporate Fund XXIV 2005	Boston Capital Corporate Fund XXV 2005	Boston Capital Direct Placements 2004	Boston Capital Direct Placements 2005
Dollar amount offered (1)	$226,448,654	$93,663,243	$9,379,712	$14,340,822
Dollar amount raised (100%)	100%	100%	100%	100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates	0.68%	0.41%	0.35%	1.60%
Discounts offered to cash investors (9)	18.83%	18.61%	18.00%	18.00%
Investor note financing expenses	1.67%	2.93%	0.00%	0.00%
Other selling commissions	0.08%	0.18%	0.51%	1.79%
Legal and organizational	0.19%	0.35%	0.77%	0.55%
Total offering expenses	21.45%	22.47%	19.63%	21.95%
Amount available for investment from limited partners	78.55%	77.53%	80.37%	78.05%
Acquisition fees (4)	1.75%	1.75%	2.43%	1.75%
Acquisition expenses (5)	1.15%	1.65%	1.02%	0.07%
Partnership management fees (11)	1.75%	1.75%	1.24%	1.75%
Investor service fees (10)	0.50%	0.50%	0.35%	0.50%
Working capital reserves	7.02%	1.21%	3.95%	5.63%
Cash payments to operating partnerships (6)	66.38%	70.66%	71.37%	68.35%
	78.55%	77.53%	80.37%	78.05%
Mortgage financing	$157,749,634	$67,492,093	$16,683,871	$10,443,388
Additional capital (7)	$3,754	$2,394	$124	$117
Total other sources	$157,753,387	$67,494,487	$16,683,995	$10,443,505
Amount available for investment from offering proceeds	$177,879,381	$72,613,067	$7,538,160	$11,193,486
Total development costs	$335,632,769	$140,107,554	$24,222,155	$21,636,991
Percentage leverage (8)	47.00%	48.17%	68.88%	48.27%
Percentage of equity invested	100.00%	100.00%	100.00%	100.00%
Average length of offering (days)	120	89	N/A	N/A

	Private Offerings to Corporations
	Boston Capital Corporate Tax Credit Fund XXVI,LP 2006	Boston Capital Corporate Tax Credit Fund XXVII,LP 2006
Dollar amount offered (1)	$142,275,086	$210,416,010
Dollar amount raised (100%)	100%	100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates	1.01%	1.15%
Discounts offered to cash investors (9)	19.38%	19.42%
Investor note financing expenses	2.38%	0.21%
Other selling commissions	0.09%	0.06%
Legal and organizational	0.19%	0.10%
Total offering expenses	23.06%	20.94%
Amount available for investment from limited partners	76.94%	79.06%
Acquisition costs
Acquisition fees (4)	1.33%	0.90%
Acquisition expenses (5)	0.80%	0.74%
Partnership management fees (11)	1.33%	0.90%
Investor service fees (10)	0.38%	0.26%
Working capital reserves	21.00%	11.79%
Cash payments to operating partnerships (6)	52.11%	64.48%
Total acquisition costs	76.94%	79.06%
Other sources of acquisition funds
Mortgage financing	$95,419,434	$164,572,517
Additional capital (7)	$1,753	$3,077
Total other sources	$95,421,188	$164,575,594
Amount available for investment from offering proceeds	$109,473,351	$166,361,176
Total development costs	$204,894,539	$330,936,769
Percentage leveraged (8)	46.57%	49.73%
Percentage of equity invested	100%	100%
Average length of offering (days)	363	N/A

**  For presentation purposes Direct Placements are grouped by year

NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only the Dealer-Manager Fee that was retained by Boston Capital Securities, Inc. The amounts presented have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. See "Risk Factors—We are dependent on the dealer-manager."

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of portions of its Dealer-Manager Fee and includes portions of the nonaccountable expense allowance.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown includes funds committed as of December 31, 2006.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

TABLE II

COMPENSATION TO AFFILIATES

January 1, 2004 through December 31, 2006

Table II sets forth the aggregate amount of all compensation earned by or paid to our affiliates between January 1, 2004 and December 31, 2006 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

	Public Offerings
	BCTC V L.P. (Series 47) 2004	BCTC V L.P. (Series 48) 2004	BCTC V L.P. (Series 49) 2004
Date offering commenced
Dollar amount raised (1)	$34,783,340	$22,993,720	$59,999,491
Amounts paid and/or payable to sponsor and affiliates from proceeds (1): Underwriting fees (2)	563,377	314,247	895,372
Acquisition fees (3)	2,226,134	1,471,598	3,839,937
Acquisition expense reimbursement	688,097	476,986	1,055,418
Asset management fee	1,078,441	606,084	804,405
Dollar amount of cash generated from operating partnerships before payments to sponsors (4)	1,476	5,600	960
Amount paid to sponsors from operations (5)	0	0	0

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES

January 1, 2004 through December 31, 2006

	Private Offerings for Corporations
	Boston Capital Corporate Tax Credit Fund XX 2004	Boston Capital Corporate Tax Credit Fund XX-A 2004	Boston Capital Corporate Tax Credit Fund XXI 2004	Boston Capital Corporate Tax Credit Fund XXII 2004	Boston Capital Direct Placements 2004 (6)
Dollar amount raised (1)	$36,898,485	$64,808,430	$173,897,938	$117,256,965	$9,379,712
Amounts paid and/or payable to sponsor and affiliates from proceeds (1): Underwriting fees (2)	368,985	648,085	1,460,742	0	32,966
Acquisition fees (3)	645,723	1,134,147	3,043,214	1,832,229	227,724
Acquisition expense reimbursement	411,271	784,599	1,678,626	1,369,392	96,043
Partnership management fees	645,723	1,134,148	3,043,214	1,832,229	116,260
Investor service fees	184,492	324,042	869,490	523,494	33,217
Asset management fee	522,716	918,136	2,084,756	1,246,488	110,642
Dollar amount of cash generated from operating partnerships before payments to sponsors (4)	0	0	0	0	0
Amounts paid to sponsors from operations (5)	1,750	1,258	4,464	18,284	0
	Boston Capital Corporate Tax Credit Fund XXIII 2005	Boston Capital Corporate Tax Credit Fund XXIII-A 2005	Boston Capital Corporate Tax Credit Fund XXIV 2005	Boston Capital Corporate Tax Credit Fund XXV 2005	Boston Capital Direct Placements 2005 (6)
Dollar amount raised (1)	$50,274,314	$52,418,021	$226,448,654	$93,663,243	$14,340,822
Amounts paid and/or payable to sponsor and affiliates from proceeds (1): Underwriting fees (2)	50,000	50,000	1,542,054	381,858	229,616
Acquisition fees (3)	611,029	636,988	3,962,851	1,639,107	250,963
Acquisition expense reimbursement	419,361	601,874	2,598,944	1,549,401	10,113
Partnership management fees	611,029	636,988	3,962,851	1,639,107	250,963
Investor service fees	174,580	181,996	1,132,243	468,316	71,704
Asset management fee	460,856	480,502	1,604,018	507,338	83,592
Dollar amount of cash generated from operating partnerships before payments to sponsors (4)	0	0	0	0	0
Amounts paid to sponsors from operations (5)	0	0	0	0	0

	Boston Capital Corporate Tax Credit Fund XXVI 2006	Boston Capital Corporate Tax Credit Fund XXVII 2006
Dollar amount raised (1)	$142,275,086	$210,416,010
Amounts paid and/or payable to sponsor and affiliates from proceeds (1):
Underwriting fees (2)	1,443,625	2,423,992
Acquisition fees (3)	1,887,956	1,885,326
Acquisition expense reimbursement	1,139,586	1,552,140
Partnership management fees	1,887,956	1,885,327
Investor service fees	539,416	538,666
Asset management fee	592,810	276,334
Dollar amount of cash generated from operating partnerships before payments to sponsors (4)	0	0
Amounts paid to sponsors from operations (5)	0	0

NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2006 would include 2004-2006 cash distributions for the partnership organized in 2004. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2004 and 2005 Direct Placement Limited Partnerships contain 2 and 1 partnership(s), respectively.

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships not having similar investment objectives to the Company which were closed between January 1, 2002 and December 31, 2006. As of December 31, 2006, the public investment partnerships own interests in 151 operating partnerships. As of December 31, 2006, the private investment partnerships own interests in 288 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 4, 5, 2 and 1 partnership(s), respectively.

Table III includes the actual tax credits received on $1,000 for a cash method investor. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 42)

	For the Financial Statement period ended March 31,
	2002	2003	2004	2005	2006
Gross Revenues	986	121,043	244,164	8,848	28,106
Profit on sale of properties	0	0	0	0	0
Less:
Losses from operating partnerships (1)	0	(404,748)	(1,617,204)	(1,150,391)	(1,212,526)
Operating Expenses (3)	(111,253)	(237,706)	(315,633)	(264,513)	(493,397)
Interest Expense	0	0	0	0	0
Depreciation (2)	0	0	(113,984)	(115,498)	(116,222)
Net Income—GAAP Basis	(110,267)	(521,411)	(1,802,657)	(1,521,554)	(1,794,039)
Taxable Income from operations (4)	0	(755,961)	(1,771,458)	(1,838,771)	(1,736,326)
gain on sale	0	0	0	0	0
Cash generated from operations (6)	(1,322,182)	1,306,517	218,107	25,193	(374,771)
Cash generated from sales	0	0	0	0	0
Cash generated from refinancing	0	0	0	0	0
Cash generated from operations, sales and refinancing	(1,322,182)	1,306,517	218,107	25,193	(374,771)
Less: Cash distributions to investors from operating cash flow	0	0	0	0	0
from sales and refinancing	0	0	0	0	0
from other	0	0	0	0	0
Cash generated (deficiency) after cash distributions	(1,322,182)	1,306,517	218,107	25,193	(374,771)
Less: Special items (not including sales and refinancing)
(identify and quantify)	0	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	(1,322,182)	1,306,517	218,107	25,193	(374,771)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2002	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	16	81	95	99	98
State Credit	0	0	0	0	0
Ordinary Income (loss)	(29)	(64)	(67)	(63)	(71)
from operations	(29)	(64)	(67)	(63)	(71)
from recapture	0	0	0	0	0
Capital gain (loss)	0	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0	0
Return of capital	0	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0	0
Refinancing	0	0	0	0	0
Operations	0	0	0	0	0
Other	0	0	0	0	0
Amount remaining invested in program properties					97.18%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 43)

	For the Financial Statement period ended March 31,
	2003	2004	2005	2006
Gross Revenues	30,298	332,401	77,015	154,822
Profit on sale of properties	0	0	0	0
Less:
Losses from operating partnerships (1)	(304,873)	(2,388,403)	(2,028,092)	(1,994,960)
Operating Expenses (3)	(215,795)	(474,808)	(378,335)	(592,955)
Interest Expense	0	0	0	0
Depreciation (2)	0	(148,464)	(164,530)	(165,209)
Net Income—GAAP Basis	(490,370)	(2,679,274)	(2,493,942)	(2,598,302)
Taxable Income from operations (4)	(193,688)	(2,339,382)	(2,878,799)	(2,556,877)
gain on sale	0	0	0	0
Cash generated from operations (6)	(1,103,274)	1,251,676	34,397	(433,744)
Cash generated from sales	0	0	0	0
Cash generated from refinancing	0	0	0	0
Cash generated from operations, sales and refinancing	(1,103,274)	1,251,676	34,397	(433,744)
Less: Cash distributions to investors
from operating cash flow	0	0	0	0
from sales and refinancing	0	0	0	0
from other	0	0	0	0
Cash generated (deficiency) after cash distributions	(1,103,274)	1,251,676	34,397	(433,744)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	(1,103,274)	1,251,676	34,397	(433,744)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2002	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	2	44	86	95	94
State Credit	0	0	0	0	0
Ordinary Income (loss)	(5)	(65)	(80)	(70)	(72)
from operations	(5)	(65)	(80)	(70)	(72)
from recapture	0	0	0	0	0
Capital gain (loss)	0	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0	0
Return of capital	0	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0	0
Refinancing	0	0	0	0	0
Operations	0	0	0	0	0
Other	0	0	0	0	0
Amount remaining invested in program properties					98.59%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2003

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 44)

	For the Financial Statement period ended March 31,
	2003	2004	2005	2006
Gross Revenues	1,379	159,792	229,754	163,688
Profit on sale of properties	0	0	0	0
Less:
Losses from operating partnerships (1)	0	(1,113,620)	(866,297)	(1,001,516)
Operating Expenses (3)	(116,399)	(360,833)	(375,509)	(393,989)
Interest Expense	0	0	0	0
Depreciation (2)	0	(28,115)	(101,629)	(123,592)
Net Income—GAAP Basis	(115,020)	(1,342,776)	(1,113,681)	(1,355,409)
Taxable Income from operations (4)	(6,086)	(1,449,234)	(1,553,771)	(963,235)
gain on sale	0	0	0	0
Cash generated from operations (6)	701,819	(902,659)	64,864	(973,606)
Cash generated from sales	0	0	0	0
Cash generated from refinancing	0	0	0	0
Cash generated from operations, sales and refinancing	701,819	(902,659)	64,864	(973,606)
Less: Cash distributions to investors
from operating cash flow	0	0	0	0
from sales and refinancing	0	0	0	0
from other	0	0	0	0
Cash generated (deficiency) after cash distributions	701,819	(902,659)	64,864	(973,606)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	701,819	(902,659)	64,864	(973,606)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	23	67	76	90
State Credit	0	0	0	0
Ordinary Income (loss)	(54)	(61)	(39)	(75)
from operations	(54)	(61)	(39)	(75)
from recapture	0	0	0	0
Capital gain (loss)	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0
Return of capital	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0
Refinancing	0	0	0	0
Operations	0	0	0	0
Other	0	0	0	0
Amount remaining invested in program properties				96.41%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2003

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 45)

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	188,952	521,517	209,103
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	(258,419)	(1,067,071)	(1,918,960)
Operating Expenses (3)	(442,793)	(635,881)	(471,532)
Interest Expense	0	0	0
Depreciation (2)	(32,122)	(133,300)	(138,420)
Net Income—GAAP Basis	(544,382)	(1,314,735)	(2,319,809)
Taxable Income from operations (4)	(944,267)	(1,192,433)	(1,921,752)
gain on sale	0	0	0
Cash generated from operations (6)	(1,268,112)	532,093	129,527
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(1,268,112)	532,093	129,527
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(1,268,112)	532,093	129,527
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(1,268,112)	532,093	129,527

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	9	55	72	96
State Credit	0	0	0	0
Ordinary Income (loss)	(24)	(34)	(51)	(92)
from operations	(24)	(34)	(51)	(92)
from recapture	0	0	0	0
Capital gain (loss)	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0
Return of capital	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0
Refinancing	0	0	0	0
Operations	0	0	0	0
Other	0	0	0	0
Amount remaining invested in program properties				98.33%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2003

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 46)

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	63,499	254,425	192,320
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	(81,632)	(385,946)	(662,020)
Operating Expenses (3)	(184,356)	(392,684)	(324,164)
Interest Expense	0	0	0
Depreciation (2)	(3,812)	(100,878)	(104,018)
Net Income—GAAP Basis	(206,301)	(625,083)	(897,882)
Taxable Income from operations (4)	(28,992)	(1,116,282)	(1,064,211)
gain on sale	0	0	0
Cash generated from operations (6)	(119,134)	(70,876)	(200,175)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(119,134)	(70,876)	(200,175)
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(119,134)	(70,876)	(200,175)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(119,134)	(70,876)	(200,175)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	24	73	88
State Credit	0	0	0	0
Ordinary Income (loss)	(1)	(41)	(41)	(58)
from operations	(1)	(41)	(41)	(58)
from recapture	0	0	0	0
Capital gain (loss)	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0
Return of capital	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0
Refinancing	0	0	0	0
Operations	0	0	0	0
Other	0	0	0	0
Amount remaining invested in program properties				99.39%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 47)

	For the Financial Statement period ended March 31
	2004	2005	2006
Gross Revenues	3,814	207,493	160,573
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	0	(992,975)	(2,623,670)
Operating Expenses (3)	(26,315)	(677,933)	(536,446)
Interest Expense	0	0	0
Depreciation (2)	0	(51,236)	(108,243)
Net Income—GAAP Basis	(22,501)	(1,514,651)	(3,107,786)
Taxable Income from operations (4)	N/A	(1,061,479)	(2,987,446)
gain on sale	0	0	0
Cash generated from operations (6)	(4,075,224)	3,765,363	(43,067)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(4,075,224)	3,765,363	(43,067)
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(4,075,224)	3,765,363	(43,067)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(4,075,224)	3,765,363	(43,067)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	9	54	99
State Credit	0	0	0
Ordinary Income (loss)	(31)	(88)	(120)
from operations	(31)	(88)	(120)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	0
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			98.74%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL TAX CREDIT FUND V L.P. (Series 48)

	For the Financial Statement period ended March 31,
	2005	2006
Gross Revenues	92,821	63,719
Profit on sale of properties	0	0
Less:
Losses from operating partnerships (1)	(213,922)	(1,646,509)
Operating Expenses (3)	(368,949)	(307,347)
Interest Expense	0	0
Depreciation (2)	(18,570)	(76,543)
Net Income—GAAP Basis	(508,620)	(1,966,680)
Taxable Income from operations (4)	(291,868)	(1,559,679)
gain on sale	0	0
Cash generated from operations (6)	(78,440)	(442,878)
Cash generated from sales	0	0
Cash generated from refinancing	0	0
Cash generated from operations, sales and refinancing	(78,440)	(442,878)
Less: Cash distributions to investors
from operating cash flow	0	0
from sales and refinancing	0	0
from other	0	0
Cash generated (deficiency) after cash distributions	(78,440)	(442,878)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0
Cash generated (deficiency) after cash distributions and special items	(78,440)	(442,878)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	42	90
State Credit	0	0	0
Ordinary Income (loss)	(13)	(70)	(161)
from operations	(13)	(70)	(161)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	0
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			99.78%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

PUBLIC OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL TAX CREDIT FUND V L.P. (Series 49)

	For the Financial Statement period ended March 31,
	2005	2006
Gross Revenues	62,538	634,250
Profit on sale of properties	0	0
Less:
Losses from operating partnerships (1)	0	(681,863)
Operating Expenses (3)	(204,155)	(650,517)
Interest Expense	0	0
Depreciation (2)	0	(165,987)
Net Income—GAAP Basis	(141,617)	(864,117)
Taxable Income from operations (4)	73,111	(419,312)
gain on sale	0	0
Cash generated from operations (6)	(3,918,703)	723,062
Cash generated from sales	0	0
Cash generated from refinancing	0	0
Cash generated from operations, sales and refinancing	(3,918,703)	723,062
Less: Cash distributions to investors
from operating cash flow	0	0
from sales and refinancing	0	0
from other	0	0
Cash generated (deficiency) after cash distributions	(3,918,703)	723,062
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0
Cash generated (deficiency) after cash distributions and special items	(3,918,703)	723,062

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	15	54
State Credit	0	0	0
Ordinary Income (loss)	2	(19)	(54)
from operations	2	(19)	(54)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	0
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			99.88%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2002

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

	For the Financial Statement period ended March 31,
	2003	2004	2005	2006
Gross Revenues	120,918	610,441	202,579	80,612
Profit on sale of properties	0	0	0	0
Less:
Losses from operating partnerships (1)	(380,830)	(4,603,196)	(6,523,104)	(5,243,432)
Operating Expenses (3)	(1,009,290)	(1,757,155)	(776,576)	(585,304)
Interest Expense	0	0	0	0
Depreciation (2)	(81,089)	(407,636)	(405,886)	(464,279)
Net Income—GAAP Basis	(1,350,291)	(6,157,546)	(7,502,987)	(6,212,403)
Taxable Income from operations (4)	(631,738)	(7,458,357)	(10,425,164)	(7,763,468)
gain on sale	0	0	0	0
Cash generated from operations (6)	(288,330)	(4,960,169)	(321,153)	(481,675)
Cash generated from sales	0	0	0	0
Cash generated from refinancing	0	0	0	0
Cash generated from operations, sales and refinancing	(288,330)	(4,960,169)	(321,153)	(481,675)
Less: Cash distributions to investors from operating cash flow	0	0	0	0
from sales and refinancing	0	0	0	0
from other	(372,964)	0	(148,770)	(1,745,614)
Cash generated (deficiency) after cash distributions	(661,294)	(4,960,169)	(469,923)	(2,227,289)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	(661,294)	(4,960,169)	(469,923)	(2,227,289)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2002	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	1	44	75	74	85
State Credit	0	0	0	0	0
Ordinary Income (loss)	(7)	(59)	(83)	(59)	(60)
from operations	(7)	(59)	(83)	(59)	(60)
from recapture	0	0	0	0	0
Capital gain (loss)	0	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Return of capital	0	372,964	148,770	1,745,615	0

Source (on cash basis):

Sales	0	0	0	0	0
Refinancing	0	0	0	0	0
Operations	0	0	0	0	0
Other	0	0	0	0	0
Amount remaining invested in program properties					96.64%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2002

DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

	For the Financial Statement period ended March 31,
	2002	2003	2004	2005	2006
Gross Revenues	127	13,989	20,902	127,840	210,633
Profit on sale of properties	0	0	0	0	0
Less:
Losses from operating partnerships (1)	0	(828,043)	(4,181,654)	(8,079,420)	(7,605,825)
Operating Expenses (3)	(43,466)	(1,007,254)	(752,897)	(1,331,327)	(702,545)
Interest Expense	0	0	0	(505,985)	(1,955,432)
Depreciation (2)	(3,169)	(110,803)	(178,314)	(264,989)	(263,345)
Net Income—GAAP Basis	(46,508)	(1,932,111)	(5,091,963)	(10,053,881)	(10,316,514)
Taxable Income from operations (4)	0	(1,296,288)	(4,880,886)	(9,700,220)	(11,178,643)
gain on sale	0	0	0	0	0
Cash generated from operations (6)	(208,978)	(2,046,776)	(811,618)	(1,190,867)	(1,898,220)
Cash generated from sales	0	0	0	0	0
Cash generated from refinancing	0	0	0	0	0
Cash generated from operations, sales and refinancing	(208,978)	(2,046,776)	(811,618)	(1,190,867)	(1,898,220)
Less: Cash distributions to investors from operating cash flow	0	0	0	0	0
from sales and refinancing	0	0	0	0	0
from other	0	0	(144,302)	(166,536)	(1,412,581)
Cash generated (deficiency) after cash distributions	(208,978)	(2,046,776)	(955,920)	(1,357,403)	(3,310,801)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	(208,978)	(2,046,776)	(955,920)	(1,357,403)	(3,310,801)
Tax & Distribution Data	For the Tax Period ended December 31,
Per $1,000 invested (7)	2002	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	10	39	60	76	91
State Credit	0	0	4	13	14
Ordinary Income (loss)	(27)	(56)	(71)	(85)	(78)
from operations	(27)	(56)	(71)	(85)	(78)
from recapture	0	0	0	0	0
Capital gain (loss)	0	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0	0
Return of capital	0	144,302	98,338	1,480,779	400,623
Source (on cash basis):
Sales	0	0	0	0	0
Refinancing	0	0	0	0	0
Operations	0	0	0	0	0
Other	0	0	0	0	0
Amount remaining invested in program properties					96.46%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2003

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	6,484	34,650	49,156
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	(24,658)	(2,886,148)	(5,101,472)
Operating Expenses (3)	(1,906,760)	(518,422)	(482,976)
Interest Expense	0	0	0
Depreciation (2)	(124,350)	(327,990)	(357,037)
Net Income—GAAP Basis	(2,049,284)	(3,697,910)	(5,892,329)
Taxable Income
from operations (4)	(539,612)	(7,393,682)	(3,519,005)
gain on sale	0	0	0
Cash generated from operations (6)	(4,017,260)	(587,781)	(362,088)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(4,017,260)	(587,781)	(362,088)
Less: Cash distributions to investors from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	(375,000)
Cash generated (deficiency) after cash distributions	(4,017,260)	(587,781)	(737,088)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(4,017,260)	(587,781)	(737,088)

Tax & Distribution Data	For the Tax Period ended December 31,
Per $1,000 Invested (7)	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	1	16	69	86
State Credit	0	0	0	0
Ordinary Income (loss)	(6)	(78)	(37)	(86)
from operations	(6)	(78)	(37)	(86)
from recapture	0	0	0	0
Capital gain (loss)	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Return of capital	0	0	375,000	454,291
Source (on cash basis):
Sales	0	0	0	0
Refinancing	0	0	0	0
Operations	0	0	0	0
Other	0	0	0	0
Amount remaining invested in program properties				97.60%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2003

DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

	For the Financial Statement period ended March 31,
	2003	2004	2005	2006
Gross Revenues	1,536	94,859	33,745	19,244
Profit on sale of properties	0	0	0	0
Less:
Losses from operating partnerships (1)	0	(297,903)	(1,425,280)	(817,932)
Operating Expenses (3)	(76,606)	(523,877)	(402,561)	(195,508)
Interest Expense	0	(319,567)	0	0
Depreciation (2)	(4,552)	(104,362)	(152,119)	(117,397)
Net Income—GAAP Basis	(79,622)	(1,150,850)	(1,946,215)	(1,111,593)
Taxable Income
from operations (4)	0	(867,081)	(3,291,915)	(813,101)
gain on sale	0	0	0	0
Cash generated from operations (6)	(423,269)	(1,066,403)	(548,210)	(407,784)
Cash generated from sales	0	0	0	0
Cash generated from refinancing	0	0	0	0
Cash generated from operations, sales and refinancing	(423,269)	(1,066,403)	(10,789,561)	(407,784)
Less: Cash distributions to investors
from operating cash flow	0	0	0	0
from sales and refinancing	0	0	0	(5,784,795)
from other	0	0	0	0
Cash generated (deficiency) after cash distributions	(423,269)	(1,066,403)	(11,337,771)	(6,192,579)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	(423,269)	(1,066,403)	(11,337,771)	(6,192,579)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 invested (7)	2003	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	2	27	34	49
State Credit	2	51	61	56
Ordinary Income (loss)	(14)	(46)	(11)	(34)
from operations	(14)	(46)	(11)	(34)
from recapture	0	0	0	0
Capital gain (loss)	0	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0	0
Return of capital	0	0	17,911,176	2,628,608
Source (on cash basis):
Sales	0	0	0	0
Refinancing	0	0	0	0
Operations	0	0	0	0
Other	0	0	0	0
Amount remaining invested in program properties				97.01%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	739	38,889	135,268
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	0	(1,180,137)	(1,291,269)
Operating Expenses (3)	(337,179)	(477,306)	(215,023)
Interest Expense	0	0	0
Depreciation (2)	(8,725)	(108,610)	(110,681)
Net Income—GAAP Basis	(345,165)	(1,727,164)	(1,481,705)
Taxable Income
from operations (4)	0	(1,794,687)	(2,553,927)
gain on sale	0	0	0
Cash generated from operations (6)	(1,174,157)	(444,185)	(6,273)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(1,174,157)	(444,185)	(6,273)
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(1,174,157)	(444,185)	(6,273)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(1,174,157)	(444,185)	(6,273)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	8	60	77
State Credit	0	0	0
Ordinary Income (loss)	(61)	(69)	(83)
from operations	(61)	(69)	(83)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	350,001
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			95.91%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	7,995	189,835	231,495
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	0	(1,077,456)	(2,229,667)
Operating Expenses (3)	(591,957)	(844,845)	(414,996)
Interest Expense	0	0	0
Depreciation (2)	(14,784)	(184,347)	(190,521)
Net Income—GAAP Basis	(598,746)	(1,916,813)	(2,603,689)
Taxable Income
from operations (4)	0	(1,538,298)	(3,749,467)
gain on sale	0	0	0
Cash generated from operations (6)	(2,091,942)	(383,441)	(412,319)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(2,091,942)	(383,441)	(412,319)
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(2,091,942)	(383,441)	(412,319)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(2,091,942)	(383,441)	(412,319)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	7	56	76
State Credit	0	0	0
Ordinary Income (loss)	(30)	(58)	(45)
from operations	(30)	(58)	(45)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	400,000
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			97.49%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP

	For the Financial Statement period ended March 31,
	2005		2006
Gross Revenues		80,397	214,975
Profit on sale of properties
Less:
Losses from operating partnerships (1)		(2,276,983)	(5,228,184)
Operating Expenses (3)		(2,634,703)	(944,523)
Interest Expense		0	0
Depreciation (2)		(348,339)	(624,971)
Net Income—GAAP Basis		(5,179,628)	(6,582,703)
Taxable Income
from operations (4)		(474,821)	(9,015,489)
gain on sale		0	0
Cash generated from operations (6)		(6,876,239)	(955,317)
Cash generated from sales		0	0
Cash generated from refinancing		0	0
Cash generated from operations, sales and refinancing		(6,876,239)	(955,317)
Less: Cash distributions to investors
from operating cash flow		0	0
from sales and refinancing		0	0
from other		0	(312,954)
Cash generated (deficiency) after cash distributions		(6,876,239)	(1,268,271)
Less: Special items (not including sales and refinancing) (identify and quantify)		0	0
Cash generated (deficiency) after cash distributions and special items		(6,876,239)	(1,268,271)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	4	29	58
State Credit	0	0	0
Ordinary Income (loss)	(5)	(52)	(54)
from operations	(5)	(52)	(54)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	312,954	900,001
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			98.91%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2004

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

	For the Financial statement period ended March 31,
	2005		2006
Gross Revenues		61,532	105,102
Profit on sale of properties		0	0
Less:
Losses from operating partnerships (1)		(23,414)	(1,761,706)
Operating Expenses (3)		(527,583)	(710,807)
Interest Expense		0	0
Depreciation (2)		(120,538)	(363,349)
Net Income—GAAP Basis		(610,003)	(2,730,760)
Taxable Income
from operations (4)		(51,932)	(3,309,225)
gain on sale		0	0
Cash generated from operations (6)		(3,437,726)	(437,734)
Cash generated from sales		0	0
Cash generated from refinancing		0	0
Cash generated from operations, sales and refinancing		(3,437,726)	(437,734)
Less: Cash distributions to investors
from operating cash flow		0	0
from sales and refinancing		0	0
from other		0	0
Cash generated (deficiency) after cash distributions		(3,437,726)	(437,734)
Less: Special items (not including sales and refinancing) (identify and quantify)		0	0
Cash generated (deficiency) after cash distributions and special items		(3,437,726)	(437,734)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	12	57
State Credit	0	0	0
Ordinary Income (loss)	(1)	(28)	(50)
from operations	(1)	(28)	(50)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	0
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			99.49%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2004

DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

	For the Financial Statement period ended March 31,
	2004	2005	2006
Gross Revenues	460	5,921	5,686
Profit on sale of properties	0	0	0
Less:
Losses from operating partnerships (1)	0	(42,953)	(708,762)
Operating Expenses (3)	(128,291)	(81,396)	(68,009)
Interest Expense	0	0	0
Depreciation (2)	(4,937)	(24,109)	(25,978)
Net Income—GAAP Basis	(132,768)	(142,537)	(797,063)
Taxable Income
from operations (4)	0	(125,029)	(607,086)
gain on sale	0	0	0
Cash generated from operations (6)	(126,026)	(225,595)	(63,485)
Cash generated from sales	0	0	0
Cash generated from refinancing	0	0	0
Cash generated from operations, sales and refinancing	(126,026)	(225,595)	(63,485)
Less: Cash distributions to investors
from operating cash flow	0	0	0
from sales and refinancing	0	0	0
from other	0	0	0
Cash generated (deficiency) after cash distributions	(126,026)	(225,595)	(63,485)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0	0
Cash generated (deficiency) after cash distributions and special items	(126,026)	(225,595)	(63,485)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2004	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	5	51
State Credit	8	34	80
Ordinary Income (loss)	(13)	(65)	(55)
from operations	(13)	(65)	(55)
from recapture	0	0	0
Capital gain (loss)	0	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0	0
Return of capital	0	0	580,271
Source (on cash basis):
Sales	0	0	0
Refinancing	0	0	0
Operations	0	0	0
Other	0	0	0
Amount remaining invested in program properties			89.89%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2005

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

	For the Financial Statement period ended March 31,
	2005	2006
Gross Revenues	0	219,219
Profit on sale of properties	0	0
Less:
Losses from operating partnerships (1)	0	(164,122)
Operating Expenses (3)	(100,907)	(470,541)
Interest Expense	0	0
Depreciation (2)	(7,606)	(99,797)
Net Income—GAAP Basis	(108,513)	(515,241)
Taxable Income from operations (4)	0	(234,340)
gain on sale	0	0
Cash generated from operations (6)	1,089,121	(1,140,888)
Cash generated from sales	0	0
Cash generated from refinancing	0	0
Cash generated from operations, sales and refinancing	1,089,121	(1,140,888)
Less: Cash distributions to investors
from operating cash flow	0	0
from sales and refinancing	0	0
from other	0	0
Cash generated (deficiency) after cash distributions	1,089,121	(1,140,888)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0
Cash generated (deficiency) after cash distributions and special items	1,089,121	(1,140,888)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2005	2006
Federal Income Tax Results
Federal Credit (5)	4	34
State Credit	0	0
Ordinary Income (loss)	(0)	(45)
from operations	(0)	(45)
from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0
Return of capital	0	0
Source (on cash basis):
Sales	0	0
Refinancing	0	0
Operations	0	0
Other	0	0
Amount remaining invested in program properties		100.00%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2005

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

	For the Financial Statement period ended March 31,
	2005	2006
Gross Revenues	0	336,672
Profit on sale of properties	0	0
Less:
Losses from operating partnerships (1)	0	(1,303,309)
Operating Expenses (3)	(105,195)	(489,599)
Interest Expense	0	0
Depreciation (2)	(7,979)	(104,500)
Net Income—GAAP Basis	(113,174)	(1,560,736)
Taxable Income from operations (4)	0	(909,921)
gain on sale	0	0
Cash generated from operations (6)	2,947,749	(4,025,630)
Cash generated from sales	0	0
Cash generated from refinancing	0	0
Cash generated from operations, sales and refinancing	2,947,749	(4,025,630)
Less: Cash distributions to investors
from operating cash flow	0	0
from sales and refinancing	0	0
from other	0	0
Cash generated (deficiency) after cash distributions	2,947,749	(4,025,630)
Less: Special items (not including sales and refinancing) (identify and quantify)	0	0
Cash generated (deficiency) after cash distributions and special items	2,947,749	(4,025,630)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2005	2006
Federal Income Tax Results
Federal Credit (5)	28	23
State Credit	0	0
Ordinary Income (loss)	(18)	(52)
from operations	(18)	(52)
from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0
Return of capital	0	0
Source (on cash basis):
Sales	0	0
Refinancing	0	0
Operations	0	0
Other	0	0
Amount remaining invested in program properties		98.60%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2005

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIV, A LP

2006
Gross Revenues	154,963
Profit on sale of properties	0
Less:
Losses from operating partnerships (1)	(142,930)
Operating Expenses (3)	(2,140,791)
Interest Expense	0
Depreciation (2)	(439,719)
Net Income—GAAP Basis	(2,568,477)
Taxable Income from operations (4)	(729,271)
gain on sale	0
Cash generated from operations (6)	(9,721,709)
Cash generated from sales	0
Cash generated from operations, sales and refinancing	(9,721,709)
Less: Cash distributions to investors
from operating cash flow	0
from sales and refinancing	0
from other	0
Cash generated (deficiency) after cash distributions	(9,721,709)
Less: special items (not including sales and refinancing)(identify and quantify)	0
Cash generated (deficiency) after cash distributions and special items	(9,721,709)

Tax & Distribution Data	For the Tax Period ended December 31,
Per $1,000 Invested (7)	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	23
State Credit	0	0
Ordinary Income (loss)	(3)	(30)
from operations	(3)	(30)
from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0
Return of capital	0	0
Source (on cash basis):
Sales	0	0
Refinancing	0	0
Operations	0	0
Other	0	0
Amount remaining invested in program properties		99.82%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2005

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXV

2006
Gross Revenues	19,133
Profit on sale of properties	0
Less:
Losses from operating partnerships (1)	21,615
Operating Expenses (3)	(870,888)
Interest Expense	0
Depreciation (2)	(84,928)
Net Income—GAAP Basis	(915,068)
Taxable Income from operations (4)	(227,066)
gain on sale	0
Cash generated from operations (6)	(2,762,860)
Cash generated from sales	0
Cash generated from operations, sales and refinancing	(2,762,860)
Less: Cash distributions to investors
from operating cash flow	0
from sales and refinancing	0
from other	0
Cash generated (deficiency) after cash distributions	(2,762,860)
Less: special items (not including sales and refinancing) (identify and quantify)	0
Cash generated (deficiency) after cash distributions and special items	(2,762,860)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	6
State Credit	0	0
Ordinary Income (loss)	(1)	(16)
from operations	(1)	(16)
from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0
Return of capital	0	0
Source (on cash basis):
Sales	0	0
Refinancing	0	0
Operations	0	0
Other	0	0
Amount remaining invested in program properties		100.00%

Boston Capital Corporate Tax Credit Fund XXV had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2005

DIRECT PLACEMENT OFFERINGS CLOSED DURING 2005

2006
Gross Revenues	1,027
Profit on sale of properties	0
Less:
Losses from operating partnerships (1)	(4,139)
Operating Expenses (3)	(343,884)
Interest Expense	0
Depreciation (2)	(11,680)
Net Income—GAAP Basis	(358,676)
Taxable Income from operations (4)	(10,453)
gain on sale	0
Cash generated from operations (6)	(313,067)
Cash generated from sales	0
Cash generated from operations, sales and refinancing	(313,067)
Less: Cash distributions to investors
from operating cash flow	0
from sales and refinancing	0
from other	0
Cash generated (deficiency) after cash distributions	(313,067)
Less: special items (not including sales and refinancing) (identify and quantify)	0
Cash generated (deficiency) after cash distributions and special items	(313,067)

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2005	2006
Federal Income Tax Results
Federal Credit (5)	0	0
State Credit	0	0
Ordinary Income (loss)	(1)	(1)
from operations	(1)	(1)
from recapture	0	0
Capital gain (loss)	0	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0	0
Return of capital	0	0
Source (on cash basis):
Sales	0	0
Refinancing	0	0
Operations	0	0
Other	0	0
Amount remaining invested in program properties		100%

Operating results of one investment partnership are included in Direct Placements closed during 2005.

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2006

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXVI

2006
Gross Revenues	0
Profit on sale of properties
Less:
Losses from operating partnerships (1)	0
Operating Expenses (3)	(1,570,505)
Interest Expense	0
Depreciation (2)	(23,204)
Net Income—GAAP Basis	(1,593,709)
Taxable Income from operations (4)	0
gain on sale	0
Cash generated from operations (6)	(3,788,587)
Cash generated from sales
Cash generated from operations, sales and refinancing	(3,788,587)
Less: Cash distributions to investors
from operating cash flow	0
from sales and refinancing	0
from other	0
Cash generated (deficiency) after cash distributions	(3,788,587)
Less: special items (not including sales and refinancing) (identify and quantify)
Cash generated (deficiency) after cash distributions and special items	(3,788,587)
Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2006
Federal Income Tax Results
Federal Credit (5)	6
State Credit	0
Ordinary Income (loss)	(14)
from operations	(14)
from recapture	0
Capital gain (loss)	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0
Return of capital	0
Source (on cash basis):
Sales	0
Refinancing	0
Operations	0
Other	0
Amount remaining invested in program properties	100.00%

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 2006

CORPORATE OFFERINGS CLOSED DURING 2006

BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXVII

Tax & Distribution Data	For the Tax period ended December 31,
Per $1,000 Invested (7)	2006
Federal Income Tax Results
Federal Credit (5)	0
State Credit	0
Ordinary Income (loss)	(5)
from operations	(5)
from recapture	0
Capital gain (loss)	0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income	0
Return of capital	0
Source (on cash basis):
Sales	0
Refinancing	0
Operations	0
Other	0
Amount remaining invested in program properties	100.00%
Boston Capital Corporate Tax Credit Fund XXVII had not commenced operations as of March 31, 2006, therefore, it does not have audited Financial Statement information to report.

NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented for a cash method investor on a Tax basis and not a GAAP basis. Return of Capital is presented on the entire investor group, as opposed to per $1,000 invested.

Note 8: The information provided in the tables labeled "Tax & Distribution data per $1,000 invested on a Tax Basis" is through the period December 31, 2006 for a cash method investor.

TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period January 1, 2002 through December 31, 2006, of the 2 public partnerships and 24 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC IV 42, the investor received approximately $0.0163 of tax credits in 2002. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

Public Partnerships
										Overall Tax
		Final	Annual Tax Credits (as% of Capital Invested)(2)							Credit
Program	Equity Raised	Closing Date	2002	2003	2004	2005	2006	Cumulative (%)	Cumulative time invested thru 2006	Objective (%)
BCTC IV 42	27,442,620	Jul. 2002	1.63	8.10	9.47	9.95	9.77	38.92	4 yrs. 5 mos.	97.5-102.5
BCTC IV 43	36,379,870	Dec. 2002	0.42	4.54	8.63	9.15	9.20	31.94	4 yrs.	97.5-102.5
BCTC IV 44	27,019,730	Apr. 2003		2.44	6.69	7.63	9.03	25.79	3 yrs. 8 mos.	97.5-102.5
BCTC IV 45	40,143,670	Sep. 2003		0.90	5.54	7.21	9.58	23.23	3 yrs. 3 mos.	95-102
BCTC IV 46	29,809,980	Dec. 2003			2.38	7.32	8.79	18.49	3 yrs.	97.5-102.5
BCTC V 47	34,783,340	Apr. 2004			0.90	5.41	9.93	16.24	2 yrs. 8 mos.	97.5-102.5
BCTC V 48	22,993,720	Jul. 2004			0.00	4.23	8.99	13.22	2 yrs. 5 mos.	97.5-102.5
BCTC V 49	59,999,491	Apr. 2005				1.19	5.41	6.60	1 yr. 8 mos.	95-97
Total	$278,572,,421

Private Partnerships
										Overall Tax
		Final	Annual Tax Credits (as% of Capital Invested)(2)(4)(5)							Credit
Program	Equity Raised(4)	Closing Date	2002	2003	2004	2005	2006	Cumulative (%)	Cumulative time invested thru 2006	Objective (%)
BCCTC XVIII	$125,000,000	Apr 02.09		4.06	8.95	9.02	10.32	32.44	4 yrs. 8 mos.	107
BCDP 2002	$131,273,604	N/A	1.17	4.75	8.14	10.94	12.92	37.92	N/A	116
BCCTC XIX	$93,844,179	Nov 03		.17	2.42	8.41	10.49	21.49	3 yrs. 1 mo.	105
BCDP 2003	$70,292,557	N/A		.42	10.44	17.67	19.19	47.72	N/A	148
BCCTC XX	$36,898,485	Mar 04			2.19	7.43	9.53	19.15	2 yrs. 9 mos.	108
BCCTC XX-A	$64,808,430	Mar 04			0.77	6.86	9.31	16.94	2 yrs. 9 mos.	109
BCCTC XXI	$173,897,938	Sep 04			0.62	3.58	7.06	11.26	2 yrs. 3 mos.	104
BCCTC XXII	$117,256,965	Dec 04			0.03	1.43	6.98	8.44	2 yrs. 1 mo.	102
BCDP 2004	$9,379,712	N/A			1.04	0.60	16.00	17.64	N/A	171
BCCTC XXIII	$50,274,314	Mar 05				0.50	4.13	4.63	1 yr. 9 mos.	101
BCCTC XXIII-A	$52,418,021	Mar 05				3.44	2.79	6.23	1 yr. 9 mos.	100
BCCTC XXIV	$226,448,654	Aug 05				0.00	2.10	2.1	1 yr. 4 mos.	96
BCCTC XXV	$93,663,243	Dec 05				0.00	.76	0.76	1 yr. 1 mo.	93
BCDP 2005	$14,340,822	N/A				0.00	1.08	1.08	N/A	314
BCCTC XXVI	$142,275,086	Dec 06					.72	0.72	1 mo.	92
BCCTC XXVII	$210,416,010	N/A					0.00	0.00	N/A	91
Total	$1,612,488,020

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2004, of our public and private affiliates not having similar investment objectives to the company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund I Pixley Investment Group (b), (e)	American Affordable Housing Fund II East Ridge Associates (g)	American Affordable Housing Fund II Kingsley Park Associates (b), (e)	American Affordable Housing Fund II Riverplace Apartments (b), (e)
Date property acquired:	03/01/88	08/01/88	03/01/88	09/01/88
Date of Sale:	11/17/04	03/01/04	06/22/04	08/31/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	47,040	-	25,000	25,000
Mortgage Balance and accrued interest at time of sale	1,438,530	1,301,760	10,423,457	3,700,000
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,485,570	1,301,760	10,448,457	3,725,000
Cost of properties including closing and soft costs:
Original mortgage financing	1,500,000	1,237,500	(10,396,900)	4,500,000
Total acquisition cost, capital improvement, closing and soft costs (c)	473,181	405,087	2,135,594	2,596,882
Total:	1,973,181	1,642,587	12,505,494	7,096,882
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(487,611)	(340,827)	(2,057,037)	(3,371,882)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II 300 Shawmut Avenue (b), (e)	American Affordable Housing Fund II Blairview Associates (b), (e)	American Affordable Housing Fund II Bloomfield Associates (b), (e)	American Affordable Housing Fund II Fredericktown Associates (b), (e)	American Affordable Housing Fund II Garden City Family Housing (b), (e)
Date property acquired:	11/01/88	03/01/89	06/01/88	06/01/88	06/01/88
Date of Sale:	11/01/04	12/01/04	12/28/04	12/28/04	12/28/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1	1	10,792	10,851	11,228
Mortgage Balance and accrued interest at time of sale	892,949	1,399,892	359,727	361,691	374,253
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	892,950	1,399,893	370,519	372,542	385,481
Cost of properties including closing and soft costs:
Original mortgage financing	270,000	1,444,475	366,390	377,214	383,800
Total acquisition cost, capital improvement, closing and soft costs (c)	723,254	439,061	117,996	113,429	123,558
Total:	993,254	1,883,536	484,386	490,643	(507,358)
Excess (Deficiency) of property operating cash receipts over cash
expenditures (d)	(100,304)	(483,643)	(113,867)	(118,101)	(121,877)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II Marionville III Family Housing (b), (e)	American Affordable Housing Fund II Nebraska City Senior (b), (e)	American Affordable Housing Fund III 428 South Grandview, LP (b), (e), (i)	American Affordable Housing Fund III Grass Valley Investment Group II (b), (e)	American Affordable Housing Fund III Weaverville Investment Group II (b), (e)
Date property acquired:	06/01/88	06/01/88	12/01/88	12/01/88	12/01/88
Date of Sale:	12/28/04	12/28/04	02/01/04	11/17/04	11/17/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	5,677	12,266	-	40,800	43,776
Mortgage Balance and accrued interest at time of sale	189,239	408,852	2,199,726	1,521,911	1,527,589
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	194,916	421,118	2,199,726	1,562,711	1,571,365
Cost of properties including closing and soft costs:
Original mortgage financing	197,299	428,759	2,119,934	1,500,000	1,500,000
Total acquisition cost, capital improvement, closing and soft costs (c)	59,939	122,314	1,777,941	858,288	815,128
Total:	257,238	551,073	3,897,875	2,358,288	2,315,128
Excess (Deficiency) of property operating cash receipts over
cash expenditures (d)	(62,322)	(129,955)	(1,698,149)	(795,577)	(743,763)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 1 Bolivar Manor (b), (e)	Boston Capital Tax Credit Fund-Series 1 Conneaut Limited (b), (e)	Boston Capital Tax Credit Fund-Series 1 Geneva Limited (b), (e)	Boston Capital Tax Credit Fund I-Series 3 Lincoln Hotel Associates (a), (b)	Boston Capital Tax Credit Fund I-Series 3 Taylor Terrace Housing (b), (e)
Date property acquired:	12/01/89	01/01/89	01/01/89	02/01/89	04/01/89
Date of Sale:	12/01/04	12/01/04	12/01/04	02/06/04	06/29/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1	6,079	6,079	-	75,672
Mortgage Balance and accrued interest at time of sale	863,581	1,147,562	1,163,436	3,282,476	1,030,000
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	863,582	1,153,641	1,169,515	3,282,476	1,105,672
Cost of properties including closing and soft costs:
Original mortgage financing	889,200	1,187,000	1,198,800	2,900,000	1,066,000
Total acquisition cost, capital improvement, closing and soft costs (c)	258,705	359,326	365,411	718,516	313,802
Total:	1,147,905	1,546,326	1,564,211	3,618,516	1,379,802
Excess (Deficiency) of property operating cash receipts over
cash expenditures (d)	(284,323)	(392,685)	(394,696)	(336,040)	(274,130)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund I-Series 3 Pedcor Investments 1988-IV (b), (e)	Boston Capital Tax Credit Fund-Series 3 128 Park Street (b), (e)	Boston Capital Tax Credit Fund I-Series 4 Fuller Homes LP (b), (e)	Boston Capital Tax Credit Fund I-Series 4 Montana Ave. Townhomes (b), (e)	Boston Capital Tax Credit Fund I-Series 4 Van Dyck Estates XVI (b), (e)
Date property acquired:	02/01/89	04/01/89	04/01/89	08/01/89	02/01/90
Date of Sale:	07/29/04	11/01/04	01/05/04	01/05/04	02/25/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	320,000	1	40,909	59,091	515,000
Mortgage Balance and accrued interest at time of sale	4,967,272	965,805	553,808	736,765	586,229
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	5,287,272	965,806	594,717	795,856	1,101,229
Cost of properties including closing and soft costs:
Original mortgage financing	5,167,000	250,526	478,769	694,871	680,000
Total acquisition cost, capital improvement, closing and soft costs (c)	3,621,071	469,799	346,900	585,951	646,149
Total:	8,788,071	720,325	825,669	1,280,822	1,326,149
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(3,500,799)	245,481	(230,952)	(484,966)	(224,920)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund I-Series 4 Topeka Residential Fund Three (a), (b), (f)	Boston Capital Tax Credit Fund I-Series 4 Haven Park Partners II (b), (e)	Boston Capital Tax Credit Fund I-Series 5 Glenhaven Park Partners (b), (e)	Boston Capital Tax Credit Fund-Series 6 Columbia Park Associates (a), (b), (f)	Boston Capital Tax Credit Fund-Series 6 Eldon Estates LP (b), (e)
Date property acquired:	07/01/89	07/01/89	06/01/89	11/01/89	09/01/89
Date of Sale:	03/16/04	03/17/04	02/20/04	12/15/04	12/28/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	12,500	715,000	28,760	2,752,871	16,276
Mortgage Balance and accrued interest at time of sale	300,295	466,593	43,030	1,397,779	542,542
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	312,795	1,181,593	71,790	4,150,650	558,818
Cost of properties including closing and soft costs:
Original mortgage financing	440,000	816,900	842,417	5,685,000	564,141
Total acquisition cost, capital improvement, closing and soft costs (c)	415,728	1,066,558	917,760	1,954,986	163,935
Total:	855,728	1,883,458	1,760,177	7,639,986	728,076
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(542,933)	(701,865)	(1,688,387)	(3,489,336)	(169,258)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 6 Warrensburg Properties (b), (e)	Boston Capital Tax Credit Fund II-Series 7 Buckner Properties (b), (e)	Boston Capital Tax Credit Fund II-Series 7 Winfield Properties (b), (e)	Boston Capital Tax Credit Fund II-Series 10 Pedcor Investments 1989-X (b), (e), (h)
Date property acquired:	09/01/89	12/01/89	12/01/89	07/01/90
Date of Sale:	12/28/04	12/28/04	12/28/04	12/01/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	16,775	18,225	17,951	652,500
Mortgage Balance and accrued interest at time of sale	559,159	607,514	598,371	3,092,242
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	575,934	625,739	616,322	3,744,742
Cost of properties including closing and soft costs:
Original mortgage financing	803,500	626,634	616,813	3,278,800
Total acquisition cost, capital improvement, closing and soft costs (c)	160,146	191,893	186,983	2,712,700
Total:	963,646	818,527	803,796	5,991,500
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(387,712)	(192,788)	(187,474)	(2,246,758)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II Brewton Limited (e)	Boston Capital Tax Credit Fund L.P.-Series 3 American Affordable Housing II Limited Partnership Paige Hall, A Minnesota Limited Partnership	American Affordable Housing Fund II Pine Ridge, Ltd. (e)	American Affordable Housing Fund II Pine Terrace III, Ltd (e)	American Affordable Housing Fund II Springfield Limited (e)
Date property acquired:	08/01/88	03/01/89	07/01/88	12/01/88	05/01/88
Date of Sale:	03/01/05	12/19/05	03/01/05	03/01/05	03/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	37,238	150,000	57,862	46,748	56,209
Mortgage Balance and accrued interest at time of sale	930,939	2,253,150	1,446,550	1,168,688	1,405,218
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	968,177	2,403,150	1,504,412	1,215,436	1,461,427
Cost of properties including closing and soft costs:
Original mortgage financing	965,000	2,863,150	1,504,721	1,200,860	1,463,000
Total acquisition cost, capital improvement, closing and soft costs (c)	305,874	850,874	474,291	384,407	458,241
Total:	1,270,874	3,714,024	1,979,012	1,585,267	1,921,241
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(302,697)	(1,310,874)	(474,600)	(369,831)	(459,814)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II Village Chase of Zephyrhills, Limited (e)	American Affordable Housing Fund II Village Walk of Zephyrhills(e)	American Affordable Housing Fund II Wildwood Villas, Limited (e)	Bostan Capital Tax Credit Fund-Series 1 Woodland Terrace, Limited (e)	Bostan Capital Tax Credit Fund-Series 1 Wewahitchka, Limited (e)
Date property acquired	12/01/88	12/01/88	09/01/88	12/01/88	12/01/88
Date of Sale:	03/01/05	03/01/05	03/01/15	03/01/05	03/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	58,398	54,658	57,708	58,132	27,919
Mortgage Balance and accrued interest at time of sale	1,459,961	1,366,461	1,442,689	1,453,292	697,966
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,518,359	1,421,119	1,500,397	1,511,424	725,885
Cost of properties including closing and soft costs:
Original mortgage financing	1,499,100	1,406,500	1,499,100	1,499,100	720,100
Total acquisition cost, capital improvement, closing and soft costs (c)	466,585	439,341	476,380	480,588	241,947
Total:	1,965,685	1,845,841	1,975,480	1,979,688	962,047
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(447,326)	(424,722)	(475,083)	(468,264)	(236,162)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 1 Inglewood Meadows, Limited (e)	Boston Capital Tax Credit Fund-Series 1 Townhomes of Minnehaha Court Limited Partnership (a)	Boston Capital Tax Credit Fund-Series 1 Kingston Property Associates Limited Partnership (l), (k)	Boston Capital Tax Credit Fund-Series 1 Virginia Circle Limited Partnership (a), (l)	Boston Capital Tax Credit Fund-Series 2- Fund II-Series 14 Haven Park Partners IV, A California L.P.
Date property acquired:	12/01/88	11/01/88	06/01/89	11/01/88	06/01/90
Date of Sale:	03/01/05	08/17/05	08/31/05	08/31/05	03/29/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	58,132	109,009	27,940	83,934	780,579
Mortgage Balance and accrued interest at time of sale	1,453,292	1,160,590	7,292,252	786,840	371,742
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,511,424	1,269,599	7,320,192	870,774	1,152,321
Cost of properties including closing and soft costs:
Original mortgage financing	1,499,100	1,180,000	7,540,191	695,000	660,000
Total acquisition cost, capital improvement, closing and soft costs (c)	480,071	904,602	1,365,205	566,148	683,192
Total:	1,979,171	2,084,602	8,905,396	1,261,148	1,343,192
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(467,747)	(815,003)	(1,585,204)	(390,374)	(190,871)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 2- Fund II-Series 14 Haven Park Partners III, A California L.P. (e)	Boston Capital Tax Credit Fund-Series 3 Lake Park Limited (e)	Boston Capital Tax Credit Fund-Series 3 Rainbow Housing Associates (a)	Boston Capital Tax Credit Fund-Series 3 Orangewood Villas, Limited (e), (p)	Boston Capital Tax Credit Fund-Series 3 Carriage Gate of Palatka, Limited (e)
Date property acquired:	12/01/89	04/01/89	06/01/89	06/01/89	06/01/89
Date of Sale:	04/08/05	03/01/05	03/10/05	03/01/05	03/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	979,310	44,443	308,217	57,643	57,643
Mortgage Balance and accrued interest at time of sale	462,000	1,111,081	1,961,599	1,440,078	1,441,070
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,441,310	1,155,524	2,269,816	1,497,721	1,498,713
Cost of properties including closing and soft costs:
Original mortgage financing	792,000	1,154,300	2,004,615	1,392,869	1,493,800
Total acquisition cost, capital improvement, closing and soft costs (c)	943,510	366,468	892,585	443,732	470,656
Total:	1,735,510	1,520,768	2,897,200	1,836,601	1,964,456
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(294,200)	(365,244)	(627,384)	(338,880)	(465,743)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 3 Vidalia, Limited (e)	Boston Capital Tax Credit Fund-Series 3 Colony Court RRH Limited (e)	Boston Capital Tax Credit Fund-Series 3 & 4 Central Parkway Towers (m)	Boston Capital Tax Credit Fund- Series 3&4 and Fund II-Series 7 Bowditch School LP, The (e), (l), (p)	Boston Capital Tax Credit Fund-Series 4 Pedcor Investments 1988-VI, Limited Partnership (e)
Date property acquired:	04/01/89	04/01/89	09/01/89	08/01/89	07/01/89
Date of Sale:	03/01/05	03/01/05	01/05/05	01/01/05	01/31/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	58,199	58,543	-	1	10
Mortgage Balance and accrued interest at time of sale	1,454,975	1,463,570	5,194,000	3,053,108	5,235,047
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,513,174	1,522,113	5,194,000	3,053,109	5,235,057
Cost of properties including closing and soft costs:
Original mortgage financing	1,499,100	1,499,100	2,800,000	1,675,000	5,344,500
Total acquisition cost, capital improvement, closing and soft costs (c)	477,566	451,836	6,891,743	2,890,185	2,858,686
Total:	1,976,666	1,950,936	9,691,743	4,565,185	8,203,186
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(463,492)	(428,823)	(4,497,743)	(1,512,076)	(2,968,129)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 4 Landmark Limited Partnership (n), (o)	Boston Capital Tax Credit Fund-Series 4 Monticello, Limited (e)	Boston Capital Tax Credit Fund-Series 4 Greenwood Terrace Apts. (e)	Boston Capital Tax Credit Fund-Series 4 Armory Square Limited Partnership (e)	Boston Capital Tax Credit Fund- Series 4 & 6, Fund II-Series 7 & 14 Rosenberg Building Associates, Limited Partnership (a)
Date property acquired:	08/01/88	07/01/89	07/01/89	06/01/89	12/ 01/91
Date of Sale:	11/01/05	03/01/05	03/01/05	11/18/05	02/15/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1,241,850	43,236	42,205	60,000	2,598,921
Mortgage Balance and accrued interest at time of sale	2,649,919	1,080,903	1,055,120	1,891,975	1,695,906
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	3,891,769	1,124,139	1,097,325	1,951,975	4,294,827
Cost of properties including closing and soft costs:
Original mortgage financing	2,700,000	1,117,770	1,094,160	2,300,000	1,839,000
Total acquisition cost, capital improvement, closing and soft costs (c)	2,003,495	353,917	351,964	2,053,506	7,120,533
Total:	4,703,495	1,471,687	1,446,124	4,353,506	8,959,533
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(811,726)	(347,548)	(348,799)	(2,401,531)	(4,664,706)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund-Series 6 Sherburne Housing Redevelopment Company (e)	Boston Capital Tax Credit Fund II-Series 7 King City Elderly Housing Limited Partnership (n)	Boston Capital Tax Credit Fund II-Series 9 Warrensburg Estates Limited Partnership (e)	Boston Capital Tax Credit Fund II-Series 9 Wilmington Housing Redevelopment Company L.P. (e)	Boston Capital Tax Credit Fund II-Series 9 Maywood Associates (e)
Date property acquired:	11/01/89	06/01/90	04/01/90	08/01/90	03/01/90
Date of Sale:	01/15/05	06/17/05	06/30/05	01/15/05	01/06/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	17,301	320,278	23,264	14,318	56,200
Mortgage Balance and accrued interest at time of sale	1,280,504	1,680,854	773,085	1,017,530	1,466,946
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,297,805	2,001,132	796,349	1,031,848	1,523,146
Cost of properties including closing and soft costs:
Original mortgage financing	1,327,756	1,658,088	803,500	1,069,500	1,512,200
Total acquisition cost, capital improvement, closing and soft costs (c)	700,759	1,250,711	257,832	336,423	517,908
Total:	2,028,515	2,908,799	1,061,332	1,405,923	2,030,108
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(730,710)	(907,667)	(264,983)	(374,075)	(506,962)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 9 Corinth Housing Redev. (e)	Boston Capital Tax Credit Fund II-Series 9 Greenwich Housing Redev. (e)	Boston Capital Tax Credit Fund II-Series 9 Cedar Rapids Housing Associates (e), (p)	Boston Capital Tax Credit Fund II-Series 9 Pedcor Investments 1989-VIII, Limited Partnership (e)	Boston Capital Tax Credit Fund II-Series 9 438 Warren Street Limited Partnership (e)
Date property acquired:	04/01/90	04/01/90	04/01/90	03/01/90	03/01/90
Date of Sale:	01/15/05	01/15/05	01/01/05	01/31/05	01/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	23,864	21,477	485,000	906,000	1
Mortgage Balance and accrued interest at time of sale	1,452,664	1,446,000	4,191,645	3,513,854	720,000
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,476,528	1,467,477	4,676,645	4,419,854	720,001
Cost of properties including closing and soft costs:
Original mortgage financing	1,510,198	1,499,990	4,385,000	3,663,000	721,934
Total acquisition cost, capital improvement, closing and soft costs (c)	496,243	482,065	4,635,707	3,875,774	595,393
Total:	2,006,441	1,982,055	9,020,707	7,538,774	1,317,327
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(529,913)	(514,578)	(4,344,062)	(3,118,920)	(597,326)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 9 Breezewood RRH, Ltd (e)	Boston Capital Tax Credit Fund II-Series 9 Cambridge Manor, Ltd (e)	Boston Capital Tax Credit Fund II-Series 9 Quail Hollow RRH, Limited Partnership (e)	Boston Capital Tax Credit Fund II-Series 9 Hernando 515 LP (e)	Boston Capital Tax Credit Fund II-Series 9 Hobe Sound RRH Limited Partnership (e)
Date property acquired:	05/01/90	04/01/90	05/01/90	06/01/90	04/01/90
Date of Sale:	03/01/05	03/01/05	03/01/05	03/01/05	03/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	56,124	44,408	57,577	58,327	109,027
Mortgage Balance and accrued interest at time of sale	1,403,106	1,110,193	1,439,422	1,458,164	2,725,687
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	1,459,230	1,154,601	1,496,999	1,516,491	2,834,714
Cost of properties including closing and soft costs:
Original mortgage financing	1,442,390	1,142,660	1,486,900	1,499,100	2,845,250
Total acquisition cost, capital improvement, closing and soft costs (e)	484,814	380,722	515,176	549,984	997,418
Total:	1,927,204	1,523,382	2,002,076	2,049,084	3,842,668
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(467,974)	(368,781)	(505,077)	(532,593)	(1,007,954)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 10 West Des Moines Housing Associates Limited Partnership (a)	Boston Capital Tax Credit Fund II-Series 10 Centreville Apartments Company LP (g)	Boston Capital Tax Credit Fund II-Series 10 Lawton Apartments Company Limited Partnership (g)	Boston Capital Tax Credit Fund II-Series 10 Freedom Apartments Limited Partnership (e)	Boston Capital Tax Credit Fund II-Series 10 Mercer Manor Apartments LP (e)
Date property acquired:	07/01/90	11/01/90	06/01/90	11/01/90	11/01/90
Date of Sale:	07/22/05	07/31/05	08/15/05	01/01/05	01/01/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1,250,108	-	-	1	1
Mortgage Balance and accrued interest at time of sale	1,758,425	618,657	1,501,905	1,030,845	891,826
Purchase Money Mortgage taken back by program	-	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-	-
Total:	3,008,533	618,657	1,501,905	1,030,846	891,827
Cost of properties including closing and soft costs:
Original mortgage financing	2,475,000	943,562	1,506,985	1,061,180	915,000
Total acquisition cost, capital improvement, closing and soft costs (c)	2,559,000	171,119	446,637	317,565	282,847
Total:	5,034,000	1,114,681	1,953,622	1,378,745	1,197,847
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(2,025,467)	(496,024)	(451,717)	(347,899)	(306,020)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 12 & 14- Fund III-Series 15 & 17 California Investors VII (a)	Boston Capital Tax Credit Fund II-Series 14 One Northridge, Limited (g)	Boston Capital Tax Credit Fund IV-Series 20 Parkside Housing Limited Partnership (a), (q)
Date property acquired:	12/23/93	01/01/92	12/01/94
Date of Sale:	02/04/05	04/05/05	05/04/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	7,221,365	-	441,525
Mortgage Balance and accrued interest at time of sale	8,287,242	1,934,105	960,069
Purchase Money Mortgage taken back by program	-	-	-
Adjustments resulting from application of GAAP	-	-	-
Total:	15,508,607	1,934,105	1,401,594
Cost of properties including closing and soft costs:
Original mortgage financing	8,950,000	1,800,000	715,000
Total acquisition cost, capital improvement, closing and soft costs (c)	21,670,224	1,015,479	387,051
Total:	30,620,224	2,815,479	1,102,051
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(15,111,617)	(881,374)	299,543

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II LP Anthony Garden Apartments, A California L.P. (e)	American Affordable Housing Fund II LP Bowdoinham Associates (e)	American Affordable Housing Fund II LP Deer Crossing Associates (e)	American Affordable Housing Fund II LP Harbor Hill Associates (e)
Date property acquired:	10/01/88	11/01/88	04/01/89	11/01/88
Date of Sale:	12/31/06	09/30/06	09/30/06	09/30/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	133,185	7,885	12,869	7,886
Mortgage Balance and accrued interest at time of sale	3,750,254	1,145,457	1,145,547	1,182,147
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	3,883,439	1,153,342	1,158,416	1,190,033
Cost of properties including closing and soft costs:
Original mortgage financing	3,928,500	1,273,855	1,198,610	1,237,500
Total acquisition cost, capital improvement, closing and soft costs (c)	1,103,309	401,136	387,506	401,136
Total:	5,031,809	1,674,991	1,586,116	1,638,636
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(1,148,370)	(521,649)	(427,700)	(448,603)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II LP Lake Havasu Investment Group, A California L.P. (e), (l)	American Affordable Housing Fund II LP Maple Tree Associates (e)	American Affordable Housing Fund II LP Michelle Manor Apartments, A California L.P. (e)	American Affordable Housing Fund II LP Perramond Associates (e)
Date property acquired:	03/01/88	05/01/89	10/01/88	04/01/89
Date of Sale:	12/31/06	09/30/06	12/31/06	09/30/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	55,418	14,215	32,955	9,423
Mortgage Balance and accrued interest at time of sale	1,682,273	1,199,207	882,583	1,145,673
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,737,691	1,213,422	915,538	1,155,096
Cost of properties including closing and soft costs:
Original mortgage financing	1,455,870	1,228,000	921,500	1,198,500
Total acquisition cost, capital improvement, closing and soft costs (c)	420,000	394,263	248,105	384,526
Total:	1,875,870	1,622,263	1,169,605	1,583,026
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(138,179)	(408,841)	(254,067)	(427,930)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	American Affordable Housing Fund II LP Sara Pepper Associates (e)	American Affordable Housing Fund II LP Silver Pines Associates (e)	American Affordable Housing Fund II LP Wilder Associates (e)	Boston Capital Tax Credit Fund LP-Series 1 Genesee Commons Associates LP (e), (p)
Date property acquired:	05/01/88	08/01/88	11/01/88	11/01/88
Date of Sale:	09/30/06	09/30/06	09/30/06	03/29/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	3,905	8,827	16,024	1
Mortgage Balance and accrued interest at time of sale	611,131	1,336,624	1,176,206	12,588,332
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	615,036	1,345,451	1,192,230	12,588,333
Cost of properties including closing and soft costs:
Original mortgage financing	645,000	1,397,552	1,228,300	12,209,000
Total acquisition cost, capital improvement, closing and soft costs (c)	198,660	449,037	397,828	3,318,488
Total:	843,660	1,846,589	1,626,128	15,527,488
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(228,624)	(501,138)	(433,898)	(2,939,155)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund LP-Series 2 Redondo Associates, Limited (a)	Boston Capital Tax Credit Fund LP-Series 3 Ashland Investment Group II, An Oregon L.P. (e)	Boston Capital Tax Credit Fund LP-Series 3 Queens Court LP (a)	Boston Capital Tax Credit Fund LP-Series 4 New Grand Hotel Associates LP (a)
Date property acquired:	12/01/89	03/01/89	02/01/89	05/01/89
Date of Sale:	10/20/06	12/31/06	04/06/06	10/31/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1,010,471	76,755	259,955	229,595
Mortgage Balance and accrued interest at time of sale	1,398,585	1,732,736	599,961	3,092,039
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	2,409,056	1,809,491	859,916	3,321,634
Cost of properties including closing and soft costs:
Original mortgage financing	1,457,476	1,801,290	1,296,574	4,072,210
Total acquisition cost, capital improvement, closing and soft costs (c)	751,166	550,217	1,049,448	3,845,848
Total:	2,208,642	2,351,507	2,346,022	7,918,058
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	200,414	(542,016)	(1,486,106)	(4,596,424)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund LP-Series 4 & Boston Capital Tax Credit Fund-Series 6 Auburn Trace Limited (f), (l)	Boston Capital Tax Credit Fund-Series 6 Holland West Limited Partnership, A Michigan L.P (c), (f), (j)	Boston Capital Tax Credit Fund II-Series 7 Creekside Apartments (e), (h)	Boston Capital Tax Credit Fund LP-Series 6 & Boston Capital Tax Credit Fund II-Series 7 Hillandale Commons LP (e)
Date property acquired:	06/01/89	12/01/89	06/01/89	11/01/89
Date of Sale:	04/18/06	04/18/06	12/30/06	12/22/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	3,350,000	1,680,089	13,642	863,000
Mortgage Balance and accrued interest at time of sale	9,066,640	1,484,406	1,244,573	4,277,590
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	12,416,640	3,164,495	1,258,215	5,140,590
Cost of properties including closing and soft costs:
Original mortgage financing	5,600,000	2,720,400	1,105,800	3,300,000
Total acquisition cost, capital improvement, closing and soft costs (c)	4,833,490	1,431,562	340,205	3,450,379
Total:	10,433,490	4,151,962	1,446,005	6,750,379
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	1,983,150	(987,467)	(187,790)	(1,609,789)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Boston Capital Tax Credit Fund II-Series 7 Metropole Apartments Associates LP (a), (l)	Boston Capital Tax Credit Fund II-Series 9 Surry Village II LP (e)	Boston Capital Tax Credit Fund II-Series 10 Chuckatuck Square (e)	Tax Credit Fund II-Series 10 Connellsville Heritage Apartments (e)
Date property acquired:	12/01/89	05/01/90	11/01/90	11/1//90
Date of Sale:	03/22/06	12/31/06	12/31/06	01/01/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1,706,881	10	10	1
Mortgage Balance and accrued interest at time of sale	3,936,449	746,821	1,410,041	1,328,334
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	5,643,330	746,831	1,410,051	1,328,335
Cost of properties including closing and soft costs:
Original mortgage financing	2,300,000	788,499	1,464,153	1,380,000
Total acquisition cost, capital improvement, closing and soft costs (c)	871,254	222,603	430,607	414,386
Total:	3,171,254	1,011,102	1,894,760	1,380,000
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	2,472,076	(264,271)	(484,709)	(51,665)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.s

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e )  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 10 Forsyth, Ltd (e)	Boston Capital Tax Credit Fund II-Series 10 Hilltop Terrace, Ltd. (e)	Boston Capital Tax Credit Fund II-Series 11 Bridgeview Apartments, A LP (e)	Boston Capital Tax Credit Fund II-Series 11 Eldon Estates II LP (e)
Date property acquired:	07/01/90	08/01/90	12/1//90	12/01/90
Date of Sale:	02/09/06	02/09/06	01/01/06	03/28/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	57,027	58,185	1	16,276
Mortgage Balance and accrued interest at time of sale	1,425,679	1,454,626	1,324,037	542,533
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,482,706	1,512,811	1,324,038	558,809
Cost of properties including closing and soft costs:
Original mortgage financing	1,472,500	1,499,100	1,380,000	585,000
Total acquisition cost, capital improvement, closing and soft costs (c)	514,214	503,742	404,462	179,918
Total:	1,986,714	2,002,842	1,784,462	764,918
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(504,008)	(490,031)	(460,424)	(206,109)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 11 Eldon Manor LP (e)	Boston Capital Boston Capital Tax Credit Fund II-Series 11 Forest Glade, Ltd. (e)	Boston Capital Tax Credit Fund II-Series 11 London Arms/Lyn Mar, Limited (e)	Tax Credit Fund II-Series 12 Bucksport Park Associates (e)
Date property acquired:	12/01/90	12/01/90	12/01/90	06/01/91
Date of Sale:	03/28/06	02/09/06	12/31/06	09/30/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	16,406	58,026	655,000	16,803
Mortgage Balance and accrued interest at time of sale	546,866	1,450,640	2,991,566	1,334,233
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	563,272	1,508,666	3,646,566	1,351,036
Cost of properties including closing and soft costs:
Original mortgage financing	588,000	1,483,130	3,125,000	1,385,679
Total acquisition cost, capital improvement, closing and soft costs (c)	204,630	506,705	1,284,878	403,562
Total:	792,630	1,989,835	4,409,878	1,789,241
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(229,358)	(481,169)	(763,312)	(438,205)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 12 Cornish Park Associates (e)	Boston Capital Tax Credit Fund II-Series 12 Franklin II LP (e)	Boston Capital Tax Credit Fund II-Series 12 Nanty Glo House Associates (e)	Boston Capital Tax Credit Fund II-Series 12 Nye County Associates (e), (h)
Date property acquired:	06/01/91	04/01/91	06/01/91	05/01/91
Date of Sale:	09/30/06	12/31/06	09/30/06	01/01/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	23,612	10	21,585	47,410
Mortgage Balance and accrued interest at time of sale	1,417,111	1,445,384	1,437,378	1,327,375
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,440,723	1,445,394	1,458,963	1,374,785
Cost of properties including closing and soft costs:
Original mortgage financing	1,467,500	1,500,000	1,491,387	1,372,550
Total acquisition cost, capital improvement, closing and soft costs (c)	426,712	452,055	442,466	399,863
Total:	1,894,212	1,952,055	1,933,853	1,772,413
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(453,489)	(506,661)	(474,890)	(397,628)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 12 River Reach of Crystal River, Ltd. (e)	Boston Capital Tax Credit Fund II-Series 12 Scott City Associates III (e)	Boston Capital Tax Credit Fund II-Series 12 Stonegate Manor, Ltd. (e)	Boston Capital Tax Credit Fund II-Series 12 Union Baptist Plaza, LP (e)
Date property acquired:	05/01/91	06/01/91	05/01/91	05/01/91
Date of Sale:	02/09/06	03/28/06	02/09/06	09/19/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	53,429	17,608	39,521	80,000
Mortgage Balance and accrued interest at time of sale	1,335,731	586,933	988,021	349,210
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,389,160	604,541	1,027,542	429,210
Cost of properties including closing and soft costs:
Original mortgage financing	1,374,180	600,000	1,018,500	595,000
Total acquisition cost, capital improvement, closing and soft costs (c)	424,464	176,301	315,207	592,668
Total:	1,798,644	776,301	1,333,707	1,187,668
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(409,484)	(171,760)	(306,165)	(758,458)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 12 Woodside Apartments (e), (h)	Boston Capital Tax Credit Fund II-Series 12 Windsor II LP (e)	BCTC Fund II-Series 14 BCTC Fund III-Series 17 BCTC Fund IV-Series 20 College Greene Rental Associates (e), (h)	Boston Capital Tax Credit Fund II-Series 14 Independence Apartments (e)
Date property acquired:	04/01/91	04/01/91	03/01/95	08/01/91
Date of Sale:	12/30/06	12/31/06	12/06/06	01/01/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	22,156	10	300,000	1
Mortgage Balance and accrued interest at time of sale	1,123,823	727,162	3,766,290	1,049,578
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,145,979	727,172	4,066,290	1,049,579
Cost of properties including closing and soft costs:
Original mortgage financing	1,168,850	738,876	4,005,429	1,097,000
Total acquisition cost, capital improvement, closing and soft costs (c)	314,097	217,123	2,308,435	305,616
Total:	1,482,947	955,999	6,313,864	1,402,616
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(336,968)	(228,827)	(2,247,574)	(353,037)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 14 Kilmarnock LP (e), (h)	Boston Capital Tax Credit Fund II-Series 14 Plantation IV, Ltd. (e)	Boston Capital Tax Credit Fund II-Series 14 Toano III LP (e)	Boston Capital Tax Credit Fund II-Series 14 Townview Apartments (e)
Date property acquired:	07/01/91	12/01/91	07/01/91	09/01/91
Date of Sale:	01/18/06	09/29/06	12/31/06	01/01/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1	55,428	10	1
Mortgage Balance and accrued interest at time of sale	755,771	1,379,198	693,226	1,344,631
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	755,772	1,434,626	693,236	1,344,632
Cost of properties including closing and soft costs:
Original mortgage financing	769,667	1,430,750	715,926	1,386,500
Total acquisition cost, capital improvement, closing and soft costs (c)	238,904	386,575	218,356	418,767
Total:	1,008,571	1,817,325	934,282	1,805,267
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(252,799)	(382,699)	(241,046)	(460,635)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund II-Series 14 Yorkshire Corners (e)	Boston Capital Tax Credit Fund II-Series 14 Woodfield Commons LP (e), (h)	Boston Capital Tax Credit Fund III-Series 16 Mariner's Pointe LP I (a)	Boston Capital Tax Credit Fund III-Series 16 Mariner's Pointe LP II (a)
Date property acquired:	08/01/91	09/01/91	12/01/92	12/01/92
Date of Sale:	01/01/06	10/01/06	03/31/06	03/31/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	1	50,000	132,462	132,462
Mortgage Balance and accrued interest at time of sale	903,929	1,736,295	1,999,353	1,999,353
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	903,930	1,786,295	2,131,815	2,131,815
Cost of properties including closing and soft costs:
Original mortgage financing	906,900	1,305,716	2,050,000	2,050,000
Total acquisition cost, capital improvement, closing and soft costs (c)	262,329	1,129,255	2,113,003	2,067,660
Total:	1,169,229	2,434,971	4,163,003	4,117,660
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(265,299)	(648,676)	(2,031,188)	(1,985,845)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PUBLIC OFFERINGS

Investment Partnership: Property Name:	Boston Capital Tax Credit Fund III-Series 16 Riviera Apartments, Limited (e)	Boston Capital Tax Credit Fund IV-Series 20 & 41 Breeze Cove LP (a)	Boston Capital Tax Credit Fund IV-Series 30 Sunrise Homes LP (g)	Boston Capital Tax Credit Fund IV-Series 30 Mesa Grande LP (g)
Date property acquired:	12/01/92	07/01/03	02/01/98	02/01/98
Date of Sale:	12/31/06	03/31/06	07/11/06	07/17/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	75,000	535,278	0	0
Mortgage Balance and accrued interest at time of sale	1,921,424	1,828,882	759,432	345,012
Purchase Money Mortgage taken back by program	-	-	-	-
Adjustments resulting from application of GAAP	-	-	-	-
Total:	1,996,424	2,364,160	759,432	345,012
Cost of properties including closing and soft costs:
Original mortgage financing	2,440,000	2,880,000	785,000	1,885,000
Total acquisition cost, capital improvement, closing and soft costs (c)	1,976,682	3,508,279	2,553,414	3,028,537
Total:	4,416,682	6,388,279	3,338,414	4,913,537
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(2,420,258)	(4,024,119)	(2,578,982)	(4,568,525)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PRIVATE OFFERINGS

Investment Partnership: Property Name:	Boston Capital Corporate Tax Credit Fund I Partnership for Affordable Housing L.P. Gamma (g), (i), (k)
Date property acquired:	05/01/93
Date of Sale:	03/19/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	-
Mortgage Balance and accrued interest at time of sale	2,116,657
Purchase Money Mortgage taken back by program	-
Adjustments resulting from application of GAAP	-
Total:	2,116,657
Cost of properties including closing and soft costs:
Original mortgage financing	2,067,569
Total acquisition cost, capital improvement, closing and soft costs (c)	692,622
Total:	2,760,191
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(643,534)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PRIVATE OFFERINGS

Investment Partnership: Property Name:	Boston Capital Corporate Tax Credit Fund II Parkview L.D.H.A. Associates, L.P.	Boston Capital Corporate Tax Credit Fund XIV H.P. Knolls I Associates, L.P. (e)	Boston Capital Corporate Tax Credit Fund XV H.P. Knolls II Associates, L.P. (e)
Date property acquired:	11/01/94	08/01/99	11/01/99
Date of Sale:	7/7 //05	01/20/05	01/20/05
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	-	3,253,724	2,427,306
Mortgage Balance and accrued interest at time of sale	662,600	16,625,377	13,761,963
Purchase Money Mortgage taken back by program	-	-	-
Adjustments resulting from application of GAAP	-	-	-
Total:	662,600	19,879,101	16,189,269
Cost of properties including closing and soft costs:
Original mortgage financing	744,634	17,508,000	14,000,000
Total acquisition cost, capital improvement, closing and soft costs (c)	446,075	3,626,863	3,236,306
Total:	1,190,709	21,134,863	17,236,306
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(528,109)	(1,255,762)	(1,047,037)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

TABLE V SALES OR DISPOSALS OF PROPERTIES
PRIVATE OFFERINGS

Investment Partnership: Property Name:	Boston Capital Corporate Tax Credit Fund I Pleasant View LP I (a)	Boston Capital Corporate Tax Credit Fund I Pleasant View LP II (a)	Boston Capital Corporate Tax Credit Fund IV Nebraska City Partners, L.P. (e)	Boston Capital Corporate Tax Credit Fund XII Cameron House Associates LP (a)	Boston Capital Corporate Tax Credit Fund XIV Hunter's Run Apartments LP (e)
Date property acquired:	08/01/93	09/01/93	11/01/95	12/01/99	09/01/99
Date of Sale:	02/24/06	02/24/06	02/01/06	07/25/06	08/23/06
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs	38,842	21,113	20	1	1
Mortgage Balance and accrued interest at time of sale	1,079,548	1,085,745	989,912	1,890,000	1,735,095
Purchase Money Mortgage taken back by program
Adjustments resulting from application of GAAP
Total:	1,118,390	1,106,858	989,932	1,890,001	1,735,096
Cost of properties including closing and soft costs:
Original mortgage financing	1,225,000	1,225,000	985,000	2,463,000	1,900,000
Total acquisition cost, capital improvement, closing and soft costs (c)	946,254	948,547	1,033,587	2,997,240	2,688,716
Total:	2,171,254	2,173,547	2,018,587	5,460,240	4,588,716
Excess (Deficiency) of property operating cash receipts over cash expenditures (d)	(1,052,864)	(1,066,689)	(1,028,655)	(3,570,239)	(2,853,620)

(a)  Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d)  The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h)  Sale or transfer of interest will occur over multiple years. For presentation purposes the entire transaction is reported in the first year.

(i)  Mortgage balance and accrued interest are estimated.

(j)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k)  The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l)  A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n)  Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

(r)  Property has additional soft debt

EXHIBIT A

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
EFFECTIVE AS OF AUGUST 4, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), has adopted this Amended and Restated Reinvestment Distribution Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

1.  Reinvestment of Distributions. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

(a)  Prior to the termination of the initial public offering of the Shares, the Reinvestment Agent will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in which the Distributions are paid.

(b)  After the termination of the initial public offing of the Shares, the price per Share purchased under the Reinvestment Plan will be equal to ninety-five (95%) of the "fair market value" of the Shares, as determined by the Company from time to time. If a current appraisal of the property owned by the Company or in which the Company has an interest has been performed, the Company's determination of the "fair market value" may be based upon such appraisal, as increased by the value of the Company's other assets, and reduced by the total amount of the Company's other liabilities and, all as divided by the total number of outstanding Shares. Upon the listing of the Shares on a national securities exchange or on the NASDAQ National Market (a "Listing"), the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions and fees charged by such registered broker-dealer.

(c)  For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company or its transfer agent.

(d)  Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(e)  The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(f)  Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g)  No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 6 below.

2.  Election to Participate. Registered owners of the Company's common stock may participate in the Reinvestment Plan. If Shares are held by a Participant in the name of a broker-dealer or nominee, a Participant must consult directly with the broker-dealer or nominee holding the Shares to determine if such stockholder can enroll in the Reinvestment Plan. If not, the Shares must be transferred to ownership in the name of the stockholder in order to be eligible to participate in the Reinvestment Plan. Further, a stockholder who wishes to participate in the Reinvestment Plan may purchase shares through the Reinvestment Plan only after receipt of a prospectus and any supplements thereto relating to the Reinvestment Plan, which prospectus may also relate to a concurrent public offering of Shares by the Company. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the month following such election, and the election will apply to all Distributions made to such Participant and attributable to the month in which the stockholder makes such written election to participate in the Reinvestment Plan and to all months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus and any supplements thereto relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan. Participants may have the full amount or a partial amount of their Distributions with respect to all Shares owned by them reinvested in the Reinvestment Plan.

3.  Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4.  Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares. Fractional shares will not be voted.

5.  Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the

Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6.  Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will deliver to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be delivered to each participant by the Company or the Reinvestment Agent at least annually.

7.  Reinvestment Plan Expenses. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay a dealer-manager fee of 2.0%. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

8.  No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9.  Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10.  Amendment, Supplement, Termination, and Suspension of the Reinvestment Plan.

(a)  A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the distribution payment date for any Distribution.

(b)  The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may amend, supplement or terminate the Reinvestment Plan itself, at any time by delivery of written notice at least ten days' prior to the effective date of the amendment, supplement or termination mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing. Any amendment or supplement shall be effective as to the Participant unless, prior to its effective date, the Reinvestment Agent receives written notice of termination of the Participant's account. The Company may suspend the Reinvestment Plan at any time without notice to the Participants.

(c)  After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will deliver to each Participant (i) a statement of account in accordance with Section 6 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant or deposited directly to their account.

11.  State Regulatory Restrictions. The Reinvestment Agent is authorized to deny participation in the Reinvestment Plan to residents of any state which imposes restrictions on participation in the Reinvestment Plan that conflict with the general terms and provisions of the Reinvestment Plan.

12.  Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

Investor Services Department
Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place
Boston, MA 02108-4406

if to the Reinvestment Agent:

Boston Capital Securities, Inc.
One Boston Place
Boston, MA 02108-4406

or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13.  Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

EXHIBIT B

SUBSCRIPTION AGREEMENT

Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)."

The undersigned hereby acknowledges receipt of the Prospectus of the Company dated April 14, 2006 (the "Prospectus").

The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

Other than residents of Minnesota, the undersigned acknowledges that he/ she has been advised of the following:

(a)  The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b)  Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)  There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)  to the issuer;

(2)  pursuant to the order or process of any court;

(3)  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)  to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

(5)  to holders of securities of the same class of the same issuer;

(6)  by way of gift or donation inter vivos or on death;

(7)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

  (10)  by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (11)  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

  (12)  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (13)  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

  (14)  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

  (15)  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

  (16)  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

  (17)  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, ENC., SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS	Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT	Please mark if this is an initial investment or additional investment. All additional investments must be in increments of at least $100. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for certain states which require a higher minimum investment. Certain States may vary. See Prospectus. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "BOSTON PRIVATE BANK & TRUST COMPANY as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Shares may be purchased only by persons meeting the standards set forth under the "Investor Suitability Standards" section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION NAMES AND CONTACT INFORMATION	Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DIVIDEND DISTRIBUTIONS	a. DIVIDEND REINVESTMENT PLAN: By electing to participate in the Dividend Reinvestment Plan, the investor elects to reinvest 100 percent of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.
b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name(s), account number(s) and address(es).

5. SUBSCRIBER SIGNATURES	Each investor must initial each representation in this Section, and then sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6. BROKER-DEALER	This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital Real Estate Investment Trust, Inc.: if sent by U.S. Mail, PO Box 55449, Boston, Massachusetts 02205; if sent by overnight express mail, c/o Boston Capital, Suite 2100, One Boston Place, Boston, Massachusetts 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 1-800-866-2282

Boston Capital Real Estate Investment Trust, Inc.
Subscription Agreement Signature Page

1.  Investment

This is an ☐ Initial Investment ☐ Additional Investment

Make Investment Check Payable to:

Boston Private Bank & Trust Company as Custodian for Boston Capital REIT

Abbreviation: (BPBTC C/F BCREIT)

This subscription is in the amount of $ for the purchase of Shares ($10.00 per Share). The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 1 share ($10). Certain states may vary. See prospectus.

State in which sale was made if other than state of residence

2.  Type of Ownership

☐	Individual	☐	Community Property	☐	Custodian: As Custodian for

☐	Joint Tenants With Right of Survivorship	☐	Partnership

☐	Tenants in Common	☐	A Married Person Separate Property		Under the Uniform Gift to Minors Act,

☐	Transfer on Death*	☐	IRA** Type:		State of

☐	Trust Type:	☐	Keogh**		Under the Uniform Transfers to Minors Act,

	(please specify, i.e., Family, Living,	☐	Qualified Pension Plan**		State of

	Revocable, etc.)	☐	Qualified Profit Sharing Plan**	☐	Other

☐	Corporation	☐	Charitable Remainder Trust

☐	Company	☐	Non Profit Organization

*Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. A separate Registration Form is required for TOD registration of an account.

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3.  Registration Name(s) and Contact Information

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

☐  Mr.  ☐  Mrs.  ☐  Ms.  ☐  Mr. & Mrs.  ☐  Other

*

1	st Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name

*

2	nd Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name

*

3	rd Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name

Investor Social Security Number __ __ __ – __ __ – __ __ __ __	or Taxpayer ID Number __ __ – __ __ __ __ __ __ __	Investor Date of Birth/ Incorporation

Legal Address (cannot be a P.O. Box)

Mailing Address

City	State	Zip Code

Daytime Telephone No. ()	Evening Telephone No. ()

Email Address

☐   Check here if you consent to receive all available statements & documents electronically in accordance with and as described in the Prospectus.

☐  U.S. Citizen    ☐  Resident Alien   ☐  Non-Resident Alien  *Mother's maiden name requested for security purposes.

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement Plan)

Name of Institution

Street Address

City	State	Zip Code

Telephone No. ()	Account No.	Taxpayer ID Number __ __ – __ __ __ __ __ __ __

4.  Dividend Distributions

You may choose to have your dividend distribution applied in different ways. Please indicate your preference below.

Allocation %

%	☐	I would like to participate in the Dividend Reinvestment Plan.

OR

%	☐	I prefer to receive a dividend check at my mailing address listed in Section 3.

	☐	I prefer for my dividend to be deposited into third-party account(s).

%	Institution Name	Account Name

	Institution ABA#	Account Number

100%

5.  Subscriber Signatures

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (ALL appropriate lines must be initialed):

Primary Investor (initial)	Secondary Investor (initial)
		(a)	acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company (Minnesota and Massachusetts residents do not initial);

		(b)	represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;

		(c)	represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

		(d)	acknowledges that the Shares are not liquid; (Massachusetts residents do not initial); and

		(e)	if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

SUBSITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Date

(Print Name of Investor or Trustee)	(Print Name of Joint Owner, if applicable)

X	X

Authorized Signature (Investor or Trustee)	Signature Joint Owner, if applicable

6.  Broker-Dealer (to be completed by registered representative)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name	Telephone No.

Home Office Street Address

City	State	Zip Code

X

Supervisor Signature, if required

Registered Representative Name	Telephone No.

Street Address

City	State	Zip Code

X

Registered Representative Signature	Registered Representative Email

☐  Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

Please mail completed Subscription Agreement Signature Page (with all signatures) and check(s) made payable to Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPBTC C/F BCREIT) to:

Boston Capital Real Estate Investment Trust, Inc.,
Boston Capital, One Boston Place, Suite 2100, Boston, MA 02108-4406

FOR COMPANY USE ONLY:

ACCEPTANCE BY COMPANY	Amount	Date

Received and Subscription Accepted:	Check No.

Boston Capital

By:

	Registered Representative #	Account #

Prospectus

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

COMMON STOCK

BOSTON CAPITAL SECURITIES, INC.

         , 2007

PROSPECTUS

Member NASD, SIPC
One Boston Place, Suite 2100
Boston, MA 02108-4406
(617) 624-8900 or (800) 866-2282

www.bostoncapital.com

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Items 32 and 35 are incorporated by reference from Amendment No. 10 to the Registrant’s Registration Statement on Form S-11, as filed on April 26, 2005.

ITEM 30.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk.”

ITEM 31.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee	$115,490
NASD filing fee	30,500
Legal fees and expenses	3,000,000
Printing and engraving	1,000,000
Accounting fees and expenses	450,000
Blue sky expenses	55,000
Escrow and transfer agents’ fees and expenses	104,000
Advertising and sales literature	0	*
Director and officer liability insurance	665,000
Miscellaneous	1,092,532
TOTAL	$6,512,522

*       Advertising and sales literature costs are paid by our dealer-manager out of the dealer-manager fee paid by us.

ITEM 33.   RECENT SALES OF UNREGISTERED SECURITIES.

On May 2, 2003, in connection with our formation, we issued 20,000 shares of our common stock to Boston Capital Companion Limited Partnership, an affiliate of the Advisor, for an aggregate consideration of $200,000 ($10 per share), in cash. No underwriter was involved. The sale was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof and the rules and regulations thereunder. Section 4(2) provides an exemption from registration for an isolated sale of securities by an issuer (us) to a single purchaser (Boston Capital Companion Limited Partnership) in a transaction that does not involve any public offering. These shares are deemed restricted securities for purposes of the Securities Act. Currently, John P. Manning, through his ownership of the general partner of Boston Capital Companion Limited Partnership, has voting control over these shares.

On January 30, 2006, we consummated the closing of an unregistered offering of 12.0% Series A Cumulative Non-Voting Preferred Stock at $500 per share. The preferred share offering was effected pursuant to the articles supplementary to our articles of incorporation. The preferred share offering was conducted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The preferred shares were offered and sold by us to investors whom we had reasonable grounds to believe are “accredited investors” within the meaning of Rule 501 of Regulation D. The preferred share offering was effected by us for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a REIT under the Internal Revenue Code. Under Sections 856(a)(5), 856(b) and 856(h)(2) of the Internal Revenue Code, the beneficial ownership of a REIT must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), other than with respect to the first taxable year for which a REIT election is made

(which in our case is anticipated to be the taxable year ended December 31, 2005). The outstanding preferred shares were subject to redemption, in whole or in part, at any date which is at least one year following the sale of such preferred shares by notice of such redemption by us at a redemption price, payable in cash on the redemption date, equal to $500, plus all accrued and unpaid dividends. We sold a total of 173 preferred shares in the preferred share offering representing total gross proceeds of $86,500. No selling commissions were paid in connection with the preferred share offering. On February 15, 2007, we redeemed all of the outstanding shares of 12.0% Series A Cumulative Non-Voting Preferred Stock at a price of $507.50 per share.

We have granted stock options to purchase an aggregate of 35 ,000 shares of our common stock, with exercise prices $10.00 per share, to our independent directors under our 2004 Independent Directors Stock Option Plan as follows: 5,000 options on January 18, 2005, 15,000 options on May 10, 2005 and 15,000 options on May 17, 2006. In each case, the options were not registered under the Securities Act and were issued in reliance on Rule 4(2) of the Securities Act. Since March 1, 2004, we have not issued any shares of our common stock upon exercise of stock options granted pursuant to this stock plan.

ITEM 34.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our charter contains a provision permitted under Maryland General Corporation Law eliminating, with limited exceptions, each director’s personal liability for monetary damages for breach of any duty as a director. In addition, our charter documents require us to indemnify our directors from specified liabilities and expenses, as well as advancement of costs, expenses and attorneys’ fees, to the fullest extent permitted under Maryland General Corporation Law.

Pursuant to our articles, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the Company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the Company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles and the indemnification agreements provide for the advancement of costs, expenses and attorneys’ fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary.

Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and our advisor. See “Indemnification.” In addition, we are indemnified for specified liabilities and expenses pursuant to the advisory services agreement between us and the Advisor, Boston Capital REIT Advisors, LLC.

ITEM 36.   FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULE AND EXHIBITS.

(a)   Financial Statements: See page F-1 for an index of the financial statements included in the Registration Statement.

(b)   Financial Statement Schedule. The list of the financial statements filed as part of this Post-Effective Amendment No. 7 to Form S-11 is set forth on page F-1 herein.

(c)   Exhibits.

NUMBER	DESCRIPTION OF DOCUMENT
1.1

Form of Dealer-Manager Agreement between Boston Capital Securities, Inc., and the Registrant (previously filed as Exhibit 1.1 to the Registration Statement on Form S-11 (File No. 333-108426) on July 19, 2005 and incorporated herein by reference.)

3.1

Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)

3.2	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)
3.2(a)	Amendment No.1 to the Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)
3.3

Limited Liability Company Agreement of BC-GFS, LLC (previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108426) on October 4, 2004 and incorporated herein by reference.)

3.4

Amendment No. 1 to BC-GFS LLC Limited Liability Company Agreement (previously filed as Exhibit 3.6 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)

4.1

Form of Common Stock Certificate of the Registrant (previously filed as Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

4.2	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to the Prospectus.)
4.3

Articles Supplementary relating to 12.0% Series A Cumulative Non-Voting Preferred Stock of the Registrant (previously filed as Exhibit 4.1 to the Current Report on Form 8-K on February 3, 2006, and incorporated herein by reference.)

5.1

Opinion of Goodwin Procter LLP with respect to the legality of the shares being registered (previously filed as Exhibit 5.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

8.1*	Opinion of Goodwin Procter LLP with respect to tax matters
10.1	2004 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)
10.2

Forms of Option Agreement and Restricted Stock Grant Agreement under the 2004 Equity Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.3

Form of Independent Director Stock Option Plan (previously filed as Exhibit 10.3 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)

10.4*	Form of Option Agreement under the Independent Director Stock Option Plan
10.5(a)

Second Amended and Restated Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant (previously filed as Exhibit 10.5 to the Registration Statement on Form S-11 (File No. 333-108426) on July 19, 2005 and incorporated herein by reference.)

10.5(b)

Amendment No. 1 to Second Amended and Restated Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant. (previously filed as Exhibit 10.5(b) to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.6	[Reserved]
10.7

Property Management Agreement, dated December 12, 2002, between GFS Ridgegate LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.9 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.8

Amended and Restated Share Repurchase Plan, dated as of April 6, 2006 (previously filed as Exhibit 10.8 to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.9

Property Management Agreement, dated December 12, 2002, between GFS Alderwood LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.8 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.9 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.10

Property Management Agreement, dated December 12, 2002, between GFS Ridgetop LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.10 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.10 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.11

Property Management Agreement, dated December 12, 2002, between GFS Wellington LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.11 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.11  to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.12*	Amended and Restated Distribution Reinvestment Plan (included as Exhibit A to the Prospectus)
10.13

Amended and Restated Escrow Agreement between Boston Private Bank & Trust Company and the Registrant (previously filed as Exhibit 10.13 to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.14

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Bay Pointe LLC and Steven D. Bell and Company (previously filed as Exhibit 10.1 to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.15

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Timuquana LLC and Steven D. Bell and Company (previously filed as Exhibit 10.2, to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.16

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Spicewood LLC and Steven D. Bell and Company (previously filed as Exhibit 10.3, to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.17

Property Management Agreement, dated May 29, 2003, between BC-GFS Settler’s Point LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.17 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.18

Property Management Agreement, dated May 29, 2003, between BC-GFS Bridge Creek LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.18 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.19

Property Management Agreement, dated May 29, 2003, between BC-GFS Boulder Creek LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.19 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.20

Agreement for Sale and Purchase of Property (Bay Pointe Apartments), dated February 11, 2003, between Vestcor-Bay Pointe Partners, Ltd. and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Bay Pointe LLC (previously filed as Exhibit 10.20 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.21

Agreement for Sale and Purchase of Property (Oaks at Timuquana Apartments), dated February 11, 2003, between VCP-Timuquana Associates, Ltd. and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Timuquana LLC (previously filed as Exhibit 10.21 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.22

Real Estate Sale Agreement, dated April 2, 2003, between ERP Operating Limited Partnership and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Spicewood LLC (previously filed as Exhibit 10.22 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.23

Real Estate Sale Agreement, dated March 27, 2003, among EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek Vistas, Inc. and Goodman Financial Services, Inc. (with respect to Boulder Creek and Bridge Creek), as amended (previously filed as Exhibit 10.23 to the Registration Statement on Form S-11 File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.24

Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC (previously filed as Exhibit 10.24 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.25

Real Estate Sale Agreement, dated March 26, 2003, between ERP Operating Limited Partnership and Goodman Financial Services, Inc. (with respect to Settler’s Point), as amended (previously filed as Exhibit 10.25 to the Registration Statement on Form S-11 (File No 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.26

Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC (previously filed as Exhibit 10.26 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.27

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC (previously filed as Exhibit 10.27 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.28

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC (previously filed as Exhibit 10.28 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.29

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Settler’s Point LLC (previously filed as Exhibit 10.29 to the Registration Statement on Form S-11 (File No. 33-108426) on April 9, 2004 and incorporated herein by reference.)

10.30

Washington Portfolio Real Estate Agreement, dated July 11, 2002, among ERP Operating Limited Partnership, EQR-Alderwood Limited Partnership, EQR-Wellington, L.L.C.; and Goodman Financial Services, Inc., as amended (previously filed as Exhibit 10.30 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.31

Assignment of Real Estate Sale Agreement from Goodman Financial Services, Inc. to BC-GFS LLC (previously filed as Exhibit 10.31 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.32

Assignment of Real Estate Sale Agreement with respect to Alderwood from BC-GFS LLC to GFS Alderwood LLC (previously filed as Exhibit 10.32 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.33

Assignment of Real Estate Sale Agreement with respect to Ridgetop from BC-GFS LLC to GFS Ridgetop LLC (previously filed as Exhibit 10.33 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.34

Assignment of Real Estate Sale Agreement with respect to Wellington from BC-GFS LLC to GFS Wellington LLC (previously filed as Exhibit 10.34 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.35	[Reserved]
10.36	[Reserved]
10.37	[Reserved]
10.38

Property Management Agreement for Preston at Willow Bend Apartments, Plano, Texas, dated September 15, 2005, by and between BC Broadstone Preston, LP and Alliance Residential, LLC (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 21, 2005 and incorporated herein by reference.)

10.39	[Reserved]
10.40	[Reserved]
10.41

Form of Indemnification Agreement entered into by the Registrant with each of its directors (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 3, 2006 and incorporated herein by reference.)

10.42

Credit Agreement, dated as of December 6, 2006, among the Company, as the Borrower, Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Lead Book Manager, and the Other Lender Parties Thereto (previously filed as Exhibit 10.1 to the Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference.)

21*	Subsidiaries of Boston Capital Real Estate Investment Trust, Inc.

23.1*	Consent of Reznick Group, P.C.
23.2*	Consent of Ernst & Young LLP
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.4*	Consent of Goodwin Procter LLP (included in Exhibit 8.1)
23.5

Consent of National Council of Real Estate Investment Fiduciaries (included in Exhibit 23.5 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

24.1

Power of Attorney (previously filed as Exhibit 24.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

99*	Table VI: Acquisition of Properties by Programs

*       Filed herewith

ITEM 37.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)   (i)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii)   that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    if the registrant is relying on Rule 430B:

(A)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)   to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f)    to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 2nd day of April, 2007.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
By:	/s/ JEFFREY H. GOLDSTEIN
Jeffrey H. Goldstein
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
*	Chairman, Chief Executive Officer, Director	April 2, 2007
John P. Manning	(principal executive officer)
/s/ JEFFREY H. GOLDSTEIN	President, Chief Operating Officer, Director	April 2, 2007
Jeffrey H. Goldstein
*	Senior Vice President, Chief Financial	April 2, 2007
Marc N. Teal	Officer, Treasurer, Secretary (principal
financial and accounting officer)
*	Director	April 2, 2007
Philip S. Cottone
*	Director	April 2, 2007
Nicholas L. Iacuzio
*	Director	April 2, 2007
Kevin C. Phelan

*                    Pursuant to Power of Attorney

/s/ JEFFREY H. GOLDSTEIN
Jeffrey H. Goldstein
Attorney-in-Fact

EXHIBIT INDEX

NUMBER	DESCRIPTION OF DOCUMENT
1.1

Form of Dealer-Manager Agreement between Boston Capital Securities, Inc., and the Registrant (previously filed as Exhibit 1.1 to the Registration Statement on Form S-11 (File No. 333-108426) on July 19, 2005 and incorporated herein by reference.)

3.1

Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)

3.2	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)
3.2(a)	Amendment No.1 to the Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)
3.3

Limited Liability Company Agreement of BC-GFS, LLC (previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108426) on October 4, 2004 and incorporated herein by reference.)

3.4

Amendment No. 1 to BC-GFS LLC Limited Liability Company Agreement (previously filed as Exhibit 3.6 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)

4.1

Form of Common Stock Certificate of the Registrant (previously filed as Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

4.2	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to the Prospectus.)
4.3

Articles Supplementary relating to 12.0% Series A Cumulative Non-Voting Preferred Stock of the Registrant (previously filed as Exhibit 4.1 to the Current Report on Form 8-K on February 3, 2006, and incorporated herein by reference.)

5.1

Opinion of Goodwin Procter LLP with respect to the legality of the shares being registered (previously filed as Exhibit 5.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

8.1*	Opinion of Goodwin Procter LLP with respect to tax matters
10.1	2004 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)
10.2

Forms of Option Agreement and Restricted Stock Grant Agreement under the 2004 Equity Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.3

Form of Independent Director Stock Option Plan (previously filed as Exhibit 10.3 to the Registration Statement on Form S-11 (File No. 333-108426) on January 24, 2005 and incorporated herein by reference.)

10.4*	Form of Option Agreement under the Independent Director Stock Option Plan
10.5(a)

Second Amended and Restated Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant (previously filed as Exhibit 10.5 to the Registration Statement on Form S-11 (File No. 333-108426) on July 19, 2005 and incorporated herein by reference.)

10.5(b)

Amendment No. 1 to Second Amended and Restated Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant. (previously filed as Exhibit 10.5(b) to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.6	[Reserved]
10.7

Property Management Agreement, dated December 12, 2002, between GFS Ridgegate LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.9 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.8

Amended and Restated Share Repurchase Plan, dated as of April 6, 2006 (previously filed as Exhibit 10.8 to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.9

Property Management Agreement, dated December 12, 2002, between GFS Alderwood LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.8 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.9 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.10

Property Management Agreement, dated December 12, 2002, between GFS Ridgetop LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.10 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.10 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.11

Property Management Agreement, dated December 12, 2002, between GFS Wellington LLC and Pinnacle Realty Management Company (previously filed as Exhibit 10.11 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.) (Certain exhibits to Property Management Agreement filed as Exhibit 10.11 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.12*	Amended and Restated Distribution Reinvestment Plan (included as Exhibit A to the Prospectus)
10.13

Amended and Restated Escrow Agreement between Boston Private Bank & Trust Company and the Registrant (previously filed as Exhibit 10.13 to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.14

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Bay Pointe LLC and Steven D. Bell and Company (previously filed as Exhibit 10.1 to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.15

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Timuquana LLC and Steven D. Bell and Company (previously filed as Exhibit 10.2, to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.16

Property Management Agreement, dated as of May 1, 2006, by and between BC-Bainbridge Spicewood LLC and Steven D. Bell and Company (previously filed as Exhibit 10.3, to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

10.17

Property Management Agreement, dated May 29, 2003, between BC-GFS Settler’s Point LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.17 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.18

Property Management Agreement, dated May 29, 2003, between BC-GFS Bridge Creek LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.18 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.19

Property Management Agreement, dated May 29, 2003, between BC-GFS Boulder Creek LLC and American Management Services Northwest, LLC, dba Pinnacle (previously filed as Exhibit 10.19 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.20

Agreement for Sale and Purchase of Property (Bay Pointe Apartments), dated February 11, 2003, between Vestcor-Bay Pointe Partners, Ltd. and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Bay Pointe LLC (previously filed as Exhibit 10.20 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.21

Agreement for Sale and Purchase of Property (Oaks at Timuquana Apartments), dated February 11, 2003, between VCP-Timuquana Associates, Ltd. and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Timuquana LLC (previously filed as Exhibit 10.21 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.22

Real Estate Sale Agreement, dated April 2, 2003, between ERP Operating Limited Partnership and Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Spicewood LLC (previously filed as Exhibit 10.22 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

10.23

Real Estate Sale Agreement, dated March 27, 2003, among EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek Vistas, Inc. and Goodman Financial Services, Inc. (with respect to Boulder Creek and Bridge Creek), as amended (previously filed as Exhibit 10.23 to the Registration Statement on Form S-11 File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.24

Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC (previously filed as Exhibit 10.24 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.25

Real Estate Sale Agreement, dated March 26, 2003, between ERP Operating Limited Partnership and Goodman Financial Services, Inc. (with respect to Settler’s Point), as amended (previously filed as Exhibit 10.25 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.26

Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC (previously filed as Exhibit 10.26 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.27

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC (previously filed as Exhibit 10.27 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.28

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC (previously filed as Exhibit 10.28 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.29

Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Settler’s Point LLC (previously filed as Exhibit 10.29 to the Registration Statement on Form S-11 (File No. 33-108426) on April 9, 2004 and incorporated herein by reference.)

10.30

Washington Portfolio Real Estate Agreement, dated July 11, 2002, among ERP Operating Limited Partnership, EQR-Alderwood Limited Partnership, EQR-Wellington, L.L.C.; and Goodman Financial Services, Inc., as amended (previously filed as Exhibit 10.30 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.31

Assignment of Real Estate Sale Agreement from Goodman Financial Services, Inc. to BC-GFS LLC (previously filed as Exhibit 10.31 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.32

Assignment of Real Estate Sale Agreement with respect to Alderwood from BC-GFS LLC to GFS Alderwood LLC (previously filed as Exhibit 10.32 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.33

Assignment of Real Estate Sale Agreement with respect to Ridgetop from BC-GFS LLC to GFS Ridgetop LLC (previously filed as Exhibit 10.33 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.34

Assignment of Real Estate Sale Agreement with respect to Wellington from BC-GFS LLC to GFS Wellington LLC (previously filed as Exhibit 10.34 to the Registration Statement on Form S-11 (File No. 333-108426) on April 9, 2004 and incorporated herein by reference.)

10.35	[Reserved]
10.36	[Reserved]
10.37	[Reserved]
10.38

Property Management Agreement for Preston at Willow Bend Apartments, Plano, Texas, dated September 15, 2005, by and between BC Broadstone Preston, LP and Alliance Residential, LLC (previously filed as Exhibit 10.1 to the Current Report on Form 8-K Filed on September 21, 2005 and incorporated herein by reference.)

10.39	[Reserved]
10.40	[Reserved]
10.41

Form of Indemnification Agreement entered into by the Registrant with each of its directors (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 3, 2006 and incorporated herein by reference.)

10.42

Credit Agreement, dated as of December 6, 2006, among the Company, as the Borrower, Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Lead Book Manager, and the Other Lender Parties Thereto (previously filed as Exhibit 10.1 to the Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference.)

21*	Subsidiaries of Boston Capital Real Estate Investment Trust, Inc.
23.1*	Consent of Reznick Group, P.C.
23.2*	Consent of Ernst & Young LLP

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.4*	Consent of Goodwin Procter LLP (included in Exhibit 8.1)
23.5

Consent of National Council of Real Estate Investment Fiduciaries (included in Exhibit 23.5 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

24.1

Power of Attorney (previously filed as Exhibit 24.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

99*	Table VI: Acquisition of Properties by Programs

*       Filed herewith